As filed with the Securities and Exchange Commission on July 2, 2025
Investment Company Act File
No. 811-23871

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
N-2

(CHECK APPROPRIATE BOX OR BOXES)

☒	REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
☒
Amendment No. 4

KKR Asset-Based Income Fund
(Exact name of Registrant as specified in Charter)

555 California Street
50th Floor
San Francisco,
California
94104
(Address of principal executive offices)
Registrant’s Telephone Number, including Area Code: (
415
)
315-3620
Lori Hoffman, Esq.
KKR Credit Advisors (US) LLC
555 California Street
50th Floor
San Francisco
,
California
94104
(Name and address of agent for service)

COPY TO:
Kenneth E. Young, Esq.
William J. Bielefeld, Esq.
Matthew E. Barsamian, Esq.
Dechert LLP
1095 Avenue of the Americas
New York, New York 10036

☐	Check box if the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans.

☐
Check box if any securities being registered on this Form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933 (“Securities Act”), other than securities offered in connection with a dividend reinvestment plan.

☐	Check box if this Form is a registration statement pursuant to General Instruction A.2 or a post-effective amendment thereto.

☐
Check box if this Form is a registration statement pursuant to General Instruction B or a post-effective amendment thereto that will become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act.

☐
Check box if this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction B to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act.

It is proposed that this filing will become effective (check appropriate box)

☐	when declared effective pursuant to section 8(c) of the Securities Act

If appropriate, check the following box:

☐	This [post-effective] amendment designates a new effective date for a previously filed [post-effective amendment] [registration statement].

☐
This Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, and the Securities Act registration statement number of the earlier effective registration statement for the same offering is:

.

☐
This Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, and the Securities Act registration statement number of the earlier effective registration statement for the same offering is:

.

☐
This Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, and the Securities Act registration statement number of the earlier effective registration statement for the same offering is:

.

Check each box that appropriately characterizes the Registrant:

☒	Registered Closed-End Fund (closed-end company that is registered under the Investment Company Act of 1940 (“Investment Company Act”)).

☐	Business Development Company (closed-end company that intends or has elected to be regulated as a business development company under the Investment Company Act).

☒	Interval Fund (Registered Closed-End Fund or a Business Development Company that makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act).

☐	A.2 Qualified (qualified to register securities pursuant to General Instruction A.2 of this Form).

☐	Well-Known Seasoned Issuer (as defined by Rule 405 under the Securities Act).

☐	Emerging Growth Company (as defined by Rule 12b-2 under the Securities Exchange Act of 1934 (“Exchange Act”).

☐
If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

☐	New Registrant (registered or regulated under the Investment Company Act for less than 12 calendar months preceding this filing).

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Shares of Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”) and will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of, and/or Regulation D under, the 1933 Act. Investments in Registrant may only be made by individuals or entities meeting the definition of an “accredited investor” in Regulation D under the 1933 Act and an “Eligible Investor” as described in this Registration Statement. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Registrant.
The information required to be included in this Registration Statement by Part
A-Information
Required in a Prospectus and Part
B-Information
Required in a Statement of Additional Information of Form
N-2
is contained in the confidential private placement memorandum (the “Confidential Private Placement Memorandum”) that follows.

KKR Asset-Based Income Fund

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM
July 2, 2025

In making an investment decision, an investor must rely upon its own examination of KKR Asset-Based Income Fund (the “Fund”) and the terms of the offering, including the merits and risks involved, of the common shares of beneficial interest (the “Shares”) described in this Confidential Private Placement Memorandum. The Shares have not been registered with, or approved or disapproved by, the U.S. Securities and Exchange Commission or any other U.S. federal or state governmental agency or regulatory authority or any national securities exchange. No agency, authority or exchange has passed upon the accuracy or adequacy of this Confidential Private Placement Memorandum or the merits of an investment in the Shares. Further, the Shares are not deposits or obligations of, or guaranteed or endorsed in any way by any bank and are not insured by the U.S. Federal Deposit Insurance Corporation, the U.S. Federal Reserve Board, or any other governmental agency. Any representation to the contrary is a criminal offense.
No Right of Redemption
Shareholders do not have the right to cause the Fund to redeem their Shares. No public market for the Shares exists, and the Fund contemplates that one will not develop. Consequently, Shareholders may not be able to liquidate their investment. An investment in the Fund may not be suitable for investors who may need the money they invest in a specified timeframe.
Interval Fund/Repurchase Offers
The Fund is an “interval fund,” a type of fund that, in order to provide liquidity to Shareholders, conducts quarterly repurchase offers of 5% to 25% of its outstanding Shares at net asset value. The Fund intends to conduct quarterly repurchase offers for 5% of its outstanding Shares under ordinary circumstances.

i

TO ALL INVESTORS
The Shares have not been and will not be registered under the 1933 Act, or the securities laws of any state. The offering contemplated by this Confidential Private Placement Memorandum is made in reliance upon an exemption from the registration requirements of the 1933 Act for offers and sales of securities that do not involve any public offering, and analogous exemptions under state securities laws. This Confidential Private Placement Memorandum does not constitute an offer to sell or the solicitation of an offer to buy nor will any sale of Shares be made in any jurisdiction in which the offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make the offer, solicitation or sale. No person has been authorized to make any representations concerning the Fund that are inconsistent with those contained in this Confidential Private Placement Memorandum. Prospective investors should not rely on any information not contained in this Confidential Private Placement Memorandum. This Confidential Private Placement Memorandum is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Shares and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective investor receiving this document). Prospective investors should not construe the contents of this Confidential Private Placement Memorandum as legal, tax or financial advice. Each prospective investor should consult its own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund for the investor. The Shares are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Fund’s Declaration of Trust, the 1933 Act and applicable state securities laws, pursuant to registration or exemption from those provisions. Shares of the Fund have not been registered for sale outside of the United States. This Confidential Private Placement Memorandum is not intended for distribution to prospective investors outside of the United States. The Fund generally does not market or sell shares to investors domiciled outside of the United States, even, with regard to individuals, if they are United States citizens or lawful permanent residents.

ii

SUMMARY OF TERMS
This is only a summary. This summary does not contain all of the information that you should consider before investing in KKR Asset-Based Income Fund. You should review the more detailed information contained in this confidential private placement memorandum (the “Confidential Private Placement Memorandum”).

The Fund	KKR Asset-Based Income Fund (the “Fund”) is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end,
non-diversified
management investment company that continuously offers its shares and is operated as an “interval fund.”

Investment Objective	The Fund’s investment objective is to seek to provide attractive risk-adjusted returns. There can be no assurance that the Fund will achieve its investment objective. The Fund’s investment objective is not fundamental and may be changed by the Board of Trustees of the Fund (the “Board”) without approval of the shareholders of the Fund (“Shareholders”).

Investment Strategies	The Fund seeks to achieve its investment objective principally through investments in privately originated credit investments. These investments are comprised primarily of private asset-based finance investments, which derive returns from recurring, often contractual cash flows of large, diversified pools of underlying hard and financial assets. The Fund focuses on investment grade and investment grade-like financings, as well as purchasing whole loans, which if securitized are largely financed by investment grade bonds. Instruments in which the Fund may invest include credit-linked notes and senior loans. The Fund takes a multi-sector investment approach across a range of sectors and instrument types, including the following market segments: consumer finance, mortgages, small-medium sized enterprises (“SME”), hard assets, infrastructure, airline, shipping, technology, energy, real estate and contractual cash flows. The Fund will not invest more than 40% of its assets plus any unfunded commitments in companies or other issuers within any one market segment. In addition, the Fund limits its investments in any single issuer to no more than 7.5% of the Fund’s total investments plus any unfunded commitments or $500 million (whichever is greater). Investments can be made directly and indirectly through origination and structured instruments as well as proprietary or limited syndicated transactions with third-party intermediaries seeking a premium to similarly rated corporate credit risk.

The Fund, under normal circumstances, invests at least 90% of its assets in either those rated investment grade, or which the Adviser reasonably believes could be rated investment grade, by an accepted nationally recognized statistical ratings organization or, in the case of facilities backed by mortgages, those that are predominantly senior debt. Accepted nationally recognized statistical ratings organizations include: A.M. Best Rating Services, Inc.; DBRS, Inc.; Egan-Jones Ratings Co.; Fitch Ratings, Inc.; Kroll Bond Rating Agency, Inc.; Moody’s Investors Service, Inc.; and Standard & Poor’s Ratings Services.

The Fund invests principally in the United States and Europe but may invest in any country.

The Fund relies on an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”) that permits it to, among other things, co-invest with
certain other persons, including certain affiliates of the Fund’s investment adviser, KKR Credit Advisors (US) LLC (the “Adviser”), and certain public or private funds managed by the Adviser and its affiliates, subject to certain terms and conditions.

The Fund may enter into interest rate, foreign exchange or other derivative agreements, including swaps, futures, forwards and options, to hedge interest rate and currency risk. The Fund may also enter into reverse repurchase agreements and dollar rolls.

The Fund’s investment strategies are not fundamental and may be changed by the Board without Shareholder approval.

The Offering	The Fund is offering common shares of beneficial interest (“Shares”) on a continuous basis at net asset value (“NAV”) per Share. The minimum initial commitment (“Commitment”) to the Fund is $5,000,000. Additional commitments to the Fund must be made in a minimum amount of $1,000,000. The minimum initial and additional commitments may be reduced or waived by the Fund with respect to certain individual investors or classes of investors (specifically, with respect to employees, officers or Trustees of the Fund, the Adviser or their affiliates) at the discretion of the Adviser.

The Fund may accept initial and additional Commitments at any time. Despite having made a Commitment, the Fund does not issue Shares (and an investor does not transfer purchase proceeds to the Fund or become a Shareholder with respect to such Shares) until the applicable draw down date, i.e., the day on which Commitments are drawn down by the Fund.

To be eligible to participate in a particular draw down, an investor must submit a completed application form before the applicable draw down date. If the investor’s completed application form is not received and processed by the Fund within seven days prior to the next applicable draw down date, the investor may not be able to participate until the following draw down date. See “Purchases of Shares.”

Capital Calls	Commitments may be drawn down at any time by the Fund making a capital call generally upon at least ten (10) business days’ prior written notice (including by email) to the Shareholder or the Shareholder’s designee, with a copy to the Shareholder’s financial advisor. There is no set schedule for calling capital.

The Fund may determine not to draw the full amount of a Commitment. Shares are issued to Shareholders each time capital is contributed to the Fund by Shareholders. Shares are issued at the NAV of the Fund, as calculated in accordance with the Fund’s valuation policies and procedures. If a Shareholder does not meet a capital call by the specified date in the written notice, the Shareholder may be charged interest at an annual rate equal to the prime rate plus 5.00% of the amount of the Shareholder’s capital call until the date the Shareholder complies with the capital call.

Each Shareholder understands that by agreeing to invest in the Fund, such Shareholder is making an irrevocable commitment to the Fund of the entire amount of its Commitment, which will be drawn down over time, and that the obligation of such Shareholder to fund its uncalled Commitment is without defense, counterclaim or offset of any kind. Even though not all of a Shareholder’s Commitment will be due immediately, Shareholders are committing to make funds available within the time designated by each capital call. Should a Shareholder fail to timely fund a capital call made by the Fund (a “Default”), and fail to cure such Default within two (2) business days after notice (any such Shareholder, a “Defaulting Shareholder”), the Fund may, in the Adviser’s sole discretion, charge the Defaulting Shareholder with the expenses and losses incurred by the Fund resulting from the sale of positions due to the Default. In addition, the Fund may, with respect to each Default, in the Adviser’s sole discretion, take other actions with respect to a Defaulting Shareholder, including without limitation, one or more of the following: (i) reducing, as a consequence of the Default, a Defaulting Shareholder’s investment in the Fund by an amount equal to 50% of the Defaulting Shareholder’s total Commitment and making corresponding reductions to the number of the Defaulting Shareholder’s Shares and in the Defaulting Shareholder’s rights to receive distributions; (ii) borrowing funds to cover defaulted capital calls and causing the Defaulting Shareholder to bear the interest at an annual rate equal to the prime rate plus 5.00% and other costs associated with such borrowing until the date the Defaulting Shareholder complies with the capital call; (iii) excluding the Defaulting Shareholder from participating in future capital calls and/or investments made by the Fund; (iv) requiring the Defaulting Shareholder to immediately pay to the Fund the entire amount of the Defaulting Shareholder’s uncalled Commitment; or (v) requiring the Defaulting Shareholder to transfer all or any of its Shares to an Eligible Investor (as defined below) at a price agreed upon by the Defaulting Shareholder and the transferee, after such amount has been adjusted for any reduction of interest in accordance with (i) above and after such amount has been reduced by the amount of any expenses incurred by the Adviser or the Fund as a result of the Default and the amount of the defaulted capital call. The amount by which a Defaulting Shareholder’s investment in the Fund is reduced pursuant to (i) above shall be retained as assets of the Fund for the benefit of all Shareholders and shall not reduce the Commitment required to be made by such Defaulting Shareholder. While the Adviser, in its sole discretion, may take any actions with respect to a Defaulting Shareholder—including, without limitation, any or all of the actions listed above—the Adviser is not required to do so if it were to determine that no action is in the best interests of the Fund.

Periodic Repurchase Offers	The Fund has adopted a fundamental policy, which may only be changed with Shareholder approval, to provide liquidity to Shareholders by conducting quarterly repurchase offers of 5% to 25% of its outstanding Shares at NAV. The Fund currently intends to make a repurchase offer for 5% of the Fund’s outstanding Shares each calendar quarter.

Notification of each quarterly repurchase offer will be made available to Shareholders at least 21 calendar days before the repurchase request deadline (i.e., the date by which Shareholders must tender their Shares in response to a repurchase offer) (the “Repurchase Request Deadline”).

The Fund has not listed and does not intend to list its Shares for trading on any securities exchange. There is currently no secondary market for its Shares and the Fund does not expect any secondary market to develop for its Shares. Accordingly, you may not be able to sell Shares when and/or in the amount that you desire. Thus, the Shares are appropriate only for long-term investors who can bear the risks associated with the limited liquidity of the Shares. Investors should consider their investment goals, time horizons and risk tolerance before investing in the Fund. In addition, the Fund’s repurchase offers could subject the Fund and Shareholders to special risks. See “Risks—Repurchase Offers Risk.”

Liquidity; Transfer Restrictions	An investment in the Fund is not suitable for investors who need certainty about their ability to access all of the money they invest in the short term. Even though the Fund will make quarterly repurchase offers for its outstanding Shares, investors should consider Shares of the Fund to be an illiquid investment. Shares are not, and there is no intention that Shares will be, listed on any securities exchange or traded in any public or other market. In addition, there is no active secondary market for Shares. There is no guarantee that investors will be able to sell their Shares at any given time or in the quantity that they desire.

Shareholders have no right to redeem or transfer their Shares, other than limited rights of a Shareholder’s descendants or estate to request a repurchase of shares in the event of such Shareholder’s death. Such repurchase may be made, at the Fund’s discretion, in a manner consistent with the Fund’s quarterly repurchases or in such other manner permitted by the Exchange Act, the 1940 Act and the rules thereunder. Documentation for such repurchase request will be required as necessary to confirm the authority of the descendant or estate to make such request on behalf of the deceased Shareholder.

Preferred Shares	The Fund has issued 515 shares of Series A Cumulative Preferred Shares (the “Preferred Shares”), par value $0.001 per share, at an issuance price and liquidation preference of $1,000 per share. The holders of Preferred Shares are subject to certain dividend, voting, liquidation and other rights that are more fully described in “Description of Securities – Preferred Shares.”

Leverage	The Fund currently employs leverage through the issuance of the Preferred Shares. The Fund does not currently borrow or intend to borrow money for investment purposes. The Fund may, however, borrow money or otherwise utilize leverage, on a secured or unsecured basis and on a joint, several, joint and several or cross-collateralized basis, subject to the limitation of the 1940 Act, for any proper purposes related to the activities of the Fund, including, without limitation, for cash management purposes, for hedging purposes, to “bridge” capital contributions, to cover Defaults or repurchases or to finance any investment-related activities of the Fund, or for other purposes. Leverage is speculative and involves certain risks. The Fund may enter into derivative and similar transactions for hedging or investment purposes that may also create leverage. In general, the use of leverage by the Fund may increase the volatility of the Fund.

Distributions	Dividends are generally paid at least quarterly on the Shares in amounts representing substantially all of the net investment income and net capital gains, if any, earned each year. The Fund is not a suitable investment for any investor who requires regular dividend income.

In accordance with the Fund’s Declaration of Trust and as required by the 1940 Act, all preferred shares of the Fund must have the same seniority with respect to distributions. Accordingly, no full distribution will be declared or paid on any series of preferred shares of the Fund for any dividend period, or part thereof, unless full cumulative dividends and distributions due have been declared and made on all outstanding preferred shares of the Fund. Any partial distributions on such preferred shares will be made as nearly pro rata as possible in proportion to the respective amounts of distributions accumulated but unpaid on each such series of preferred shares on the relevant dividend payment date.

In the event that for any calendar year the total distributions on the Fund’s preferred shares exceed the Fund’s current and accumulated earnings and profits allocable to such shares, the excess distributions will generally be treated as a tax-free
return of capital (to the extent of the Shareholder’s tax basis in the shares). The amount treated as a tax-free return
of capital will reduce a Shareholder’s adjusted tax basis in the preferred shares, thereby increasing the Shareholder’s potential taxable gain or reducing the potential taxable loss on the sale of the shares. Any amount in excess of a Shareholder’s remaining outstanding basis will constitute gain to such Shareholder.

Adviser
The Adviser serves as the Fund’s investment adviser pursuant to the terms of an investment advisory agreement with the Fund. The Adviser, a subsidiary of KKR & Co. Inc. (together with the Adviser and its other affiliates, “KKR”), is a leading manager of non-investment
grade debt and public equities. The Adviser was formed as a limited liability company under the laws of the State of Delaware on June 24, 2004 and is a registered investment adviser under the 1940 Act. The Adviser currently serves as an investment adviser of certain unregistered private investment companies and registered investment companies. The Adviser uses KKR’s global network of resources, due diligence skills, intellectual capital and experience in seeking to achieve the Fund’s investment objective. KKR is a leading global investment firm that operates an integrated global platform for sourcing and executing investments across multiple industries, asset classes and geographies.

As of December 31, 2024, KKR had approximately $638 billion in assets under management (“AUM”). As of December 31, 2024, the Adviser had approximately $276 billion in AUM.

Pursuant to an investment advisory agreement, the Adviser receives an annual fee, payable monthly by the Fund, in an amount equal to 0.50% of the Fund’s month end net assets (the “Management Fee”).

The Adviser has agreed to temporarily reduce its Management Fee to an annual rate of 0.35% of the Fund’s month end net assets until the Fund’s aggregate net assets are equal to or greater than $1 billion. When the Fund’s aggregate net assets are equal to or greater than $1 billion, the Adviser’s agreement to temporarily reduce its Management Fee will terminate, and the Adviser will receive a Management Fee at an annual rate of 0.50% of the Fund’s month end net assets. The aforementioned reduction to the Management Fee may be extended, terminated or modified by the Adviser in its sole discretion and at any time. See “Management of the Fund—Investment Advisory Agreement.”

Expense Limitation and Reimbursement Agreement
Pursuant to an Expense Limitation and Reimbursement Agreement, until the Fund’s aggregate net assets are equal to or greater than $1.5 billion, the Adviser has agreed to waive its fees and/or reimburse expenses of the Fund so that certain of the Fund’s expenses (“Specified Expenses”) will not exceed 0.30% of the Fund’s month end net assets. The Fund has agreed to repay these amounts, when and if requested by the Adviser, but only if and to the extent such recoupment occurs within the
36-month
period after the Adviser bears the expense and does not cause the Specified Expenses plus recoupment to exceed 0.30% of the Fund’s month end net assets (or, if a lower expense limit is then in effect, such lower limit). This arrangement cannot be terminated prior to the timeframe stated above without the Board’s consent. “Specified Expenses” is defined to include all expenses incurred in the business of the Fund, including organization and offering expenses, with the exception of (i) the Management Fee; (ii) fees, costs and expenses of identifying, sourcing, investigating (and conducting diligence with respect to), evaluating, structuring, consummating, registering, holding, rating, monitoring or disposing potential and actual portfolio investments, including (a) brokerage commissions, clearing and settlement charges, investment banking fees, bank charges, custodial fees, placement, syndication and solicitation fees, arranger fees, expenses relating to short sales, sales commissions, and other investment, execution, closing and administrative fees, costs and expenses, (b) any travel-related costs and expenses incurred in connection therewith (including costs and expenses of accommodations and meals, costs and expenses related to attending trade association meetings, conferences or similar meetings for purposes of evaluating actual or potential investment opportunities, and with respect to travel on non-commercial
aircraft, costs of travel at a comparable business class commercial airline rate) including any such expenses incurred in connection with attendance at meetings of relevant investment committees and portfolio management committees, (c) expenses associated with portfolio and risk management including hedging transactions and related costs, (d) fees, costs and expenses incurred in the organization, operation, administration, restructuring or dissolution, liquidation and termination of any entities through which the Fund makes investments (including costs associated with establishing and maintaining a permanent residence in certain jurisdictions, such as employee compensation and benefits, allocable rent and other overhead of entities established to manage or administer such entities including entities in which KKR or its affiliates have an interest), and (e) fees, costs and expenses of outside counsel, accountants, auditors, consultants and other similar advisors and service providers incurred in connection with designing, implementing and monitoring participation by portfolio companies or other issuers in compliance and operational “best practices” programs and initiatives; (iii) dividend/interest payments (including any dividend payments, interest expenses, commitment fees, or other expenses related to any leverage incurred by the Fund); (iv) taxes; and (v) extraordinary expenses (as determined in the sole discretion of the Adviser).

Administrator	KKR Credit Advisors (US) LLC also serves as administrator to the Fund (the “Administrator”). Under the administration agreement, the Administrator is responsible for generally managing the administrative affairs of the Fund. The Administrator has also entered into a sub-administration
agreement with The Bank of New York Mellon.

Custodian and Transfer Agent	The Fund has engaged The Bank of New York Mellon as the Fund’s custodian (the “Custodian”). The Fund has engaged BNY Mellon Investment Servicing (US) Inc. as the Fund’s transfer agent (the “Transfer Agent”).

Distributor	KKR Capital Markets LLC (the “Distributor”) is the principal underwriter and distributor of the Shares and serves in that capacity on a best efforts basis, subject to various conditions.

Eligibility	Shares of the Fund are offered only to “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the “1933 Act”). Investors who are “accredited investors” are referred to in this Confidential Memorandum as “Eligible Investors.” Certain
sub-placement
agents may impose stricter investor eligibility requirements (or, in the event applicable regulatory restrictions change, less stringent eligibility requirements).

An investment in the Fund involves a considerable amount of risk. A Shareholder may lose some or all of its investment in the Fund. Before making an investment decision, a prospective investor should (i) consider the suitability of this investment with respect to the investor’s investment objectives and personal situation and (ii) consider factors such as the investor’s personal net worth, income, age, risk tolerance and liquidity needs. Although the Fund will make quarterly repurchase offers for its outstanding Shares, investors should consider Shares of the Fund to be an illiquid investment.

ERISA Considerations	The Fund is designed for
tax-exempt
or
tax-deferred
investors and is offered to fiduciary and discretionary accounts and retirement plans of institutions, local, state and federal government plans and other tax-exempt
entities and accounts. Such investors may be subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Because the Fund is registered as an investment company under the 1940 Act, the Fund’s assets are not considered “plan assets” for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules or similar provisions of the Internal Revenue Code of 1986, as amended (the “Code”). Thus, the Adviser is not a fiduciary within the meaning of ERISA with respect to the assets of any arrangement subject to ERISA (“ERISA Plan”) that becomes a Shareholder, solely as a result of the ERISA Plan’s investment in the Fund.

Risks
Limited Operating History
. The Fund is a non-diversified, closed-end management investment company with limited operating history. As a result, prospective investors have a limited track record or history on which to base their investment decision. The Fund is subject to all the business risks and uncertainties associated with any new business.

Investment and Market Risk.
An investment in the Fund involves a considerable amount of risk. Before making an investment decision, a prospective investor should (i) consider the suitability of this investment with respect to his or her investment objectives and personal situation and (ii) consider factors such as his or her personal net worth, income, age, risk tolerance and liquidity needs. The value of the loans and fixed-income instruments, short positions and other securities and derivative instruments owned by the Fund will fluctuate, sometimes rapidly and unpredictably, and such investment is subject to investment risk, including the possible loss of the entire principal amount invested. At any point in time, an investment in Shares could be worth less than the original amount invested, even after taking into account distributions paid by the Fund and the ability of Shareholders to reinvest dividends.

The Fund is materially affected by market, economic and political conditions and events, such as natural disasters, geopolitical events, military conflicts, epidemics and pandemics, globally and in the jurisdictions and sectors in which it invests or operates, including factors affecting interest rates, the availability of credit, currency exchange rates, sanctions, tariffs and trade barriers. For example,

COVID-19
adversely impacted, and any future outbreaks could adversely impact, the markets and economy in general, including the companies in which the Fund invests, and could harm Fund performance. Epidemics and pandemics have and may further result in, among other things, travel restrictions, closure of international borders, certain businesses and securities markets, restrictions on securities trading activities, quarantines, supply chain disruptions and reduced consumer demand, as well as general concern and uncertainty. Market, economic and political conditions and events are outside the Adviser’s control and could adversely affect the liquidity and value of the Fund’s investments and reduce the ability of the Fund to make attractive new investments.

Ongoing events in the subprime mortgage market and other areas of the fixed income markets have caused and can continue to cause significant dislocations, illiquidity and volatility in the leveraged loan and bond markets, as well as in the wider global financial markets. To the extent portfolio companies and other issuers of the Fund’s portfolio investments participate in or have exposure to such markets, the results of their operations could be adversely affected. In addition, to the extent that such economic and market events and conditions reoccur, this would have a further adverse impact on the availability of credit to businesses generally. Global economic conditions could adversely impact the financial resources and credit quality of corporate and other borrowers in which the Fund invests and result in the inability of such borrowers to make principal and interest payments on, or refinance, outstanding debt when due.

In the event of such defaults, the Fund could suffer a partial or total loss of their investment in such borrowers, which would, in turn, have an adverse effect on the Fund’s returns. Such economic and market events and conditions also could restrict the ability of the Fund to sell or liquidate investments at favorable times or for favorable prices (although such events and conditions would not necessarily foreclose the Fund’s ability to hold such investments until maturity). It is possible that the value of the Fund’s investments will not generate expected current proceeds or appreciate as anticipated and could suffer a loss.

Trends and historical events do not imply, forecast or predict future events and past performance is not necessarily indicative of future results. There can be no assurance that the assumptions made or the beliefs and expectations currently held by the Adviser will prove correct, and actual events and circumstances can vary significantly.

The Fund will, from time to time, be subject to risk arising from a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution could cause a series of defaults by the other institutions. This is sometimes referred to as “systemic risk” and could adversely affect financial intermediaries, such as clearing agencies, clearing houses, banks, securities firms and exchanges, with which the Fund interacts regularly.

Illiquid and Long-Term Investments Risk.
Investment in the Fund requires a long-term commitment, with no certainty of return. A significant portion of the Fund’s investments generally are in private, illiquid securities, which are typically subject to restrictions on resale. There can be no assurance that the Fund will be able to generate returns for Shareholders, that the returns will be commensurate with the risks of investing in the type of transactions and issuers described herein or that the Adviser’s methodology for evaluating risk-adjusted return profiles for investments will achieve its objective. In some cases, the Fund will be legally, contractually or otherwise prohibited from selling certain investments for a period of time or otherwise be restricted from disposing of them, and illiquidity could also result from the absence of an established market for certain investments. The realizable value of an illiquid investment, at any given time, could be less than its intrinsic value. In addition, it is anticipated that certain types of investments made by the Fund will require a substantial length of time to liquidate. As a result, from time to time, the Fund will be unable to realize its investment objective by sale or other disposition at attractive prices or will otherwise be unable to complete any exit strategy.

The return of capital and the realization of gains, if any, from an investment by the Fund generally will occur only upon the partial or complete repayment or disposition of such investment, as to which there can be no certainty. The Fund’s investments are speculative in nature and there can be no assurance that current income received by the Fund will be sufficient to service the Fund’s debt or that any investor will receive a return of his or her invested capital or any distribution from the Fund. While an investment can be sold or repaid at any time, this will occur typically a number of years after the investment is made, and investors should expect that they will not receive a return of their capital for a long period of time even if the Fund’s investments prove successful.

Certain investments by the Fund could be in securities that are or become publicly traded and are therefore subject to the risks inherent in investing in public companies (including new issues of securities). These factors are outside the Adviser’s control and could adversely affect the liquidity and value of the Fund’s investments and reduce the ability of the Fund to make attractive new investments. In addition, in some cases the Fund could be prohibited by contract or other limitations from selling such securities for a period so that the Fund is unable to take advantage of favorable market prices. The Fund will likely not have the same access to information in connection with investments in public companies, either when investigating a potential investment or after making an investment, as with investments in private companies. Furthermore, it can be expected from time to time that the Fund will be limited in its ability to make investments, and to sell existing investments, in public or private companies because KKR could be deemed to have material, non-public
information regarding the issuers of those securities or as a result of other internal policies. Accordingly, there can be no assurance that the Fund will be able to make investments in public companies that the Adviser otherwise deems appropriate or, if it does, as to the amount it will so invest. Moreover, the inability to sell investments in public or private companies in these circumstances could materially adversely affect the investment results of the Fund. The Fund also invests in securities exempt from registration pursuant to Rule 144A under the 1933 Act, which investment is likely to raise many of the same issues and risks discussed above. It is possible that the Adviser, in its sole discretion, will decline to receive material nonpublic information in respect of a public company in which the Fund has invested that would otherwise be available to it to avoid being restricted from trading in securities issued by such public company or to avoid the Adviser or its affiliates being so restricted on behalf of other funds, vehicles or accounts sponsored, managed or advised by KKR or any of its affiliates. See “Conflicts of Interest.”

Asset-Backed Securities Risk.
The value of asset-backed securities (“ABSs”) like that of traditional fixed-income instruments, typically increases when interest rates fall and decreases when interest rates rise. However, ABSs differ from traditional fixed-income instruments because of their potential for prepayment. The price paid by the Fund for such securities, the yield the Fund expects to receive from such securities and the average life of such securities are based on a number of factors, including the anticipated rate of prepayment of the underlying assets.

Mortgage-Backed Securities Risk.
In addition to the risks associated with other ABSs as described above, mortgage-backed securities are subject to the general risks associated with investing in real estate securities; that is, they could lose value if the value of the underlying real estate to which a pool of mortgages relates declines. Mortgage-backed securities can be issued by governments or their agencies and instrumentalities, such as, in the United States, the Government National Mortgage Association (“Ginnie Mae”), Fannie Mae and Freddie Mac. They can also be issued by private issuers but represent an interest in or are collateralized by pass-through securities issued or guaranteed by a government or one of its agencies or instrumentalities. In addition, mortgage-backed securities can be issued by private issuers and be collateralized by securities without a government guarantee. Such securities usually have some form of private credit enhancement.

Pools created by private issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments. Notwithstanding that such pools could be supported by various forms of private insurance or guarantees, there can be no assurance that the private insurers or guarantors will be able to meet their obligations under the insurance policies or guarantee arrangements. The Fund will, from time to time, invest in private mortgage pass-through securities without such insurance or guarantees. Any mortgage-backed securities that are issued by private issuers are likely to have some exposure to subprime loans as well as to the mortgage and credit markets generally. In addition, such securities are not subject to the underwriting requirements for the underlying mortgages that would generally apply to securities that have a government or government-sponsored entity guarantee, thereby increasing their credit risk. The risk of non-payment is greater for mortgage-related securities that are backed by mortgage pools that contain subprime loans, but a level of risk exists for all loans (including through participations, assignments, originations and whole loans). Market factors adversely affecting mortgage loan repayments include a general economic downturn, high unemployment, a general slowdown in the real estate market, a drop in the market prices of real estate, or an increase in interest rates resulting in higher mortgage payments by holders of adjustable rate mortgages.

Structured Products Risk. Holders of Structured Products, such as credit-linked notes, bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk.

Structured Products are subject to the normal interest rate, default and other risks associated with fixed-income securities and asset-backed securities. Additionally, the risks of an investment in a Structured Product depend largely on the type of the collateral securities and the class of the Structured Product or other asset-backed security in which the Fund invests. The Fund generally has the right to receive payments only from the Structured Product, and generally does not have direct rights against the issuer or the entity that sold the underlying collateral assets. Such collateral could be insufficient to meet payment obligations and the quality of the collateral might decline in value or default. Also, the class of the Structured Product could be subordinate to other classes, values could be volatile, and disputes with the issuer could produce unexpected investment results. While certain Structured Products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in Structured Products generally pay their share of the Structured Product’s administrative and other expenses. Although it is difficult to predict whether the prices of indices and securities underlying Structured Products will rise or fall, these prices (and, therefore, the prices of Structured Products) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a Structured Product uses shorter-term financing to purchase longer term securities, the issuer could be forced to sell its securities at below market prices if it experiences difficulty in obtaining short-term financing, which could adversely affect the value of the Structured Products owned by the Fund.

Structured Products issue classes or “tranches” that offer various maturity, risk and yield characteristics. Losses caused by defaults on underlying assets are borne first by the holders of subordinate tranches. If there are defaults or the Structured Product’s collateral otherwise underperforms, scheduled payments to more senior tranches take precedence over those of subordinate tranches. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the collateral and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche from a Structured Product typically has higher ratings and lower yields than its underlying securities and could be investment grade. Despite the protection from the subordinate tranches, more senior tranches of structured products can experience substantial losses due to actual defaults, downgrades of the underlying collateral by rating agencies, forced liquidation of the collateral pool due to a failure of coverage tests, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults as well as investor aversion to Structured Product securities as a class.

In addition to the general risks associated with debt securities discussed herein, Structured Products carry additional risks, including, but not limited to the risk that: (i) distributions from collateral securities might not be adequate to make interest or other payments; (ii) the collateral could default or decline in value or be downgraded, if rated by a NRSRO; (iii) the Fund is likely to invest in tranches of Structured Products that are subordinate to other tranches; (iv) the structure and complexity of the transaction and the legal documents could lead to disputes among investors regarding the characterization of proceeds; (v) the investment return achieved by the Fund could be significantly different than those predicted by financial models; (vi) there will be no readily available secondary market for Structured Products; (vii) technical defaults, such as coverage test failures, could result in forced liquidation of the collateral pool; and (viii) the Structured Product’s manager could perform poorly.

Typically, Structured Products are privately offered and sold, and thus, are not registered under the securities laws and can be thinly traded or have a limited trading market. As a result, investments in Structured Products could be characterized as illiquid investments and could have limited independent pricing transparency. However, an active dealer market could exist for Structured Products that qualify under the Rule 144A “safe harbor” from the registration requirements of the 1933 Act for resales of certain securities to qualified institutional buyers, and such Structured Products could be characterized by the Fund as liquid investments.

Fixed-Income Instruments Risk.
The Fund invests in loans and other types of fixed-income instruments and securities. Such investments are secured, partially secured or unsecured, can be unrated and, whether or not rated, can have speculative characteristics. The market prices of the Fund’s investments change in response to changes in interest rates and other factors. Generally, when interest rates rise, the values of fixed-income instruments fall and vice versa. In typical interest rate environments, the prices of longer-term fixed-income instruments generally fluctuate more than the prices of shorter-term fixed-income instruments as interest rates change. These risks are more pronounced in a changing interest rate environment. Most high yield investments pay a fixed rate of interest and are therefore vulnerable to inflation risk.

From time to time, the obligor of a fixed-income instrument will not be able or willing to pay interest or to repay principal when due in accordance with the terms of the associated agreement. An obligor’s willingness and ability to pay interest or to repay principal due in a timely manner will be affected by, among other factors, its cash flow. Commercial bank lenders could be able to contest payments to the holders of other debt obligations of the same obligor in the event of default under their commercial bank loan agreements.

Interest Rate Risk.
The Fund’s investments expose the Fund to interest rate risks, meaning that changes in prevailing market interest rates could negatively affect the value of such investments. Factors that can affect market interest rates include, without limitation, inflation, slow or stagnant economic growth or recession, unemployment, money supply, governmental monetary policies, international disorders and instability in U.S. and
non-U.S.
financial markets. The Fund expects that it will periodically experience imbalances in the interest rate sensitivities of its assets and liabilities and the relationships of various interest rates to each other. In a changing interest rate environment, the Adviser might not be able to manage this risk effectively. If the Adviser is unable to manage interest rate risk effectively, the Fund’s performance could be adversely affected.

Senior Loans Risk.
Senior secured floating rate and fixed-rate loans (“Senior Loans”) hold the most senior position in the capital structure of a corporation, partnership or other business entity (a “Borrower”). Senior Loans in most circumstances are fully collateralized by assets of the Borrower. Thus, they are generally repaid before unsecured bank loans, corporate bonds, subordinated debt, trade creditors and preferred or common stockholders. Substantial increases in interest rates could cause an increase in loan defaults as Borrowers might lack resources to meet higher debt service requirements. The value of the Fund’s assets could also be affected by other uncertainties such as economic developments affecting the market for senior secured term loans or affecting Borrowers generally. Moreover, the security for the Fund’s investments in secured debt might not be recognized for a variety of reasons, including the failure to make required filings by lenders, trustees or other responsible parties and, as a result, the Fund might not have priority over other creditors as anticipated.

Senior Loans usually include restrictive covenants, which must be maintained by the Borrower. The Fund will, from time to time, have an obligation with respect to certain senior secured term loan investments to make additional loans upon demand by the Borrower. Such instruments, unlike certain bonds, usually do not have call protection. This means that such interests, although having a stated term, can be prepaid, often without penalty. The rate of such prepayments will be affected by, among other things, general business and economic conditions, as well as the financial status of the Borrower. Prepayment would cause the actual duration of a Senior Loan to be shorter than its stated maturity.

Senior Loans typically are secured by pledges of collateral from the Borrower in the form of tangible and intangible assets. In some instances, the Fund invests in Senior Loans that are secured only by stock of the Borrower or its subsidiaries or affiliates. The value of the collateral could decline below the principal amount of the senior secured term loans subsequent to an investment by the Fund.

Senior Loans generally are not registered with the SEC or any state securities commission and are not listed on any national securities exchange. There is less readily available or reliable information about most Senior Loans than is the case for many other types of securities, including securities issued in transactions registered under the 1933 Act or registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No active trading market exists for some Senior Loans, and some Senior Loans are subject to restrictions on resale. A secondary market could be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which could impair the Fund’s ability to realize full value and thus cause a material decline in the Fund’s NAV. In addition, at times, the Fund will not be able to readily dispose of its Senior Loans at prices that approximate those at which the Fund could sell such loans if they were more widely traded and, as a result of such illiquidity, the Fund will, from time to time, have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. During periods of limited supply and liquidity of Senior Loans, the Fund’s yield could be lower. See “Risks—Below Investment Grade Instruments Risk.”

If legislation or government regulations impose additional requirements or restrictions on the ability of financial institutions to make loans, the availability of Senior Loans for investment by the Fund will be adversely affected. In addition, such requirements or restrictions could reduce or eliminate sources of financing for certain Borrowers. This would increase the risk of default.

Credit Risk.
The Fund’s debt investments are subject to the risk of
non-payment
of scheduled interest or principal by the borrowers with respect to such investments. Such non-payment
would likely result in a reduction of income to the Fund and a reduction in the value of the debt investments experiencing non-payment.

The Fund will, from time to time, invest in investments that the Adviser believes are secured by specific collateral, the value of which exceeds the principal amount of the investments at the time of initial investment. There can be no assurance, though, that the liquidation of any such collateral would satisfy the borrower’s obligation in the event of
non-payment
of scheduled interest or principal payments with respect to such investment or that such collateral could be readily liquidated. In addition, in the event of bankruptcy of a borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing an investment. Under certain circumstances, collateral securing an investment will be released without the consent of the Fund. The Fund, from time to time, also invests in high yield instruments and other unsecured investments, each of which involves a higher degree of risk than Senior Loans. The Fund’s right to payment and its security interest, if any, could be subordinated to the payment rights and security interests of more senior creditors. Certain of these investments will have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the investment. In this case, a portfolio company’s ability to repay the principal of an investment could be dependent upon a liquidity event or the long-term success of the company, the occurrence of which is uncertain.

Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in the competitive environment or an economic downturn. As a result, companies that the Fund expected to be stable could operate, or expect to operate, at a loss or have significant variations in operating results, could require substantial additional capital to support their operations or maintain their competitive position or could otherwise have a weak financial condition or be experiencing financial distress.

Subordinated and Unsecured or Partially Secured Loans Risk.
The Fund will, from time to time, invest in unsecured loans and secured subordinated loans, including second and lower lien loans. Second lien loans are generally second in line in terms of repayment priority. A second lien loan could have a claim on the same collateral pool as the first lien or it could be secured by a separate set of assets. Second lien loans generally give investors priority over general unsecured creditors in the event of an asset sale. The priority of the collateral claims of third or lower lien loans ranks below holders of second lien loans and so on. Such junior loans are subject to the same general risks inherent to any loan investment, including credit risk, market and liquidity risk and interest rate risk. Due to their lower place in the borrower’s capital structure and possible unsecured or partially secured status, such loans involve a higher degree of overall risk than Senior Loans of the same borrower.

Mezzanine Securities Risk.
The Fund expects most of its mezzanine securities and other investments, if any, to be unsecured and made in companies whose capital structures have significant indebtedness ranking ahead of the investments, all or a significant portion of which could be secured. Although the securities and other investments could benefit from the same or similar financial and other covenants as those enjoyed by the indebtedness ranking ahead of the investments and could benefit from cross-default provisions and security over the portfolio company’s assets, some or all of such terms might not be part of particular investments. Mezzanine securities and other investments generally are subject to various risks including, without limitation: (i) a subsequent characterization of an investment as a “fraudulent conveyance;” (ii) the recovery as a “preference” of liens perfected or payments made on account of a debt in the 90 days before a bankruptcy filing; (iii) equitable subordination claims by other creditors;
(iv) so-called
“lender liability” claims by the issuer of the obligations; and (v) environmental liabilities that arise with respect to collateral securing the obligations.

Risk of Investments in Companies in Regulated Industries.
Certain industries are heavily regulated. To the extent that the Fund makes investments in industries that are subject to greater amounts of regulation than other industries generally, these portfolio companies would pose additional risks relative to investments in other companies. Changes in applicable laws or regulations, or in the interpretations of these laws and regulations, could result in increased compliance costs or the need for additional capital expenditures. If a portfolio company fails to comply with these requirements, it could also be subject to civil or criminal liability and the imposition of fines. Portfolio companies also could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such issuer. Governments have considerable discretion in implementing regulations that could impact a portfolio company’s business, and governments could be influenced by political considerations and make decisions that adversely affect a portfolio company’s business. Additionally, certain portfolio companies could have a unionized workforce or employees who are covered by a collective bargaining agreement, which could subject any such issuer’s activities and labor relations matters to complex laws and regulations relating thereto. Moreover, a portfolio company’s operations and profitability could suffer if it experiences labor relations problems. Upon the expiration of any such portfolio company’s collective bargaining agreements, it could be unable to negotiate new collective bargaining agreements on terms favorable to it, and its business operations at one or more of its facilities could be interrupted as a result of labor disputes or difficulties and delays in the process of renegotiating its collective bargaining agreements. A work stoppage at one or more of any such portfolio company’s facilities could have a material adverse effect on its business, results of operations and financial condition. Any such problems additionally could bring scrutiny and attention to the Fund itself, which could adversely affect the Fund’s ability to implement its investment objective.

Risk of Investments in the Airline Industry.
The Fund will, from time to time, make equity, debt or hybrid investments in companies that acquire financial and/or hard assets in the airline industry. The airline industry is cyclical and highly
competitive. Airlines and related companies could be affected by political or economic instability, terrorist activities, changes in national policy, competitive pressures on certain air carriers, fuel prices and shortages, labor stoppages, insurance costs, recessions, world health issues and other political or economic events adversely affecting world or regional trading. For example, the airline industry was particularly affected by the reduction in travel resulting from the
COVID-19
outbreak and related travel restrictions. Additionally, the airline industry is highly sensitive to general economic trends, and any downturn in the global economy or in the relevant local economy could adversely affect results of operations and financial conditions. The airline industry is subject to significant regulation, including increasing environmental regulations that could lead to increased costs and affect profitability.

Risk of Investments in the Shipping Industry.
The Fund will, from time to time, make equity, debt or hybrid investments in companies that acquire financial and/or hard assets in the shipping industry, which are subject to, among others, the following risks, which might not be insurable: (i) extensive and changing safety, environmental protection and other international, national, state and local governmental laws, regulations, treaties and conventions in force in international waters, the jurisdictional waters of the countries in which a shipping company’s vessels operate, as well as the countries of such vessels’ registration, compliance with which could require ship modifications and changes in operating procedure; (ii) risks associated with
non-U.S.
investments and force majeure risks (for example, international sanctions, embargoes, restrictions, nationalizations, and wars or acts of piracy or terrorist attacks and severe weather and natural disasters; see
“Risks—Non-U.S.
Securities Risk”); (iii) labor-related
risks; (iv) adverse changes in maintenance and other fixed costs and/or capital expenditure requirements; and (v) counterparty risks, including risks of adverse changes affecting chartering agreements from which a shipping company derives income. Additionally, for example, the shipping industry and ports globally were significantly impacted by the global decline in demand for goods that accompanied the
COVID-19
outbreak.

Risk of Investments in Technology Industries.
The Funds could, from time to time, make investments in issuers involved in the technology industry. The technology industry is challenged by various factors, including rapidly changing market conditions and/or participants, new competing products, changing consumer preferences, short product life cycles, services and/or improvements in existing products or services. Any relevant issuer will compete in this volatile environment. There is no assurance that products or services sold by such issuer will not be rendered obsolete or adversely affected by competing products and services or that the issuer will not be adversely affected by other challenges. Moreover, competition can result in significant downward pressure on pricing.

Energy-Related Investments Risk.
The Fund will, from time to time, invest in debt related securities of the energy industry. Electric generation and transmission, as well as oil, natural gas, and coal storage, handling, processing and transportation, are typically regulated to varying degrees. In addition to restrictions imposed by environmental regulators, statutory and regulatory requirements include those imposed by energy, zoning, land use, safety, labor and other regulatory or political authorities. It is possible that changes to applicable regulations or regulatory practice could have adverse consequences for an investment of the Fund.

Ordinary operation or the occurrence of an accident, with respect to an energy asset, could cause major environmental damage, which could result in significant financial distress to such asset. Certain environmental laws and regulations require that an owner or operator of an energy asset address prior environmental contamination, which could involve substantial cost. As a result, certain of the Fund’s investments in the energy sector could be exposed to substantial risk of loss from environmental claims. Furthermore, changes in environmental laws or regulations or the environmental condition of an energy investment could create liabilities that did not exist at the time of the investment by the Fund and that could not have been foreseen. Community and environmental groups might protest about the development or operation of energy assets, which could induce government action to the detriment of the Fund. New and more stringent environmental or health and safety laws, regulations and permit requirements, or stricter interpretations of current laws, regulations or requirements, could impose substantial additional costs on the issuer of a portfolio investment. Some of the most onerous environmental requirements regulate air emissions of pollutants and greenhouse gases; these requirements particularly affect companies in the power and energy industry.

Additionally, for example, the
COVID-19
outbreak and the resulting slowdown in economic activity reduced the demand for various natural resources, including oil, and increased the price volatility of natural resources and companies within the energy industry. Companies in the energy industry were adversely impacted by the reduced demand and by price competition among key oil producing countries.

Real Estate Investments Risk.
The Fund will, from time to time, make investments for which real estate is a significant portion of the investment’s asset base or value, including real estate investment trusts. Real estate values are affected by a number of factors, including changes in the general economic climate, local conditions (such as an oversupply of or a reduction in demand for real estate), the quality and philosophy of management, competition based on rental rates, attractiveness and location of the properties, financial condition of tenants, buyers and sellers or properties, quality of maintenance, insurance and management services and changes in operating costs.

Real estate values are also affected by and sensitive to factors such as government regulations (including those governing usage, improvements, zoning and taxes), interest rate levels, the availability of financing and potential liability under changing environmental and other laws.

Real estate assets generally will be subject to the risks incident to the ownership and operation of real estate and real estate-related assets and/or risks incident to the making of nonrecourse mortgage loans secured by real estate, including risks associated with both the domestic and international general economic climates; local real estate conditions; risks due to dependence on cash flow; risks and operating problems arising out of the absence of certain construction materials; changes in supply of, or demand for, competing properties in an area (as a result, for instance, of overbuilding); the financial condition of tenants, buyers and sellers of properties; changes in availability of debt financing; energy and supply shortages; changes in the tax, real estate, environmental and zoning laws and regulations; various uninsured or uninsurable risks; natural disasters; and the ability of the Fund or third-party borrowers to manage the real properties. The Fund could incur the burdens of ownership of real property, which include the paying of expenses and taxes, maintaining such property and any improvements thereon, and ultimately disposing of such property.

The Fund invests in a real estate asset on a passive basis, giving a third-party operating partner and/or property manager a large degree of authority and responsibility for daily management of the assets and, therefore, will, in large part, be dependent on the ability of third parties to successfully operate the underlying real estate assets. There is no assurance that there will be a ready market for resale of investments because investments in real estate generally are not liquid; holding periods accordingly are difficult to predict, particularly as business plans can be revised to adapt to changing economic, business and financial conditions.

Significant expenditures associated with real estate assets, such as mortgage payments, real estate taxes and maintenance costs, are generally not reduced when circumstances cause a reduction in income from the assets.

The insurance coverage applicable to real estate assets contains policy specifications and insured limits customarily carried for similar properties, business activities and markets. There could be certain losses, including losses from floods and losses from earthquakes, acts of war, acts of terrorism or riots, that are not generally insured against or that are not generally fully insured against because it is not deemed to be economically feasible or prudent to do so. If an uninsured loss or a loss in excess of insured limits occurs with respect to a real estate asset, the Fund could experience a significant loss and could potentially remain obligated under any recourse debt associated with the property.

Under various U.S., state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate could be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, under or in its property. The costs of removal or remediation of such substances could be substantial. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such hazardous substances. The Fund attempts to assess such risks as part of their due diligence activities but cannot give any assurance that such conditions do not exist or might not arise in the future. The presence of such substances on the real estate assets could adversely affect the ability to sell such investments or to borrow using such assets as collateral.

Certain loans acquired or made by the Fund could be secured by real estate. To the extent the Fund needs to foreclose on such loans, the Fund could, directly or indirectly, own such real estate and would be subject to the risks incident to the ownership and operation of real estate.

From time to time, real estate loans or participation interests therein acquired by the Fund will at the time of their acquisition be, or may become after acquisition, non-performing
for a wide variety of reasons. Such
non-performing
real estate loans could require a substantial amount of workout negotiations and/or restructuring, which could entail, among other things, a substantial reduction in the interest rate and a substantial write down of the principal of such loans. However, even if a restructuring were successfully accomplished, a risk exists that upon maturity of such real estate loan, replacement “takeout” financing will not be available. Purchases of participations in real estate loans raise many of the same risks as investments in real estate loans and also carry risks of illiquidity and lack of control.

The foreclosure process varies jurisdiction by jurisdiction and can be lengthy and expensive. Borrowers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses against the holder of a real estate loan including, without limitation, lender liability claims and defenses, even when such assertions have no basis in fact, in an effort to prolong the foreclosure action. In some jurisdictions, foreclosure actions can take up to several years or more to conclude. During the foreclosure proceedings, a borrower could have the ability to file for bankruptcy, potentially staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and could result in disrupting ongoing leasing and management of the property.

Prepayment Risk.
Prepayment risk occurs when a debt investment held by the Fund can be repaid in whole or in part prior to its maturity. The amount of pre-payable
obligations in which the Fund invests from time to time will be affected by general business conditions, market interest rates, borrowers’ financial conditions and competitive conditions among lenders. In a period of declining interest rates, borrowers are more likely to prepay investments more quickly than anticipated, reducing the yield to maturity and the average life of the relevant investment. Moreover, when the Fund reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid. To the extent that the Fund purchases the relevant investment at a premium, prepayments could result in a loss to the extent of the premium paid. If the Fund buys such investments at a discount, both scheduled payments and unscheduled prepayments will increase current and total returns and unscheduled prepayments will also accelerate the recognition of income which could be taxable as ordinary income to Shareholders. In a period of rising interest rates, prepayments of investments could occur at a slower than expected rate, creating maturity extension risk. This particular risk could effectively change an investment that was considered short- or intermediate-term at the time of purchase into a longer-term investment. Because the value of longer-term investments generally fluctuates more widely in response to changes in interest rates than shorter-term investments, maturity extension risk could increase the volatility of the Fund. When interest rates decline, the value of an investment with prepayment features might not increase as much as that of other fixed-income instruments, and, as noted above, changes in market rates of interest could accelerate or delay prepayments and thus affect maturities.

Derivatives Risk.
The Fund’s derivative investments have risks similar to its underlying asset and may have additional risks, including the imperfect correlation between the value of such instruments and the underlying asset, rate or index, which creates the possibility that the loss on such instruments will be greater than the gain in the value of the underlying asset, rate or index in the Fund’s portfolio; the loss of principal, including the potential loss of amounts greater than the initial amount invested in the derivative instrument; the possible default of the other party to the transaction; illiquidity of the derivative investments; risks arising from margin and settlement obligations; and risks arising from mispricing or valuation complexity. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund could experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding or may not recover at all. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative contract would typically be terminated at its fair market value. If the Fund is owed this fair market value in the termination of the derivative contract and its claim is unsecured, the Fund will be treated as a general creditor of such counterparty and will not have any claim with respect to the underlying security. Certain derivatives may give rise to a form of leverage, which magnifies the potential for gain and the risk of loss.

The counterparty risk for cleared derivative transactions is generally lower than for uncleared OTC derivatives because generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that the clearing house, or its members, will satisfy its obligations to the Fund. Exchange trading will generally increase market transparency and liquidity but could cause the Fund to incur increased expenses. In addition, depending on the size of the Fund and other factors, the margin required under the rules of a clearing house and by a clearing member could be in excess of the collateral required to be posted by the Fund to support its obligations under a similar OTC derivative transaction. However, the U.S. Commodity Futures Trading Commission (the “CFTC”), SEC and other applicable regulators have adopted rules imposing certain margin requirements, including minimums, on uncleared OTC derivative transactions which could result in the Fund and its counterparties posting higher margin amounts for uncleared OTC derivative transactions.

Certain of the derivative investments in which the Fund invests will, in certain circumstances, give rise to a form of financial leverage, which may magnify the risk of owning such instruments. The ability to successfully use derivative investments depends on the ability of the Adviser to predict pertinent market movements, which cannot be assured. In addition, amounts paid by the Fund as premiums and cash or other assets held in margin accounts with respect to the Fund’s derivative investments would not be available to the Fund for other investment purposes, which could result in lost opportunities for gain.

OTC derivatives generally are more difficult to purchase, sell or value than other investments. Although both OTC and exchange-traded derivatives markets can experience a lack of liquidity, OTC non-standardized
derivative transactions are generally less liquid than exchange-traded instruments. The illiquidity of the derivatives markets can be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, and technical and operational or system failures. In addition, the liquidity of a secondary market in an exchange-traded derivative contract could be adversely affected by “daily price fluctuation limits” established by the exchanges which limit the amount of fluctuation in an exchange-traded contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open positions. Prices have in the past moved beyond the daily limit on a number of consecutive trading days. If it is not possible to close an open derivative position entered into by the Fund, the Fund would continue to be required to make cash payments of variation (or mark-to-market)
margin in the event of adverse price movements.

In such a situation, if the Fund has insufficient cash, it could have to sell portfolio securities to meet settlement obligations and variation margin requirements at a time when it is disadvantageous to do so. The absence of liquidity generally would also make it more difficult for the Fund to ascertain a market value for such instruments. The inability to close derivatives transactions positions also could have an adverse impact on the Fund’s ability to effectively hedge its portfolio. OTC derivatives that are not cleared are also subject to counterparty risk, which is the risk that the other party to the contract will not fulfill its contractual obligation to complete the transaction with the Fund. If a counterparty were to default on its obligations, the Fund’s contractual remedies against such counterparty could be subject to bankruptcy and insolvency laws, which could affect the Fund’s rights as a creditor (e.g., the Fund might not receive the net amount of payments that it is contractually entitled to receive). In addition, the use of certain derivatives could cause the Fund to realize higher amounts of income or short-term capital gains (generally taxed at ordinary income tax rates).

Derivatives transactions also are subject to operational risk, including from documentation issues, settlement issues, system failures, inadequate controls, and human error, and legal risk, including risk of insufficient documentation, insufficient capacity or authority of a counterparty, or legality or enforceability of a contract.

The derivatives markets have become subject to comprehensive statutes, regulations and margin requirements. In particular, in the United States the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) regulates the OTC derivatives market by, among other things, requiring many derivative transactions to be cleared and traded on an exchange, expanding entity registration requirements, imposing business conduct requirements on dealers and requiring banks to move some derivatives trading units to a non-guaranteed
affiliate separate from the deposit-taking bank or divest them altogether.

Regulation of the derivatives market presents additional risks to the Fund and may limit the ability of the Fund to use, and the availability or performance, of such instruments. For instance, under Rule
18f-4,
a fund’s derivatives exposure is limited through a
value-at-risk
test and requires the adoption and implementation of a derivatives risk management program for certain derivatives users. However, subject to certain conditions, funds that do not invest heavily in derivatives may be deemed limited derivatives users and would not be subject to the full requirements of Rule
18f-4.

The Fund’s investments in regulated derivatives instruments, such as swaps, futures, forwards and options, are subject to maximum position limits established by the CFTC and U.S. and foreign futures exchanges. All accounts owned or managed by advisers, such as the Adviser, their principals and affiliates are generally combined for purposes of the position limit rules. In order to comply with the position limits established by the CFTC and the relevant exchanges, the Adviser could in the future reduce the size of positions that would otherwise be taken for the Fund or not trade in certain markets on behalf of the Fund in order to avoid exceeding such limits. A violation of position limits by the Adviser could lead to regulatory action resulting in mandatory liquidation of certain positions held by the Adviser on behalf of the Fund. There can be no assurance that the Adviser will liquidate positions held on behalf of all the Adviser’s accounts in a proportionate manner or at favorable prices, which could result in substantial losses to the Fund. Such policies could affect the nature and extent of derivatives use by the Fund.

Repurchase Agreements Risk.
Subject to its investment objective and policies, the Fund will, from time to time, invest in repurchase agreements as a buyer for investment purposes. Repurchase agreements typically involve the acquisition by the Fund of debt securities from a selling financial institution such as a bank, savings and loan association or broker-dealer. The agreement provides that the Fund will sell the securities back to the institution at a fixed time in the future. The Fund does not bear the risk of a decline in the value of the underlying security unless the seller defaults under its repurchase obligation. In the event of the bankruptcy or other default of a seller of a repurchase agreement, the Fund could experience both delays in liquidating the underlying securities and losses, including (i) possible decline in the value of the underlying security during the period in which the Fund seeks to enforce its rights thereto; (ii) possible lack of access to income on the underlying security during this period; and (iii) expenses of enforcing its rights. In addition, the value of the collateral underlying the repurchase agreement will be at least equal to the repurchase price, including any accrued interest earned on the repurchase agreement. In the event of a default or bankruptcy by a selling financial institution, the Fund generally seeks to liquidate such collateral. However, the exercise of the Fund’s right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Fund could suffer a loss.

In December 2023, the SEC adopted rule amendments providing that any covered clearing agency (“CCA”) for U.S. Treasury securities require that every direct participant of the CCA (which generally would be a bank or broker-dealer) submit for clearance and settlement all eligible secondary market transactions in U.S. Treasury securities to which it is a counterparty. The clearing mandate includes in its scope all repurchase or reverse repurchase agreements of such direct participants collateralized by U.S. Treasury securities (collectively, “Treasury repo transactions”) of a type accepted for clearing by a registered CCA, including both bilateral Treasury repo transactions and triparty Treasury repo transactions where a bank agent provides custody, collateral management and settlement services.

The Treasury repo transactions of registered funds with any direct participants of a CCA will be subject to the mandatory clearing requirement. Currently, the Fixed Income Clearing Corporation (“FICC”) is the only CCA for U.S. Treasury securities. FICC currently operates a “Sponsored Program” for clearing of Treasury repo transactions pursuant to which a registered fund may enter into a clearing arrangement with a “sponsoring member” bank or broker-dealer that is a direct participant of FICC as a “sponsored member” of FICC.

Compliance with the clearing mandate for Treasury repo transactions is scheduled to be required by June 30, 2026. The clearing mandate is expected to result in the Fund being required to clear all or substantially all of its Treasury repo transactions as of the compliance date. There are currently substantial regulatory and operational uncertainties associated with the implementation which may affect the cost, terms and/or availability of cleared repo transactions.

Reverse Repurchase Agreements and Dollar Rolls Risk.
The use of reverse repurchase agreements and dollar rolls involve many of the same risks involved in the use of leverage, as the proceeds from reverse repurchase agreements and dollar rolls generally will be invested in additional securities. There is a risk that the market value of the securities acquired in the reverse repurchase agreement or dollar roll will decline below the price of the securities that the Fund has sold but remains obligated to repurchase. In addition, there is a risk that the market value of the securities retained by the Fund will decline. If the buyer of securities under a reverse repurchase agreement or dollar roll were to file for bankruptcy or experience insolvency, the Fund could be adversely affected. Also, in entering into reverse repurchase agreements, the Fund would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the underlying securities. In addition, due to the interest costs associated with reverse repurchase agreements and dollar roll transactions, the Fund’s NAV will decline, and, in some cases, the Fund could be worse off than if it had not used such instruments.

Swap Risk.
The Fund, from time to time, invests in credit default swaps, total return swaps, interest rate swaps and other types of swaps. Such transactions are subject to market risk, leverage risk, liquidity risk, risk of default by the other party to the transaction, known as “counterparty risk,” regulatory risk, operational risk, legal risk, and risk of imperfect correlation between the value of such instruments and the underlying assets and could involve commissions or other costs. See “Risks – Derivatives Risk.” The Fund may pay fees or incur costs each time it enters into, amends or terminates a swap agreement. When buying protection under a credit default swap, the risk of market loss with respect to the swap generally is limited to the net amount of payments that the Fund is contractually obligated to make. However, when selling protection under a swap, the risk of loss is often the notional value of the underlying asset, which can result in a loss substantially greater than the amount invested in the swap itself. As a seller, the Fund would be incurring a form of leverage.

Provisions in the Dodd-Frank Act include capital and margin requirements and the mandatory use of clearinghouse mechanisms for many OTC derivative transactions. The CFTC, SEC and other federal regulators have adopted rules enacting the provisions of the Dodd-Frank Act. New requirements, even if not directly applicable to the Fund, may affect the Fund’s ability to enter into certain swap agreements.

The swap market has matured in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid; however there is no guarantee that the swap market will continue to provide liquidity, and it could be subject to liquidity risk, which exists when a particular swap is difficult to purchase or sell. The absence of liquidity could also make it more difficult for the Fund to ascertain a market value for such instruments. The inability to close derivative positions also could have an adverse impact on the Fund’s ability to effectively hedge its portfolio. If the Adviser is incorrect in its forecasts of market values, interest rates or currency exchange rates, the investment performance of the Fund would be less favorable than it would have been if these investment techniques were not used. In a total return swap, the Fund pays the counterparty a floating short-term interest rate and receives in exchange the total return of underlying loans or debt securities. The Fund bears the risk of default on the underlying loans or debt securities, based on the notional amount of the swap and, therefore, incurs a form of leverage. The Fund would typically have to post collateral to cover this potential obligation.

Options and Futures Risk.
The Fund will, from time to time, use options and futures contracts and so-called
“synthetic” options or other derivatives written by broker-dealers or other permissible financial intermediaries. Options transactions can be effected on exchanges or in the OTC market. When options are purchased OTC, the Fund’s portfolio bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Options can also be illiquid, and in such cases, the Fund could have difficulty closing out its position. OTC options can also include options on baskets of specific securities. Options and futures also are subject to derivatives risks more generally. See “Risks – Derivatives Risk.”

The Fund will, from time to time, purchase call and put options on specific securities and write and sell covered or uncovered call and put options for hedging purposes in pursuing its investment objective. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option for

American options or only at expiration for European options. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option. A covered call option is a call option with respect to which the seller of the option owns the underlying security. The sale of such an option exposes the seller during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security that might otherwise have been sold to protect against depreciation in the market price of the security.

The Fund might close out a position when writing options by purchasing an option on the same underlying security with the same exercise price and expiration date as the option that it has previously written on the security. In such a case, the Fund will realize a profit or loss if the amount paid to purchase an option is less or more than the amount received from the sale of the option.

Engaging in transactions in futures contracts and options involves risk of loss to the Fund. No assurance can be given that a liquid market will exist for any particular futures contract or option at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading can be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, preventing prompt liquidation of futures positions and potentially subjecting the Fund to substantial losses.

A market could become unavailable if one or more exchanges were to stop trading options or it could become unavailable with respect to options on a particular underlying security if the exchanges stopped trading options on that security. In addition, a market could become temporarily unavailable if unusual events (e.g., volume exceeds clearing capability) were to interrupt normal exchange operations. If an options market were to become illiquid or otherwise unavailable, an option holder would be able to realize profits or limit losses only by exercising and an options seller or writer would remain obligated until it is assigned an exercise or until the option expires.

If trading is interrupted in an underlying security, the trading of options on that security is usually halted as well. Holders and writers of options will then be unable to close out their positions until options trading resumes, and they could be faced with considerable losses if the security reopens at a substantially different price. Even if options trading is halted, holders of options will generally be able to exercise them. However, if trading has also been halted in the underlying security, option holders face the risk of exercising options without knowing the security’s current market value. If exercises do occur when trading of the underlying security is halted, the party required to deliver the underlying security could be unable to obtain it, which could necessitate a postponed settlement and/or the fixing of cash settlement prices.

Counterparty and Prime Brokerage Risk.
Certain Fund investments will be exposed to the credit risk of the counterparties with which, or the dealers, brokers and exchanges through which, the Fund deals, whether in exchange-traded or OTC transactions. Changes in the credit quality of the companies that serve as the Fund’s prime brokers or counterparties with respect to derivatives or other transactions supported by another party’s credit will affect the value of those instruments. By using derivatives, swaps or other transactions, the Fund assumes the risk that its counterparties could experience similar financial hardships.

The Fund is subject to the risk of loss of Fund assets on deposit or being settled or cleared with a broker in the event of the broker’s insolvency, the insolvency of any clearing broker through which the broker executes and clears transactions on behalf of the Fund, the insolvency of an exchange clearing house or the insolvency of any other counterparty. If a prime broker or counterparty becomes insolvent or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund could experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other insolvency proceeding; if the Fund’s claim is unsecured, the Fund will be treated as a general creditor of such prime broker or counterparty and will not have any claim with respect to the underlying security. In the case of any such insolvency proceeding, the Fund might recover, even in respect of property specifically traceable to the Fund, only a pro rata share of all property available for distribution to all of the counterparty’s customers and counterparties. Such an amount could be less than the amounts owed to the Fund. It is possible that the Fund will obtain only a limited recovery or no recovery in such circumstances. Such events would have an adverse effect on the NAV of the Fund. Certain counterparties have general custody of, or title to, the Fund’s assets (including, without limitation, the Custodian). The failure of any such counterparty could result in adverse consequences to the NAV of the Fund.

Lender Liability Risk.
A number of U.S. judicial decisions have upheld judgments obtained by Borrowers against lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has violated a duty (whether implied or contractual) of good faith, commercial reasonableness and fair dealing, or a similar duty owed to the Borrower or has assumed an excessive degree of control over the Borrower resulting in the creation of a fiduciary duty owed to the Borrower or its other creditors or Shareholders. Because of the nature of its investments, the Fund will, from time to time, be subject to allegations of lender liability.

In addition, under common law principles that in some cases form the basis for lender liability claims, if a lender or bondholder (i) intentionally takes an action that results in the undercapitalization of a Borrower to the detriment of other creditors of such Borrower; (ii) engages in other inequitable conduct to the detriment of such other creditors; (iii) engages in fraud with respect to, or makes misrepresentations to, such other creditors; or (iv) uses its influence as a stockholder to dominate or control a Borrower to the detriment of other creditors of such Borrower, a court might elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.”

Because affiliates of, or persons related to, the Adviser will, at times, hold equity or other interests in obligors of the Fund, the Fund could be exposed to claims for equitable subordination or lender liability or both based on such equity or other holdings.

Borrower Fraud; Covenant-Lite Loans; Breach of Covenant.
The Fund seeks to obtain structural, covenant and other contractual protections with respect to the terms of its investments as determined appropriate under the circumstances. There can be no assurance that such attempts to provide downside protection with respect to its investments will achieve their desired effect and potential investors should regard an investment in the Fund as being speculative and having a high degree of risk. Some of the loans that the Fund originates or acquires could be “covenant-lite” loans, which possess fewer covenants that protect lenders than other loans or no such covenants whatsoever. Investments in covenant-lite loans will be particularly sensitive to the risks associated with loan investments. The Fund can invest without limit in covenant-lite loans. Of paramount concern in originating or acquiring the financing contemplated by the Fund is the possibility of material misrepresentation or omission on the part of borrower or other credit support providers or breach of covenant by such parties. Such inaccuracy or incompleteness or breach of covenants could adversely affect the valuation of the collateral underlying the loans or the ability of the Fund to perfect or effectuate a lien on the collateral securing the loan or otherwise realize on the investment. The Fund relies upon the accuracy and completeness of representations made by borrowers to the extent reasonable but cannot guarantee such accuracy or completeness.

Below Investment Grade Instruments Risk.
The Fund may, from time to time, invest in debt securities and instruments that are rated below investment grade by recognized rating agencies or will be unrated and face ongoing uncertainties and exposure to adverse business, financial or economic conditions and the issuer’s failure to make timely interest and principal payments. Below investment grade securities (sometimes referred to as “junk” securities) could be considered speculative investments. Such securities and instruments are generally not exchange-traded and, as a result, trade in the OTC marketplace, which is less transparent than the exchange-traded marketplace. Investments in high yield instruments create exposure to a substantial degree of credit risk and interest rate risk. The market values of certain of these lower-rated and unrated debt investments could reflect individual corporate developments to a greater extent and tend to be more sensitive to economic conditions than those of higher-rated investments, which react primarily to fluctuations in the general level of interest rates. Companies that issue such securities are often highly leveraged and might not have available to them more traditional methods of financing. General economic recession or a major decline in the demand for products and services in which the borrower operates would likely have a materially adverse impact on the value of such securities and the ability of the issuers of such securities to repay principal and interest thereon, thereby increasing the incidence of default of such securities. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, could also decrease the value and liquidity of these high yield debt investments.

Rating Agency Risk.
Ratings agencies such as S&P, Fitch, Moody’s or other NRSROs provide ratings on debt securities based on their analyses of information they deem relevant. Ratings are opinions or judgments of the credit quality of an issuer and may prove to be inaccurate. In addition, there may be a delay between events or circumstances adversely affecting the ability of an issuer to pay interest and/or repay principal and an NRSRO’s decision to downgrade a security. Further, a rating agency may have a conflict of interest with respect to a security for which it assigns a particular rating if, for example, the issuer or sponsor of the security pays the rating agency for the analysis of its security, which could affect the reliability of the rating.

Because such credit ratings of the ratings agencies may not always reflect current conditions and events, the Adviser may supplement such credit ratings with its own independent and ongoing review of credit quality. Because of this, the Fund’s performance may depend in part on the Adviser’s own credit analysis.

Stressed and Distressed Investments Risk.
The Fund may, from time to time, invest in securities and other obligations of companies that are in significant financial or business distress, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although such investments could result in significant returns for the Fund, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful investment in distressed assets is unusually high. There is no assurance that the Fund will correctly evaluate the value of the assets collateralizing the Fund’s investments or the prospects for a successful reorganization or similar action in respect of any company. In any reorganization or liquidation proceeding relating to a company in which the Fund invests, the Fund could lose its entire investment, could be required to accept cash or securities with a value less than the Fund’s original investment and/or could be required to accept payment over an extended period of time. Troubled company investments and other distressed asset-based investments require active monitoring.

Risk of Investments in Highly Leveraged Companies.
The Fund’s investments are expected to include investments in issuers whose capital structures have significant leverage (including substantial leverage senior to the Fund’s investments, a considerable portion of which could be secured and/or could be at floating interest rates). Such investments are inherently more sensitive to declines in revenues, competitive pressures and increases in expenses and interest rates. The leveraged capital structure of such issuers will increase their exposure to adverse economic factors, such as downturns in the economy or deterioration in the condition of the issuers or their industries, and such companies could be subject to restrictive financial and operating covenants in more senior debt instruments and contracts that adversely impact the Fund’s investments. This leverage could result in more serious adverse consequences to such companies (including their overall profitability or solvency) in the event these factors or events occur than would be the case for less leveraged companies. If an issuer of the Fund’s portfolio investments cannot generate adequate cash flow to meet debt obligations, the issuer could default on its loan agreements or be forced into bankruptcy resulting in a restructuring of the company’s capital structure or liquidation of the company. Furthermore, to the extent issuers in which the Fund is invested have become insolvent, the Fund could determine, in cooperation with other debtholders or on its own, to engage, at the Fund’s expense, in whole or in part, counsel and other advisors in connection therewith. In addition to leverage in the capital structure of the issuer, the Fund can incur leverage. See “Risks—Leverage Risk.”

Distressed Debt, Litigation, Bankruptcy and Other Proceedings.
The Fund will, from time to time, be invested in debt securities and other obligations of companies that are experiencing significant financial or business distress. Investments in distressed securities involve a material risk of involving the Fund in a related litigation. Such litigation can be time-consuming and expensive and can frequently lead to unpredicted delays or losses. Litigation expenses, including payments pursuant to settlements or judgments, generally will be borne by the Fund.

From time to time, the Adviser will make investments for the Fund in companies involved in bankruptcy proceedings. There are a number of significant risks when investing in companies involved in bankruptcy proceedings, and many events in a bankruptcy are the product of contested matters and adversary proceedings which are beyond the control of the creditors. A bankruptcy filing could have adverse and permanent effects on a company. Further, if the proceeding is converted to a liquidation, the liquidation value of the company might not equal the liquidation value that was believed to exist at the time of the investment. In addition, the duration of a bankruptcy proceeding is difficult to predict. A creditor’s return on investment can be impacted adversely by delays while the plan of reorganization is being negotiated, approved by the creditors and confirmed by the bankruptcy court, and until it ultimately becomes effective. Certain claims, such as claims for taxes, wages and certain trade claims, could have priority by law over the claims of certain creditors and administrative costs in connection with a bankruptcy proceeding are frequently high and will be paid out of the debtor’s estate prior to any return to creditors.

Certain investments of the Fund could be subject to federal bankruptcy law and state fraudulent transfer laws, which vary from state to state, if the debt obligations relating to such investments were issued with the intent of hindering, delaying or defrauding creditors or, in certain circumstances, if the issuer receives less than reasonably equivalent value or fair consideration in return for issuing such debt obligations. If the debt is used for a buyout of Shareholders, this risk is greater than if the debt proceeds are used for day-to-day
operations or organic growth. If a court were to find that the issuance of the debt obligations was a fraudulent transfer or conveyance, the court could void or otherwise refuse to recognize the payment obligations under the debt obligations or the collateral supporting such obligations, further subordinate the debt obligations or the liens supporting such obligations to other existing and future indebtedness of the issuer or require the Fund to repay any amounts received by it with respect to the debt obligations or collateral. In the event of a finding that a fraudulent transfer or conveyance occurred, the Fund might not receive any repayment on the debt obligations.

Under certain circumstances, payments to the Fund could be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, investments in restructurings could be adversely affected by statutes relating to, among other things, fraudulent conveyances, voidable preferences, lender liability and the court’s discretionary power to disallow, subordinate or disenfranchise particular claims or recharacterize investments made in the form of debt as equity contributions.

Under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), a lender that has inappropriately exercised control of the management and policies of a company that is a debtor under the Bankruptcy Code could have its claims against the company subordinated or disallowed or could be found liable for damages suffered by parties as a result of such actions. Such claims could also be disallowed or subordinated to the claims of other creditors if the lender (e.g., the Fund) (i) is found to have engaged in other inequitable conduct resulting in harm to other parties, (ii) intentionally takes action that results in the undercapitalization of a borrower, (iii) engages in fraud with respect to, or makes misrepresentations to other creditors, or (iv) uses its influence as a Shareholder to dominate or control a borrower to the detriment of other creditors of such borrower. The lender’s investment could also be recharacterized or treated as equity if it is deemed to be a contribution to capital, or if the lender attempts to control the outcome of the business affairs of a company prior to its filing under the Bankruptcy Code. While the Fund attempts to avoid taking the types of action that would lead to the subordination, disallowance and liability described above, there can be no assurance that such claims will not be asserted or that the Fund will be able successfully to defend against them.

From time to time, the Fund seeks to place its representatives on the boards of certain companies in which the Fund has invested. The Fund could also invest in companies in which KKR and/or other KKR clients or accounts will have representatives on the boards of such companies. While such representation could enable the Fund to enhance the sale value of its debt investments in a company, such involvement (and/or an equity stake by the Fund, KKR or other KKR clients or accounts in such company) could also prevent the Fund from freely disposing of its debt investments and could subject the Fund to additional liability or result in recharacterization of the Fund’s debt investments as equity. The Fund attempts to balance the advantages and disadvantages of such representation when deciding whether and how to exercise its rights with respect to such companies, but the exercise of such rights could produce adverse consequences in particular situations.

Insofar as the Fund’s portfolio includes obligations of
non-U.S.
obligors, the laws of certain foreign jurisdictions could provide for avoidance remedies under factual circumstances similar to those described above or under different circumstances, with consequences that might or might not be analogous to those described above under U.S. federal or state laws. Changes in bankruptcy laws (including U.S. federal and state laws and applicable
non-U.S.
laws) could adversely impact the Fund’s securities.

Convertible Securities Risk.
Convertible securities are bonds, debentures, notes, preferred stocks or other securities that can be converted into or exchanged for a specified amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles its holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally (i) have higher yields than common stocks, but lower yields than comparable non-convertible
securities; (ii) are less subject to fluctuation in value than the underlying common stock due to their fixed-income characteristics; and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.

The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also could have an effect on the convertible security’s investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income instrument. Generally, the amount of the premium decreases as the convertible security approaches maturity. Although under normal market conditions longer-term convertible debt securities have greater yields than do shorter-term convertible debt securities of similar quality, they are subject to greater price fluctuations.

Non-Controlling
Equity Investments; Investments in Equity Securities; Investments and Joint Ventures with Third Parties.
While the Fund intends to invest primarily in debt investments, it will, from time to time, also make non-controlling
equity investments and investments in equity and equity-linked securities. The value of equity securities, including common stock, preferred stock and convertible stock, will fluctuate in response to factors affecting the particular company, as well as broader market and economic conditions. Prices of equity securities fluctuate for many reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuer occur. Moreover, in the event of a company’s bankruptcy, claims of certain creditors, including bondholders, will have priority over claims of common stockholders and are likely to have varying types of priority over holders of preferred and convertible stock. These risks could increase fluctuations in the Fund’s NAV. If the Fund’s investments in equity securities are incidental to the Fund’s investments in loans or fixed-income instruments, the Fund frequently could possess material non-public
information about a Borrower or issuer as a result of its ownership of a loan or fixed-income instrument of a Borrower or issuer. Because of prohibitions on trading in securities while in possession of material non-public
information, the Fund might be unable to enter into a transaction in a security of the Borrower or issuer when it would otherwise be advantageous to do so.

The Fund also could be exposed to risks that issuers will not fulfill contractual obligations such as, in the case of convertible instruments or private placements, delivering marketable common stock upon conversions of convertible instruments and registering restricted securities for public resale. With respect to non-controlling
equity investments, the Fund could have a limited ability to protect its position in such investments.

From time to time, the Fund will also
co-invest
with third parties through partnerships, joint ventures or other entities, thereby acquiring jointly-controlled or non-controlling
interests in certain investments in conjunction with participation by one or more third parties in such investment. As a co-investor,
the Fund could have interests or objectives that are inconsistent with those of the third-party partners or co-venturers. Although the Fund might not have full control over these investments and, therefore, could have a limited ability to protect its position therein, the Adviser expects that appropriate rights will be negotiated to protect the Fund’s interests. Nevertheless, such investments can involve risks not present in investments where a third party is not involved, including the possibility that a third-party partner or co-venturer could have financial difficulties resulting in a negative impact on such investment, could have economic or business interests or goals which are inconsistent with those of the Fund, or could be in a position to take (or block) action in a manner contrary to the Fund’s investment objective or the increased possibility of default by, diminished liquidity or insolvency of, the third party, due to a sustained or general economic downturn. Third-party partners or co-venturers could opt to liquidate an investment at a time during which such liquidation is not optimal for the Fund. In addition, the Fund could in certain circumstances be liable for the actions of its third-party partners or co-venturers. In those circumstances where such third parties involve a management group, such third parties could receive compensation arrangements relating to such investments, including incentive compensation arrangements. Additionally, the Fund’s joint venture investments may be held on an unconsolidated basis and at times may be highly leveraged. Such leverage would not count toward the investment limits imposed on the Fund by the 1940 Act.

U.S. Government Debt Securities Risk.
U.S. government debt securities generally do not involve the credit risks associated with investments in other types of debt securities, although, as a result, the yields available from U.S. government debt securities are generally lower than the yields available from other securities. Like other debt securities, however, the values of U.S. government securities change as interest rates fluctuate. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the Fund’s NAV. Since the magnitude of these fluctuations will generally be greater at times when the Fund’s average maturity is longer, under certain market conditions the Fund will for temporary defensive purposes, accept lower current income from short-term investments rather than investing in higher yielding long-term securities. In 2008, the Federal Housing Finance Agency (the “FHFA”) placed the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) into conservatorship. As conservator, FHFA succeeded to all rights, titles, powers and privileges of Fannie Mae and Freddie Mac and of any stockholder, officer or director of Fannie Mae and Freddie Mac and the assets of Fannie Mae and Freddie Mac. Fannie Mae and Freddie Mac are continuing to operate as going concerns while in conservatorship and each remains liable for all of its respective obligations, including guaranty obligations, associated with its mortgage-backed securities. There is no assurance that the obligations of such entities will be satisfied in full, or that such obligations will not lose value or default. Any Fund investments issued by Federal Home Loan Banks and Fannie Mae could ultimately lose value. Further, the U.S. government and its agencies and instrumentalities do not guarantee the market value of their securities; consequently, the value of such securities will fluctuate. This may be the case especially when there is any controversy or ongoing uncertainty regarding the status of negotiations in the U.S. Congress to increase the statutory debt ceiling. If the U.S. Congress is unable to negotiate an adjustment to the statutory debt ceiling, there is also the risk that the U.S. government may default on payments on certain U.S. government securities, including those held by the Fund, which could have a material negative impact on the Fund.

Non-U.S.
Securities Risk.
The Fund invests in securities or other instruments, including secured loans and unsecured loans, of
non-U.S.
issuers or Borrowers. Such investments involve certain factors not typically associated with investing in the United States or other developed countries, including risks relating to: (i) differences between U.S. and
non-U.S.
securities markets, including potential price volatility in and relative illiquidity of some
non-U.S.
securities markets; the absence of uniform accounting, auditing and financial reporting standards, practices, and disclosure requirements; and less government supervision and regulation; (ii) other differences in law and regulation, including fewer investor protections, less stringent fiduciary duties, less developed bankruptcy laws and difficulty in enforcing contractual obligations; (iii) certain economic and political risks, including potential economic, political or social instability; exchange control regulations; restrictions on foreign investment and repatriation of capital (possibly requiring government approval); expropriation or confiscatory taxation; higher rates of inflation; and reliance on a more limited number of commodity inputs, service providers, and/or distribution mechanisms; and (iv) the possible imposition of foreign taxes on income and gains recognized with respect to securities and other assets. Economic sanctions and other similar governmental actions or developments could, among other things, restrict or eliminate the Fund’s ability to purchase or sell certain
non-U.S.
securities or other instruments, and the Fund may be forced to sell or otherwise dispose of
non-U.S.
securities or other instruments at inopportune times or prices. Because
non-U.S.
securities could trade on days when the Fund’s Shares are not priced, the Fund’s NAV could change at times when Shares cannot be sold.

Foreign Currency Risk.
Investments made by the Fund, and the income received by the Fund with respect to such investments, will, from time to time, be denominated in various
non-U.S.
currencies. However, the books of the Fund are maintained in U.S. dollars. Accordingly, changes in currency values could adversely affect the U.S. dollar value of portfolio investments, interest and other revenue streams received by the Fund, gains and losses realized on the sale of portfolio investments, and the amount of distributions, if any, made by the Fund. In addition, the Fund will incur costs in converting investment proceeds from one currency to another. The Fund will, from time to time, enter into derivative transactions designed to reduce such currency risks. Furthermore, the portfolio companies in which the Fund invests are subject to risks relating to changes in currency values, as described above. If a portfolio company suffers adverse consequences as a result of such changes, the Fund could also be adversely affected as a result.

Eurozone Risk.
The Fund will, from time to time, invest in European companies and companies that have operations that are affected by the Eurozone economy. For example, concerns regarding the sovereign debt of various Eurozone countries and proposals for investors to incur substantial write-downs and reductions in the face value of certain countries’ sovereign debt have given rise to concerns about sovereign defaults, following the vote by the United Kingdom (“UK”) to leave the European Union (“EU”). Sovereign debt defaults and EU and/or Eurozone exits, generally, could have material adverse effects on investments by the Fund in European companies, including but not limited to the availability of credit to support such companies’ financing needs, uncertainty and disruption in relation to financing, customer and supply contracts denominated in the Euro and wider economic disruption in markets served by those companies, while austerity and other measures introduced in order to limit or contain these issues could themselves lead to economic contraction and resulting adverse effects for the Fund. It is possible that a number of the Fund’s securities will be denominated in the Euro. Legal uncertainty about the funding of Euro denominated obligations following any breakup or exits from the Eurozone (particularly in the case of investments in companies in affected countries) could also have material adverse effects on the Fund.

On January 31, 2020, the UK officially withdrew from the EU. The impact of Brexit on the UK, the EU and the broader global economy could be significant, resulting in increased volatility in foreign exchange markets and a sustained weakness in the British pound’s exchange rate against the United States dollar, the euro and other currencies, which may impact Fund returns. The Fund will, from time to time, invest in portfolio companies and other issuers with significant operations and/or assets in the UK and the EU, any of which could be adversely impacted by the legal, tax and regulatory environment following Brexit, whether by increased costs or impediments to the implementation of their business plan. Such events could result from, among other things, increased uncertainty and volatility in financial markets; fluctuations in asset values; fluctuations in exchange rates; decreased liquidity of investments located, traded or listed within the UK, the EU or elsewhere; and/or changes in legal and regulatory regimes to which Fund investments are or become subject.

Brexit also may cause additional member states to contemplate departing from the EU, which would likely perpetuate political and economic instability in the region and cause additional market disruption in global financial markets. The effects on the UK, European and global economies of the exit of the UK (and/or other EU members) from the EU, or the exit of other EU members from the European monetary area and/or the redenomination of financial instruments from the Euro to a different currency, are difficult to predict and to protect fully against. Many of the foregoing risks are outside of the control of the Fund and the Adviser. These risks could affect the Fund, the Adviser and other service providers given economic, political and regulatory uncertainty created by Brexit.

LIBOR Replacement and Floating Rate Benchmark Risk.
The London Interbank Offered Rate (“LIBOR”) was a leading floating rate benchmark used in loans, notes, derivatives and other instruments or investments. As a result of benchmark reforms, publication of all LIBOR settings has ceased. As a result of legislative mechanisms and industry-wide efforts to replace LIBOR with alternative floating-rate benchmarks, LIBOR has been replaced in many loans, notes, derivatives and other instruments or investments.

Although the transition process away from LIBOR has become generally well-defined, there remains uncertainty regarding the nature of alternative floating rate benchmarks, the continued utilization of synthetic LIBOR and the remaining work to be done in connection with the LIBOR transition. LIBOR’s replacement could lead to significant short-term and long-term uncertainty and market instability. Developments around LIBOR’s replacement or the adoption of alternative floating rate benchmarks, including the Secured Overnight Financing Rate (“SOFR”), reference rates based on SOFR, the Euro InterBank Offered Rate (“EURIBOR”), and the Sterling Overnight Index Average (“SONIA”), could negatively impact financial markets in general and present heightened risks, including with respect to the Fund’s investments. No single alternative floating rate benchmark has replaced LIBOR and no alternative floating rate benchmark (including SOFR, reference rates based on SOFR, EURIBOR and SONIA) performs in the same way that LIBOR did, which may further impact the Fund’s investments. As a result of this uncertainty and developments relating to the transition process, the Fund and its investments may be adversely affected.

Legal and Regulatory Risk.
Legal and regulatory changes could occur that would materially adversely affect the Fund. The regulation of the U.S. and
non-U.S.
securities and futures markets and investment funds such as the Fund has undergone substantial change in recent years, and such change could continue. It is unknown in what form, when and in what order significant regulatory initiatives will be implemented or the impact any such implemented regulations will have on the Fund, the markets or instruments in which the Fund invests or the counterparties with which the Fund conducts business. The effect of regulatory change on the Fund, while impossible to predict, could be substantial, adverse and potentially limit or completely restrict the ability of the Fund to implement its investment strategy or increase the costs of using certain instruments or make them less effective. In addition, the practice of short selling has been the subject of numerous temporary restrictions, and similar restrictions could be promulgated at any time. Such restrictions could adversely affect the returns of the Fund.

Event Driven Investing Risk.
The Fund will, from time to time, invest in companies in expectation of a specific event or catalyst, which could be external (e.g., a macro event impacting relevant markets) or an event that is idiosyncratic to the company (e.g., a future capital markets event). Such event-driven investing requires the investor to make predictions about (i) the likelihood that an event will occur and (ii) the impact such event will have on the value of the Fund’s investment in the relevant company. If the event fails to occur or it does not have the effect foreseen, losses can result. For example, the adoption of new business strategies or completion of asset dispositions or debt reduction programs by a company might not be valued as highly by the market as the Adviser had anticipated, resulting in losses. In addition, a company could announce a plan of restructuring which promises to enhance value and fail to implement it, resulting in losses to investors. In liquidations and other forms of corporate reorganization, the risk exists that the reorganization either will be unsuccessful, will be delayed or will result in a distribution of cash or a new security, the value of which will be less than the purchase price to the Fund of the investment in respect of which such distribution was made.

Valuation Risk.
The valuation of the Fund’s investments generally carries more risk than that of common stock. Uncertainties in the conditions of the financial markets, unreliable reference data, lack of transparency and inconsistency of valuation models and processes could lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Fund. As a result, the Fund will, from time to time, be subject to the risk that when an investment is sold in the market, the amount received by the

Fund is less than the value of such investment carried on the Fund’s books. In addition, when an investor purchases or tenders shares, the investor may receive fewer or more shares or lower or higher tender proceeds than they would have received if the instruments had not been fair valued or if the Fund had employed an alternative valuation method. It is expected that most of the Fund’s investments will not have readily available market quotations, which will require the Fund to fair value, in accordance with the Fund’s valuation policies, such investments on the valuation date. Fair value pricing is based on subjective judgments. In addition, the Fund may engage third-party valuation agents to assist in valuing certain investments. An investment may not have a readily ascertainable market value and accordingly, could potentially make it difficult to determine a fair value of an investment and may yield an inaccurate valuation. Further, because of the Adviser’s knowledge of the investment, the valuation agent may take into account the Adviser’s input even where such input may not be accurate or the determination thereof involved a conflict of interest.

Liquidity Risk.
The Fund intends to invest without limit in securities that, at the time of investment, are illiquid. The Fund, from time to time, also invests in restricted securities. Investments in restricted securities could have the effect of increasing the amount of the Fund’s assets invested in illiquid securities if qualified institutional buyers are unwilling to purchase these securities.

Illiquid and restricted securities can be difficult to dispose of at a fair price at the times when the Fund believes it is desirable to do so. The market price of illiquid and restricted securities generally is more volatile than that of more liquid securities, which could adversely affect the price that the Fund pays for or recovers upon the sale of such securities. Illiquid and restricted securities are also more difficult to value, especially in challenging markets, and the Adviser’s judgment will play a greater role in the valuation process. Investment of the Fund’s assets in illiquid and restricted securities could restrict the Fund’s ability to take advantage of market opportunities. In order to dispose of an unregistered security, the Fund, where it has contractual rights to do so, could have to cause such security to be registered. A considerable period could elapse between the time the decision is made to sell the security and the time the security is registered, thereby enabling the Fund to sell it. Contractual restrictions on the resale of securities vary in length and scope and are generally the result of a negotiation between the issuer and acquiror of the securities. In either case, the Fund would bear market risks during that period.

Some loans and fixed-income instruments are not readily marketable and could be subject to restrictions on resale. Loans and fixed-income instruments might not be listed on any national securities exchange and no active trading market might exist for certain of the loans and fixed-income instruments in which the Fund invests. Where a secondary market exists, the market for some loans and fixed-income instruments could be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. In addition, events occurring subsequent to an investment by the Fund, including, for example, withdrawals, changes in market, political or other relevant circumstances, could cause some loans and fixed-income instruments that were liquid at the time of acquisition to become illiquid or otherwise cause the Fund’s concentration in illiquid investments to increase.

Inflation/Deflation Risk.
Inflation risk is the risk that the intrinsic value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Shares and distributions on the Shares can decline.

Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation could have an adverse effect on the creditworthiness of issuers and could make issuer defaults more likely, which could result in a decline in the value of the Fund’s portfolio.

Investment Companies Risk.
The Fund will, from time to time, invest in securities of ETFs and other closed-end
funds. Investments in ETFs and
closed-end
funds are subject to a variety of risks, including all of the risks of a direct investment in the underlying securities that the ETF or closed-end
fund holds. ETFs are also subject to certain additional risks, including, without limitation, the risk that their prices might not correlate perfectly with changes in the prices of the underlying securities they are designed to track, and the risk of trading in an ETF halting due to market conditions or other reasons, based on the policies of the exchange upon which the ETF trades. Shares of ETFs and closed-end
funds at times trade at a premium or discount to their NAV because the supply and demand in the market for their shares at any point in time might not be identical to the supply and demand in the market for their underlying securities. Some ETFs and closed-end
funds are highly leveraged and therefore would subject the Fund to the additional risks associated with leverage. See “Risks—Leverage Risk.” In addition, the Fund will bear, along with other Shareholders of an investment company, its pro rata portion of the investment company’s expenses, including management fees. Accordingly, in addition to bearing their proportionate share of the Fund’s expenses, Shareholders also indirectly bear similar expenses of an investment company.

Conflicts of Interest Risk.
The Adviser will experience conflicts of interest in connection with the management of the Fund, relating to the allocation of the Adviser’s time and resources between the Fund and other investment activities; the allocation of investment opportunities by the Adviser and its affiliates; compensation to the Adviser; services provided by the Adviser and its affiliates to issuers in which the Fund invests; investments by the Fund and other clients of the Adviser, subject to the limitations of the 1940 Act; the formation of additional investment funds by the Adviser; differing recommendations given by the Adviser to the Fund versus other clients; and the Adviser’s use of information gained from issuers in the Fund’s portfolio to aid investments by other clients, subject to applicable law.

In addition, the Adviser’s investment professionals will, from time to time, acquire confidential or material, non-public
information concerning an entity in which the Fund has invested, or propose to invest, and the possession of such information generally will limit the Adviser’s ability to buy or sell particular securities of such entity on behalf of the Fund, thereby limiting the investment opportunities or exit strategies available to the Fund. In addition, holdings in the securities of an issuer by the Adviser or its affiliates will affect the ability of the Fund to make certain acquisitions of, or enter into certain transactions with, such issuer. From time to time, broker-dealers and investment advisers affiliated with the Adviser will also acquire confidential or material non-public
information concerning entities in which the Fund has invested or proposes to invest, which could restrict the Adviser’s ability to buy or sell (or otherwise transact in) securities of such entities, thus limiting investment opportunities or exit strategies available to the Fund. See “Conflicts of Interest.”

Uncertain Tax Treatment.
The Fund will, from time to time, invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund will cease to accrue interest, original issue discount (“OID”) or market discount, when and to what extent deductions can be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues are addressed by the Fund to the extent necessary in order to seek to ensure that it distributes sufficient income to ensure that it does not become subject to U.S. federal income or excise tax.

Complex Transactions/Contingent Liabilities/Guarantees and Indemnities.
The Adviser pursues certain complex investment opportunities for the Fund, which could involve substantial business, regulatory or legal complexity. Such complexity presents risks, as such transactions can be more difficult, expensive and time-consuming to finance and execute; it can be more difficult to manage or realize value from the assets acquired in such transactions; and such transactions sometimes entail a higher level of regulatory scrutiny or a greater risk of contingent liabilities. Additionally, in connection with certain transactions, the Fund is required to make representations about the business and financial affairs of a portfolio company, provide guarantees in respect of payments by portfolio companies and other third parties and provide indemnities against losses caused by portfolio companies and other third parties. The Fund will, from time to time, also be required to indemnify the purchasers of such investment to the extent that any such representations are inaccurate. These arrangements could result in the incurrence of contingent liabilities by the Fund, even after the disposition of an investment and ultimately in material losses.

Availability of Investment Opportunities; Competition.
The activity of identifying, completing and realizing the types of investment opportunities targeted by the Adviser for the Fund is highly competitive and involves a significant degree of uncertainty.

The Fund competes for investment opportunities with other investment companies and private investment vehicles, as well as the public debt markets, individuals and financial institutions, including investment banks, commercial banks and insurance companies, business development companies, strategic industry acquirers, hedge funds and other institutional investors, investing directly or through affiliates. Over the past several years, a number of such investment vehicles have been formed (and many such existing entities have grown in size). Additional entities with similar investment objectives could be formed in the future by other unrelated parties. It is possible that competition for appropriate investment opportunities could increase, thus reducing the number of opportunities available to the Fund. Such supply-side competition could adversely affect the terms upon which investments can be made by the Fund. Moreover, transaction sponsors unaffiliated with the Fund or KKR could be reluctant to present investment opportunities to the Fund because of its affiliation with KKR. There can be no assurance that the Adviser will be able to locate and complete investments which satisfy the Fund’s primary investment objective or to realize upon their values.

Dependence on Key Personnel Risk.
The Adviser depends on the efforts, skills, reputations and business contacts of its key personnel, the information and deal flow they and others generate during the normal course of their activities and the synergies among the diverse fields of expertise and knowledge held by the Adviser’s professionals. The loss of the services of any of them could have a material adverse effect on the Fund and could harm the Adviser’s ability to manage the Fund.

The Adviser’s principals and other key personnel possess substantial experience and expertise and have strong business relationships with members of the business community. The loss of these personnel could jeopardize the Adviser’s relationships with members of the business community and could result in fewer investment opportunities for the Fund. For example, if any of the Adviser’s principals were to join or form a competing firm, the Fund’s results and financial condition could suffer.

Material Risks of Significant Methods of Analysis.
The Adviser seeks to conduct reasonable and appropriate due diligence based on the facts and circumstances applicable to each investment. When conducting due diligence and making an assessment regarding an investment for the Fund, the Adviser relies on available resources, including information provided by the target of the investment and, in some circumstances, third-party investigations. As a result, the due diligence process can at times be subjective with respect to companies for which only limited information is available. Accordingly, the Adviser cannot be certain that due diligence investigations with respect to any investment opportunity for the Fund will reveal or highlight all relevant facts (including fraud) that could be necessary or helpful in evaluating such investment opportunity, or that its due diligence investigations will result in investments for the Fund being successful. There can be no assurance that the projected results of an investment opportunity will be achieved for the Fund, and actual results could vary significantly from the projections. General economic, natural, and other conditions, which are not predictable, can have an adverse impact on the reliability of such projections. Assumptions or projections about asset lives; the stability, growth, or predictability of costs; demand; or revenues generated by an investment or other factors associated therewith could, due to various risks and uncertainties including those described herein, differ materially from actual results.

Market Developments.
Periods of market volatility remain, and could continue to occur in the future, in response to various political, social and economic events both within and outside of the United States. Instability in the credit markets could make it more difficult for a number of issuers of debt securities to obtain financing or refinancing for their investment or lending activities or operations. In particular, because of volatile conditions in the credit markets, issuers of debt securities could be subject to increased cost for debt, tightening underwriting standards and reduced liquidity for loans they make, securities they purchase and securities they issue.

For example, certain Borrowers could, due to macroeconomic conditions, be unable to repay secured loans. A Borrower’s failure to satisfy financial or operating covenants imposed by lenders could lead to defaults and, potentially, termination of the secured loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize the Borrower’s ability to meet its obligations under its debt securities. The Fund will, from time to time, incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting Borrower. In addition, if one of the Borrowers were to commence bankruptcy proceedings, even though the Fund will have structured its interest as senior debt, depending on the facts and circumstances, a bankruptcy court might recharacterize the Fund’s debt holding and subordinate all or a portion of its claim to that of other creditors. Adverse economic conditions also could decrease the value of collateral securing some of the Fund’s loans and the value of its equity investments. A recession could lead to financial losses in our portfolio and a decrease in revenues, net income and the value of the Fund’s assets.

These developments could increase the volatility of the value of securities owned by the Fund. These developments also could make it more difficult for the Fund to accurately value its securities or to sell its securities on a timely basis. These developments also could adversely affect the broader economy, which in turn could adversely affect the ability of issuers of securities owned by the Fund to make payments of principal and interest when due, leading to lower credit ratings of the issuer and increased defaults by the issuer. Such developments could, in turn, reduce the value of securities owned by the Fund and adversely affect the NAV of the Shares.

Market Disruptions from Natural Disasters or Geopolitical Risks.
Political instability, the ongoing epidemics of infectious diseases in certain parts of the world, terrorist attacks in the United States and around the world, natural and environmental disasters, social and political discord, debt crises (such as the Greek crisis), sovereign debt downgrades, or the exit or potential exit of one or more countries from the EU (such as the UK) or the European Economic and Monetary Union, among others, could result in market volatility, could have long term effects on the United States and worldwide financial markets, and could cause further economic uncertainties in the United States and worldwide. The Fund cannot predict the effects of natural disasters or geopolitical events in the future on the economy and securities markets.

Government Intervention in the Financial Markets.
During the global financial crisis, the U.S. government took a number of actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. The U.S. government took certain similar actions during the
COVID-19
outbreak. Federal, state, and other governments, their regulatory agencies or self-regulatory organizations could take additional actions that affect the regulation of the securities or Structured Products in which the Fund invests, or the issuers of such securities or Structured Products, in ways that are unforeseeable. Borrowers under secured loans held by the Fund could seek protection under the bankruptcy laws. Legislation or regulation could also change the way in which the Fund itself is regulated. Such legislation or regulation could limit or preclude the Fund’s ability to achieve its investment objective. The Adviser monitors developments and seeks to manage the Fund’s portfolio in a manner consistent with achieving the Fund’s investment objective, but there can be no assurance that it will be successful in doing so.

Portfolio Turnover Risk.
The Fund’s annual portfolio turnover rate could vary greatly from year to year, as well as within a given year. Portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. High portfolio turnover could result in the realization of net short-term capital gains by the Fund which, when distributed to Shareholders, will be taxable as ordinary income. A high portfolio turnover could increase the Fund’s current and accumulated earnings and profits, resulting in a greater portion of the Fund’s distributions being treated as a dividend to the Shareholders. In addition, a higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund. See “Tax Considerations.”

Duration Risk.
Duration is the sensitivity, expressed in years, of the price of a fixed income security to changes in the general level of interest rates (or yields). Securities with longer durations tend to be more sensitive to interest rate (or yield) changes than securities with shorter durations. Duration differs from maturity in that it considers potential changes to interest rates, a security’s coupon payments, yield, price and par value and call features, in addition to the amount of time until the security matures. The duration of a security will be expected to change over time with changes in market factors and time to maturity.

Risks Relating to Fund’s RIC Status.
To qualify and remain eligible for the special tax treatment accorded to registered investment companies (“RICs”) and their shareholders under the Code, the Fund must meet certain source-of-income,
asset diversification and annual distribution requirements. Very generally, in order to qualify as a RIC, the Fund must derive at least 90% of its gross income for each taxable year from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, or other income derived with respect to its business of investing in stock or other securities and currencies. The Fund must also meet certain asset diversification requirements at the end of each quarter of each of its taxable years. Failure to meet these diversification requirements on the last day of a quarter could result in the Fund having to dispose of certain investments quickly in order to prevent the loss of RIC status. Any such dispositions could be made at disadvantageous prices or times and could result in substantial losses to the Fund. In addition, in order to be eligible for the special tax treatment accorded RICs, the Fund must meet the annual distribution requirement, requiring it to distribute with respect to each taxable year at least 90% of the sum of its “investment company taxable income” (generally its taxable ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any) and its net tax-exempt
income (if any) to its Shareholders. If the Fund fails to qualify as a RIC for any reason and becomes subject to corporate tax, the resulting corporate taxes could substantially reduce its net assets, the amount of income available for distribution and the amount of its distributions. Such a failure would have a material adverse effect on the Fund and its Shareholders. In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions in order to re-qualify
as a RIC.

RIC-Related
Risks of Investments Generating
Non-Cash
Taxable Income.
Certain of the Fund’s investments require the Fund to recognize taxable income in a taxable year in excess of the cash generated on those investments during that year. In particular, the Fund invests in loans and other debt obligations that will be treated as having “market discount” and/or OID for U.S. federal income tax purposes. Because the Fund will, from time to time, be required to recognize income in respect of these investments before, or without receiving, cash representing such income, the Fund will have difficulty satisfying the annual distribution requirements applicable to RICs and avoiding Fund-level U.S. federal income and/or excise taxes in such circumstances. Accordingly, the Fund will, from time to time, be required to sell assets, including at potentially disadvantageous times or prices, borrow, raise additional equity capital, make taxable distributions of its Shares or debt securities, or reduce new investments, to obtain the cash needed to make these income distributions. If the Fund liquidates assets to raise cash, the Fund will, from time to time, realize gain or loss on such liquidations; in the event the Fund realizes net capital gains from such liquidation transactions, its Shareholders could receive larger capital gain distributions than they would in the absence of such transactions.

Cybersecurity Risks.
Increased reliance on internet-based programs and applications to conduct transactions and store data creates growing operational and security risks. Targeted cyber-attacks or accidental events can lead to breaches in computer and data systems security, and subsequent unauthorized access to sensitive transactional and personal information held or maintained by KKR, its affiliates, and third-party service providers or counterparties. Any breaches that occur could result in a failure to maintain the security, confidentiality, or privacy of sensitive data, including personal information relating to investors and the beneficial owners of investors, and could lead to theft, data corruption, or overall disruption in operational systems. Criminals could use data taken in breaches in identity theft, obtaining loans or payments under false identities and other crimes that have the potential to affect the value of assets in which the Fund invests. These risks have the potential to disrupt KKR’s ability to engage in transactions, cause direct financial loss and reputational damage or lead to violations of applicable laws related to data and privacy protection and consumer protection. Cybersecurity risks also necessitate ongoing prevention and compliance costs.

Artificial Intelligence and Machine Learning Developments Risk
. Recent technological advances in artificial intelligence and machine learning technology (collectively, “Machine Learning Technology”), including OpenAI’s release of its ChatGPT application, pose risks to KKR, the Fund and the Fund’s portfolio companies. While KKR could utilize Machine Learning Technology in connection with its business activities, including investment activities, KKR continues to evaluate and adjust internal policies governing use of Machine Learning Technology by its personnel. Notwithstanding any such policies, KKR personnel, senior advisors, industry advisors, executives and other associated persons of the KKR group or any KKR affiliates could, unbeknownst to KKR, utilize Machine Learning Technology in contravention of such policies. KKR, the Fund and the Fund’s portfolio companies could be further exposed to the risks of Machine Learning Technology if third-party service providers or any counterparties, whether or not known to KKR, also use Machine Learning Technology in their business activities. KKR will not be in the position to control the manner in which third-party products are developed or maintained or the manner in which third-party services are provided.

Use of Machine Learning Technology by any of the parties described in the previous paragraph could include the input of confidential information (including material non-public
information)—either by third parties in contravention of
non-disclosure
agreements, or by KKR personnel or the aforementioned KKR advisors and affiliates in contravention of KKR’s policies—into Machine Learning Technology applications, resulting in such confidential information becoming part of a dataset that is accessible by other third-party Machine Learning Technology applications and users.

Independent of its context of use, Machine Learning Technology is generally highly reliant on the collection and analysis of large amounts of data, and it is not possible or practicable to incorporate all relevant data into the model that Machine Learning Technology utilizes to operate. Certain data in such models will inevitably contain a degree of inaccuracy and error – potentially materially so – and could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of Machine Learning Technology. To the extent that KKR, the Fund or the Fund’s portfolio companies are exposed to the risks of Machine Learning Technology use, any such inaccuracies or errors could have adverse impacts on KKR, the Fund or the Fund’s portfolio companies.

Machine Learning Technology and its applications, including in the financial sector, continue to develop rapidly, and it is impossible to predict the future risks that may arise from such developments.

Private and Middle Market Companies Risk.
The Fund will, from time to time, acquire loans from issuers, including, but not limited to, private and middle-market companies, which involve a number of particular risks that might not exist in the case of large public companies, including:

•
these companies could have limited financial resources and limited access to additional financing, which could increase the risk of their defaulting on their obligations, leaving creditors dependent on any guarantees or collateral they have obtained;

•
these companies frequently have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

•	there will not be as much information publicly available about these companies as would be available for public companies and such information might not be of the same quality;

•	these companies are more likely to depend on the management talents and efforts of a small group of persons; as a result, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on these companies’ ability to meet their obligations; and

•
the frequency and volume of the trading of these companies generally is substantially less than is typical of larger companies and as such it could be more difficult for the Fund to exit the investment in the company at its then fair value.

Risks Arising from Purchases of Debt on a Secondary Basis.
The Fund will, from time to time, invest in loans and debt securities acquired on a secondary basis. The Fund is unlikely to be able to negotiate the terms of such debt as part of its acquisition and, as a result, these investments might not include some of the covenants and protections the Fund would generally seek. Even if such covenants and protections are included in the investments held by the Fund, the terms of the investments could provide portfolio companies substantial flexibility in determining compliance with such covenants. In addition, the terms on which debt is traded on the secondary market could represent a combination of the general state of the market for such investments and either favorable or unfavorable assessments of particular investments by the sellers thereof.

Zero Coupon and PIK Bonds Risk.
Because investors in zero coupon or
“payment-in-kind”
(“PIK”) bonds receive no cash prior to the maturity or cash payment date applicable thereto, an investment in such securities generally has a greater potential for complete loss of principal and/or return than an investment in debt securities that make periodic interest payments. Such investments are more vulnerable to the creditworthiness of the issuer and any other parties upon which performance relies.

Non-Diversified
Fund Risk
. The Fund is a
“non-diversified”
investment company for purposes of the 1940 Act, which means that the Fund is not subject to limitations under the 1940 Act on the percentage of its assets that may be invested in the securities of any one issuer. The Fund’s NAV may therefore be subject to greater volatility than that of an investment company that is subject to such a limitation on diversification.

Leverage Risk
. Use of leverage creates an opportunity for increased income and return for Shareholders but, at the same time, creates risks, including the likelihood of greater volatility in the NAV of, and distributions on, the Shares. Increases and decreases in the value of the Fund’s portfolio will be magnified if the Fund uses leverage. Leverage can magnify interest rate risk, which is the risk that the prices of portfolio securities will fall (or rise) if market interest rates for those types of securities rise (or fall). As a result, leverage can cause greater changes in the Fund’s NAV, which will be borne entirely by the Shareholders.

Under the 1940 Act, the Fund generally may not (1) borrow money in an amount greater than 33 1/3% of the Fund’s net assets or (2) issue preferred shares in an amount, when aggregated with any indebtedness outstanding, greater than 50% of the Fund’s net assets.

The Fund may also enter into derivative and similar transactions for hedging or investment purposes that may represent a form of economic leverage and will create risks. The potential loss on derivative instruments can be substantial relative to the initial investment therein. The SEC rule related to the use of derivatives, reverse repurchase agreements and certain other transactions by registered investment companies requires the Fund to trade derivatives and other transactions that create future payment or delivery obligations (except reverse repurchase agreements and similar financing transactions) subject to value-at-risk
(“VaR”) leverage limits and derivatives risk management program and reporting requirements. Generally, these requirements apply unless the Fund satisfies a “limited derivatives users” exception. When the Fund trades reverse repurchase agreements or similar financing transactions, including certain tender option bonds, it needs to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the Fund’s asset coverage ratio as discussed below or treat all such transactions as derivatives transactions. Reverse repurchase agreements or similar financing transactions aggregated with other indebtedness do not need to be included in the calculation of whether a fund satisfies the “limited derivatives users” exception, but for funds subject to the VaR testing requirement, reverse repurchase agreements and similar financing transactions must be included for purposes of such testing whether treated as derivatives transactions or not. SEC guidance in connection with the rule regarding the use of securities lending collateral may limit the Fund’s securities lending activities. In addition, the Fund is permitted to invest in a security on a when-issued or forward-settling basis, or with a non-standard
settlement cycle, and the transaction will be deemed not to involve a senior security, provided that (i) the Fund intends to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). The Fund may otherwise engage in such transactions that do not meet the conditions of the Delayed-Settlement Securities Provision so long as the Fund treats any such transaction as a “derivatives transaction” for purposes of compliance with the rule. Furthermore, under the rule, the Fund will be permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the asset coverage requirements under the 1940 Act, if the Fund reasonably believes, at the time it enters into such agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all such agreements as they come due.

Limitations on Transfer and Liquidity Risks
. No Shareholder will be permitted to transfer its Shares without the consent of the Fund. The transferability of Shares will be subject to certain restrictions contained in the Declaration of Trust and will be affected by restrictions imposed under applicable securities laws. No market currently exists for the Shares, and the Fund contemplates that one will not develop. Shareholders do not have the right to require the Fund to redeem their Shares during the life of the Fund.

Repurchase Offers Risk.
As described under “
Periodic Repurchase Offers
” above, the Fund is an interval fund and, in order to provide liquidity to Shareholders, the Fund, subject to applicable law, conducts quarterly repurchase offers of 5% to 25% of its outstanding Shares at NAV, subject to approval of the Board. The Fund currently intends to make a repurchase offer for 5% of the Fund’s outstanding Shares each calendar quarter. The Fund believes that these repurchase offers are generally beneficial to the Fund’s Shareholders, and repurchases generally are funded from available cash, cash from the sale of Shares or sales of portfolio securities. However, repurchase offers and the need to fund repurchase obligations affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which could harm the Fund’s investment performance. Moreover, it is possible that diminution in the size of the Fund through repurchases will result in an increased expense ratio for Shareholders who do not tender their Shares for repurchase, will result in untimely sales of portfolio securities (with associated imputed transaction costs, which could be significant) and will limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. The Fund will, from time to time, accumulate cash by holding back (i.e., not reinvesting) payments received in connection with the Fund’s investments and cash from the sale of Shares. The Fund believes that it can meet the maximum potential amount of the Fund’s repurchase obligations. If at any time cash and other liquid assets held by the Fund are not sufficient to meet the Fund’s repurchase obligations, the Fund intends, if necessary, to sell investments. In addition, if the Fund borrows to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their Shares by increasing the Fund’s expenses and reducing any net investment income.

If a repurchase offer is oversubscribed, the Board has authority to increase the amount repurchased by up to 2% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline, but is not obligated to do so. In the event that the Board determines not to repurchase more than the repurchase offer amount, or if Shareholders tender more than the repurchase offer amount plus 2% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline, the Fund will repurchase the Shares tendered on a pro rata basis. In that case, Shareholders will have to wait until the next repurchase offer to make another repurchase request. As a result,

Shareholders could be unable to liquidate all or a given percentage of their investment in the Fund during a particular repurchase offer. Some Shareholders, in anticipation of proration, may tender more Shares than they wish to have repurchased in a particular month, thereby increasing the likelihood that proration will occur. Between the Repurchase Request Deadline and the date on which the NAV for tendered Shares is determined, the Fund is subject to market and other risks and the NAV of Shares tendered in a repurchase offer could decline. In addition, the repurchase of Shares by the Fund is generally a taxable event to Shareholders.

Shareholder Default Risk.
As Shareholders will not be required to contribute the full amount of their Commitments to the Fund at the time of their admission and will be required to make incremental contributions pursuant to capital calls issued from time to time by the Fund, there will be a substantial period of time during which Shareholders may be obligated to provide capital without receiving any return and regardless of the performance of the Fund. If a Shareholder fails to pay when due all or any portion of their Commitments or other payment required to be made to the Fund, and the Commitments made by non-defaulting
Shareholders and borrowings by the Fund are inadequate to cover the defaulted amounts, the Fund could be unable to pay its obligations when due. As a result, the Fund could be subjected to significant penalties that could materially adversely affect the returns to all Shareholders (including non-Defaulting
Shareholders).

A Defaulting Shareholder will be subject to substantial consequences, including that the Fund may, with respect to each Default, reduce, as a result of the Default, the Defaulting Shareholder’s investment in the Fund by an amount equal to 50% of the Defaulting Shareholder’s Commitment, and making corresponding reductions to the number of the Defaulting Shareholder’s Shares and in the Defaulting Shareholder’s rights to receive distributions, as well as other consequences described herein. The Fund will have limited recourse in retrieving un-drawn
Commitments in the instance of a Shareholder Default.

While the Adviser may take steps to limit this risk, there is no guarantee that such measures will be sufficient or successful. In seeking to manage the impact of a Shareholder Default on the activities of the Fund, and subject to the Fund’s Declaration of Trust and
By-Laws,
the Fund is permitted to require an additional funding of Commitments from the non-Defaulting
Shareholders, to the extent of their unused Commitments, to fund the shortfall caused by the Defaulting Shareholders.

SUMMARY OF FUND EXPENSES
The following tables are intended to assist you in understanding the various costs and expenses directly or indirectly associated with investing in our common shares as a percentage of net assets attributable to common shares.

Shareholder Transaction Expenses
Maximum Sales Load (as a percentage of the offering price)	None
Maximum Early Repurchase Fee (as a percentage of the offering price)	5.00%

Annual Expenses (Percentage of Net Assets Attributable to Shares)
Management Fee 1	0.50%
Dividend Payments on Preferred Stock	0.01%
Other Expenses 2	0.37%
Total Annual Fund Operating Expenses	0.88%

1
Pursuant to an investment advisory agreement, the Fund’s investment adviser, KKR Credit Advisors (US) LLC (the “Adviser”), receives an annual fee, payable monthly by the Fund, in an amount equal to 0.50% of the Fund’s month end net assets (the “Management Fee”).

The Adviser has agreed to temporarily reduce its Management Fee to an annual rate of 0.35% of the Fund’s month end net assets until the Fund’s aggregate net assets are equal to or greater than $1 billion. When the Fund’s aggregate net assets are equal to or greater than $1 billion, the Adviser’s agreement to temporarily reduce its Management Fee will terminate, and the Adviser will receive a Management Fee at an annual rate of 0.50% of the Fund’s month end net assets. The aforementioned reduction to the Management Fee may be extended, terminated or modified by the Adviser in its sole discretion and at any time.

2
“Other Expenses” are based upon estimated amounts for the current fiscal year. “Other Expenses” include professional fees and other expenses, including, without limitation, filing fees, printing fees, administration fees, investor servicing fees, custody fees, trustee fees and insurance costs.

Pursuant to an Expense Limitation and Reimbursement Agreement, until the Fund’s aggregate net assets are equal to or greater than $1.5 billion, the Adviser has agreed to waive its fees and/or reimburse expenses of the Fund so that certain of the Fund’s expenses (“Specified Expenses”) will not exceed 0.30% of the Fund’s month end net assets. The Fund has agreed to repay these amounts, when and if requested by the Adviser, but only if and to the extent such recoupment occurs within the
36-month
period after the Adviser bears the expense and does not cause the Specified Expenses plus recoupment to exceed 0.30% of the Fund’s month end net assets (or, if a lower expense limit is then in effect, such lower limit). This arrangement cannot be terminated prior to the timeframe stated above without the Board’s consent. “Specified Expenses” is defined to include all expenses incurred in the business of the Fund, including organization and offering expenses, with the exception of (i) the Management Fee; (ii) fees, costs and expenses of identifying, sourcing, investigating (and conducting diligence with respect to), evaluating, structuring, consummating, registering, holding, rating, monitoring or disposing potential and actual portfolio investments, including (a) brokerage commissions, clearing and settlement charges, investment banking fees, bank charges, custodial fees, placement, syndication and solicitation fees, arranger fees, expenses relating to short sales, sales commissions, and other investment, execution, closing and administrative fees, costs and expenses, (b) any travel-related costs and expenses incurred in connection therewith (including costs and expenses of accommodations and meals, costs and expenses related to attending trade association meetings, conferences or similar meetings for purposes of evaluating actual or potential investment opportunities, and with respect to travel on non-commercial
aircraft, costs of travel at a comparable business class commercial airline rate) including any such expenses incurred in connection with attendance at meetings of relevant investment committees and portfolio management committees, (c) expenses associated with portfolio and risk management including hedging transactions and related costs, (d) fees, costs and expenses incurred in the organization, operation, administration, restructuring or dissolution, liquidation and termination of any entities through which the Fund makes investments (including costs associated with establishing and maintaining a permanent residence in certain jurisdictions, such as employee compensation and benefits, allocable rent and other overhead of entities established to manage or administer such entities including entities in which KKR or its affiliates have an interest), and (e) fees, costs and expenses of outside counsel, accountants, auditors, consultants and other similar advisors and service providers incurred in connection with designing, implementing and monitoring participation by portfolio companies or other issuers in compliance and operational “best practices” programs and initiatives; (iii) dividend/interest payments (including any dividend payments, interest expenses, commitment fees, or other expenses related to any leverage incurred by the Fund); (iv) taxes; and (v) extraordinary expenses (as determined in the sole discretion of the Adviser).
Example
1
The following example illustrates the expenses that you would pay on a $
1,000
investment in Shares, assuming (i) total annual expenses of net assets attributable to the Shares remains the same, (ii) a 5% annual return, (iii) reinvestment of all dividends and distributions at NAV and (iv) application of the Expense Limitation and Reimbursement Agreement:

	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred	$7	$21	$37	$83

1	The example should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown.

THE FUND
The Fund is a
non-diversified,
closed-end
management investment company that continuously offers its Shares and is operated as an “interval fund.” The Fund was organized as a Delaware statutory trust on February 10, 2023. The Fund’s principal office is located at 555 California Street, 50th Floor, San Francisco, California, 94104, and its telephone number is (415)
315-3620.
USE OF PROCEEDS
The Fund invests the net proceeds of the sale of its Shares in accordance with the Fund’s investment objective and policies. Pending the investment of the proceeds pursuant to the Fund’s investment objective and policies, the Adviser expects that it will initially invest proceeds in temporary investments. The investment of the proceeds pursuant to the Fund’s investment objective and policies is expected to be made as appropriate investment opportunities are identified, which is expected to be within three months; however, changes in market conditions could result in the Fund’s anticipated investment period extending to as long as six months.
STRUCTURE
The Fund is a specialized investment vehicle that combines many of the features of an investment fund not registered under the 1940 Act, often referred to as a “private investment fund,” with those of a registered closed-end
investment fund. The Fund is similar to a private investment fund in that it will be actively managed and Shares will be sold in relatively large minimum denominations in private placements solely to Eligible Investors. Unlike many private investment funds, however, the Fund, as a registered closed-end
investment fund, can offer Shares without limiting the number of Eligible Investors that can participate in its investment program. The policy of the Fund is not to hold an annual meeting of Shareholders unless a meeting is required to be held under the 1940 Act.

TERM, DISSOLUTION AND LIQUIDATION
The Fund does not have a fixed term. Investors reasonably can expect to receive distributions from the Fund periodically after the Fund’s investments terminate. The Fund will be wound up and dissolved after its final distribution to Shareholders. The Fund may be dissolved prior thereto in accordance with its Declaration of Trust.
THE FUND’S INVESTMENTS
Investment Objective
The Fund’s investment objective is to seek to provide attractive risk-adjusted returns. There can be no assurance that the Fund will achieve its investment objective. The Fund’s investment objective is not fundamental and may be changed by the Board without Shareholder approval.
Investment Strategies
The Fund seeks to achieve its investment objective principally through investments in privately originated credit investments. These investments are comprised primarily of private asset-based finance investments, which derive returns from recurring, often contractual cash flows of large, diversified pools of underlying hard and financial assets. The Fund focuses on investment grade and investment grade-like financings, as well as purchasing whole loans which if securitized are largely financed by investment grade bonds. Instruments in which the Fund invests include credit-linked notes and senior loans. The Fund takes a multi-sector investment approach across a range of sectors and instrument types, including the following market segments: consumer finance, mortgages, small-medium sized enterprises (“SME”), hard assets, infrastructure, airline, shipping, technology, energy, real estate and contractual cash flows. The Fund will not invest more than 40% of its assets plus any unfunded commitments in companies or other issuers within any one market segment. In addition, the Fund will limit its investments in any single issuer to no more than 7.5% of the Fund’s total investments plus any unfunded commitments or $500 million (whichever is greater). Investments can be made directly and indirectly through origination and structured instruments as well as proprietary or limited syndicated transactions with third-party intermediaries seeking a premium to similarly rated corporate credit risk.
The Fund, under normal circumstances, invests at least 90% of its assets in either those rated investment grade, or which the Adviser reasonably believes could be rated investment grade, by an accepted nationally recognized statistical ratings organization or, in the case of facilities backed by mortgages, those that are predominantly senior debt. Accepted nationally recognized statistical ratings organizations include: A.M. Best Rating Services, Inc.; DBRS, Inc.; Egan-Jones Ratings Co.; Fitch Ratings, Inc.; Kroll Bond Rating Agency, Inc.; Moody’s Investors Service, Inc.; and Standard & Poor’s Ratings Services.
The Fund invests principally in the United States and Europe but may invest in any country.
The Fund relies on an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”) that permits it to, among other things, co-invest with
certain other persons, including certain affiliates of the Adviser and certain public or private funds managed by the Adviser and its affiliates, subject to certain terms and conditions.
The Fund may enter into interest rate, foreign exchange or other derivative agreements, including swaps, futures, forwards and options, to hedge interest rate and currency risk. The Fund may also enter into reverse repurchase agreements and dollar rolls.
The Fund’s investment strategies are not fundamental and may be changed by the Board without Shareholder approval.

The Investment Process
Origination
Our partnership approach and reputation for delivering results has helped position KKR as a strong and reliable counterparty for loan originators, issuers, banks and advisors today. Our track record and reputation helps facilitate access to a broad spectrum of deals, which provides our investment teams with the ability to be selective while still deploying investors’ capital efficiently.
The breadth of our broader credit and capital markets platform is also crucial to exploring and originating investment opportunities for the Fund, as it enables us to provide a
“one-stop”
solution for a company’s entire capital structure. The Adviser believes the flexibility to offer a complete solution to companies, and in the process build relationships with management teams and companies, is a competitive advantage in sourcing and completing investments for the Fund.
The Adviser believes the KKR Credit Team’s proprietary sourcing channels distinguish the KKR Credit Team from other non-bank
lenders. These channels include direct (i.e., proprietary) relationships, advisor networks, sponsor coverage, KKR’s global investment capabilities and resources, and banks and intermediaries.
The Adviser strives to deliver bespoke means of accessing and realizing value on investments, which often results in investments taking varying forms. Further, this customization can afford the KKR Credit Team with greater control of the transaction structuring process; due diligence can be completed on our terms and typically is not driven by a broader syndicate with potentially competing interests.
Underwriting
The Fund incorporates KKR’s fundamentally driven investment philosophy based on deep credit underwriting and rigorous financial analysis, leveraging KKR’s deep experience in both credit and private equity underwriting. The Adviser believes that this analytically intense process differentiates the level of credit analysis that the KKR Credit Team performs relative to its peers.
The KKR Credit Team employs a
top-down
approach to investing. Each investment is predicated on a clear investment thesis that is typically premised on a favorable long-term outlook or macroeconomic views on the sector or addressable market in question where the Adviser believes returns can potentially be produced that exceed the underlying risk compared to other forms of investment. Often, our team first identifies the market opportunity and then seeks to capture it through one of the core investment types As such, there is not a “one size fits all” approach to underwriting and investing.
Key criteria the team considers when evaluating an investment include, (i) the potential for attractive risk-adjusted returns by exploiting mispriced or underserved credit needs, (ii) the ability to deploy capital in suitable scale and to implement financing, (iii) a compelling macroeconomic or secular foundation, (iv) an underwritable management team with a demonstrable track record, and (v) when appropriate, our ability to exert influence, if not control, over the investment. When the Adviser locates a potentially attractive market segment, the team initially accumulates relevant market data through advisors, experts in the segment, and incumbent players in the market to ascertain that the performance achieved by these market participants through the cycle meets our criteria. As is the case in its origination activities, the KKR Credit Team seeks to leverage KKR’s firm-wide capabilities and extensive network of external relationships in underwriting investments.
The Adviser generally integrates sustainability considerations alongside traditional factors in the investment decision-making process that it, in its sole discretion, determines have—or have the potential to have—a substantial impact on an organization’s ability to create or preserve economic value. The Adviser applies proprietary criteria to assess potential financial and reputational risks to issuers. An investment’s sustainability-related risks and opportunities are assessed, monitored and re-evaluated
on an ongoing basis. The identification of a risk related to one or more sustainability-related considerations will not necessarily exclude a particular investment that, in the Adviser’s view, is otherwise suitable and attractively priced for investment. The Adviser may utilize data sources provided by third-party vendors and/or engage directly with issuers in assessing sustainability-related risks and opportunities. While the Adviser may consider sustainability factors when making an investment decision in the same way it considers other business-relevant topics that it considers most significant for maximizing and protecting value, the Fund does not pursue a sustainability-based investment strategy or limit its investments to those that meet specific sustainability criteria or standards. Any reference herein to sustainability-related considerations is not intended to qualify the Fund’s focus on seeking investments that it believes will generate attractive risk-adjusted returns, and sustainability is not a principal investment strategy of the Fund.
Portfolio Management
Capital preservation is a critical element of the KKR Credit Team’s approach to managing KKR’s credit assets. The KKR Credit Team stays involved in each portfolio investment throughout its life cycle. Investments often provide an informational advantage over investments in more broadly syndicated debt instruments. Given the private nature of these investments, financing providers are generally able to access frequent borrower performance reporting which, combined with other negotiated terms in these arrangements, can enable lenders to identify early signs of credit deterioration. The KKR Credit Team is supported by a dedicated Portfolio Monitoring Unit based in Dublin. This team undertakes detailed and ongoing monitoring and reporting of credit metrics across portfolios, which in turn will assist the KKR Credit Team in reviewing and re-underwriting
the credit attractiveness of each investment of the Fund on an ongoing basis.
In addition to acting as a financing partner to companies when making an initial investment, the Adviser believes that the KKR Credit Team is one of the few teams that can add significant value to a company post-investment as part of our ongoing portfolio management function. For example, the KKR Credit Team has the ability to scale with the company through additional funding and resources, without compromising quality. If an investment shows signs of credit deterioration through adverse operational developments within a company, the KKR Credit Team has the ability to leverage the operational expertise to assist the company in implementing operational improvements. With our long heritage as a corporate owner, KKR is well placed to take a leadership position in potential restructurings. The KKR Credit Team can also leverage restructuring expertise within the KKR Credit special situations team to assist the Fund in navigating jurisdictional, strategic and corporate issues if they move through periods of portfolio company underperformance.
Derivatives and Liability Management
The Adviser believes another vital component of portfolio management is ongoing liability management. KKR has established a dedicated derivatives and liability management (“DLM”) team, which is a resource the Adviser uses as a platform-wide driver of value to KKR funds. The DLM team leverages the footprint of KKR to drive competitive financing terms for all KKR funds. The team has dual reporting lines to both investment leadership and KKR’s Market Risk Committee. The Adviser believes that the expertise and capabilities provided by the DLM team differentiates the KKR Credit Team’s abilities with respect to fund-level and individual asset-level liabilities management.
Investment Policies
Credit Ratings and Unrated Securities
Rating agencies are private services that provide ratings of the credit quality of debt obligations, including convertible securities, based upon their assessment of the likelihood of the receipt of principal and interest payments. Ratings assigned by a rating agency are not absolute standards of credit quality and do not consider the risks of fluctuations in market value or other factors that influence the value of debt securities. Rating agencies could fail to make timely changes in credit ratings and an issuer’s current financial condition could be better or worse than a rating indicates. Therefore, the credit rating assigned to a particular instrument might not fully reflect the true risks of an investment in such instrument. Credit rating agencies can change their methods of evaluating credit risk and determining ratings. These changes can occur quickly and often. Credit rating agencies can be paid by the companies whose debt they analyze and grade. To the extent that the issuer of a security pays a rating agency for the analysis of its security, an inherent conflict of interest exists that could affect the reliability of the rating. The Adviser does not rely solely on credit ratings; rather, it develops its own analysis of issuer credit quality. The ratings of a debt security can change over time. S&P, Moody’s and Fitch monitor and evaluate the ratings assigned to securities on an ongoing basis. As a result, securities held by the Fund could receive a higher rating (which would tend to increase their value) or a lower rating (which would tend to decrease their value) during the period in which they are held.
The Fund, from time to time, purchases unrated securities (securities which are not rated by a rating agency) if the Adviser determines that the securities are an appropriate investment for the Fund. Unrated securities generally are less liquid than comparable rated securities and involve the risk that the Adviser might not accurately evaluate the security’s comparative credit rating. To the extent that the Fund invests in high yield and/or unrated securities, the Fund’s success in achieving its investment objective could depend more heavily on the Adviser’s analysis than if the Fund invested exclusively in higher-quality and rated securities. The Adviser will attempt to reduce the risks of investing in lower rated or unrated debt instruments through active portfolio management, credit analysis and attention to current developments and trends in the economy and the financial markets.
The Fund is not required to dispose of a security in the event that a rating agency downgrades its assessment of the credit characteristics of a particular issue or withdraws its assessment, including in the event of a default. In determining whether to retain or sell such a security, the Adviser considers such factors as Adviser’s assessment of the credit quality of the issuers of such security, the price at which such security could be sold and the rating, if any, assigned to such security by other rating agencies.
Percentage Limitations
Compliance with any policy or limitation of the Fund that is expressed as a percentage of assets is determined at the time of purchase of portfolio securities. The policy will not be violated if these limitations are exceeded because of changes in the market value or investment rating of the Fund’s assets or if a Borrower or issuer distributes equity securities incident to the purchase or ownership of a loan or fixed-income instrument or in connection with a reorganization of a Borrower or issuer.
Effects of Leverage
The following table is designed to illustrate the effects of leverage on Share total return, assuming hypothetical annual investment portfolio total returns, net of expenses (consisting of income and changes in the value of investments held in the Fund’s portfolio) of –10%, –5%, 0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of the investment portfolio returns expected to be experienced by the Fund. The table further assumes indebtedness of $515,000 and a projected annual rate of interest of 12.0%. The annual return that the Fund’s portfolio must experience in order to cover the costs of such leverage would be approximately 0.01%.

Assumed Return on Portfolio (net of expenses)	(10.00)%	(5.00)%	0.00%	5.00%	10.00%
Share Total Return	(10.02)%	(5.02)%	(0.01)%	5.00%	10.00%
Share Total Return is composed of two elements: the Shares dividends paid by the Fund (the amount of which is largely determined by the net investment income of the Fund after paying dividends or interest on its leverage) and gains or losses on the value of the securities the Fund owns. As required by SEC rules, the table above assumes that the Fund is more likely to suffer capital losses than to enjoy capital appreciation. For example, to assume a total return of 0% the Fund must assume that the interest it receives on its debt security investments is entirely offset by losses in the value of those investments.

RISKS
An investment in Shares may be speculative in that it involves a high degree of risk and should not constitute a complete investment program. Before making an investment decision, you should carefully consider the following risks, together with the other information contained in the prospectus. If any of these risks discussed in this prospectus occurs, the Fund’s results of operations could be materially and adversely affected. If this were to happen, the price of Shares could decline significantly, and you could lose all or a part of your investment.
Limited Operating History
.
 The Fund is a
non-diversified, closed-end management
investment company with limited operating history. As a result, prospective investors have a limited track record or history on which to base their investment decision. The Fund is subject to all the business risks and uncertainties associated with any new business.
Investment and Market Risk.
An investment in the Fund involves a considerable amount of risk. Before making an investment decision, a prospective investor should (i) consider the suitability of this investment with respect to his or her investment objectives and personal situation and (ii) consider factors such as his or her personal net worth, income, age, risk tolerance and liquidity needs. The value of the loans and fixed-income instruments, short positions and other securities and derivative instruments owned by the Fund will fluctuate, sometimes rapidly and unpredictably, and such investment is subject to investment risk, including the possible loss of the entire principal amount invested. At any point in time, an investment in Shares could be worth less than the original amount invested, even after taking into account distributions paid by the Fund and the ability of Shareholders to reinvest dividends.
The Fund is materially affected by market, economic and political conditions and events, such as natural disasters, geopolitical events, military conflicts, epidemics and pandemics, globally and in the jurisdictions and sectors in which it invests or operates, including factors affecting interest rates, the availability of credit, currency exchange rates, sanctions, tariffs and trade barriers. For example,
COVID-19
adversely impacted, and any future outbreaks could adversely impact, the markets and economy in general, including the companies in which the Fund invests, and could harm Fund performance. Epidemics and pandemics, have and may further result in, among other things, travel restrictions, closure of international borders, certain businesses and securities markets, restrictions on securities trading activities, quarantines, supply chain disruptions and reduced consumer demand, as well as general concern and uncertainty. Market, economic and political conditions and events are outside the Adviser’s control and could adversely affect the liquidity and value of the Fund’s investments and reduce the ability of the Fund to make attractive new investments.
Ongoing events in the subprime mortgage market and other areas of the fixed income markets have caused and can continue to cause significant dislocations, illiquidity and volatility in the leveraged loan and bond markets, as well as in the wider global financial markets. To the extent portfolio companies and other issuers of the Fund’s portfolio investments participate in or have exposure to such markets, the results of their operations could be adversely affected. In addition, to the extent that such economic and market events and conditions reoccur, this would have a further adverse impact on the availability of credit to businesses generally. Global economic conditions could adversely impact the financial resources and credit quality of corporate and other borrowers in which the Fund invests and result in the inability of such borrowers to make principal and interest payments on, or refinance, outstanding debt when due. In the event of such defaults, the Fund could suffer a partial or total loss of their investment in such borrowers, which would, in turn, have an adverse effect on the Fund’s returns. Such economic and market events and conditions also could restrict the ability of the Fund to sell or liquidate investments at favorable times or for favorable prices (although such events and conditions would not necessarily foreclose the Fund’s ability to hold such investments until maturity). It is possible that the value of the Fund’s investments will not generate expected current proceeds or appreciate as anticipated and could suffer a loss. Trends and historical events do not imply, forecast or predict future events and past performance is not necessarily indicative of future results. There can be no assurance that the assumptions made or the beliefs and expectations currently held by the Adviser will prove correct, and actual events and circumstances can vary significantly.

The Fund will, from time to time, be subject to risk arising from a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution could cause a series of defaults by the other institutions. This is sometimes referred to as “systemic risk” and could adversely affect financial intermediaries, such as clearing agencies, clearing houses, banks, securities firms and exchanges, with which the Fund interacts regularly.
Illiquid and Long-Term Investments Risk.
Investment in the Fund requires a long-term commitment, with no certainty of return. A significant portion
of the Fund’s investments generally are in private, illiquid securities, which are typically subject to restrictions on resale. There can be no assurance that the Fund will be able to generate returns for Shareholders, that the returns will be commensurate with the risks of investing in the type of transactions and issuers described herein or that the Adviser’s methodology for evaluating risk-adjusted return profiles for investments will achieve its objective. In some cases, the Fund will be legally, contractually or otherwise prohibited from selling certain investments for a period of time or otherwise be restricted from disposing of them, and illiquidity could also result from the absence of an established market for certain investments. The realizable value of an illiquid investment, at any given time, could be less than its intrinsic value. In addition, it is anticipated that certain types of investments made by the Fund will require a substantial length of time to liquidate. As a result, from time to time, the Fund will be unable to realize its investment objective by sale or other disposition at attractive prices or will otherwise be unable to complete any exit strategy.
The return of capital and the realization of gains, if any, from an investment by the Fund generally will occur only upon the partial or complete repayment or disposition of such investment, as to which there can be no certainty. The Fund’s investments are speculative in nature and there can be no assurance that current income received by the Fund will be sufficient to service the Fund’s debt or that any investor will receive a return of his or her invested capital or any distribution from the Fund. While an investment can be sold or repaid at any time, this will occur typically a number of years after the investment is made, and investors should expect that they will not receive a return of their capital for a long period of time even if the Fund’s investments prove successful.
Certain investments by the Fund could be in securities that are or become publicly traded and are therefore subject to the risks inherent in investing in public companies (including new issues of securities). These factors are outside the Adviser’s control and could adversely affect the liquidity and value of the Fund’s investments and reduce the ability of the Fund to make attractive new investments. In addition, in some cases the Fund could be prohibited by contract or other limitations from selling such securities for a period so that the Fund is unable to take advantage of favorable market prices. The Fund will likely not have the same access to information in connection with investments in public companies, either when investigating a potential investment or after making an investment, as with investments in private companies. Furthermore, it can be expected from time to time that the Fund will be limited in its ability to make investments, and to sell existing investments, in public or private companies because KKR could be deemed to have material, non-public
information regarding the issuers of those securities or as a result of other internal policies. Accordingly, there can be no assurance that the Fund will be able to make investments in public companies that the Adviser otherwise deems appropriate or, if it does, as to the amount it will so invest. Moreover, the inability to sell investments in public or private companies in these circumstances could materially adversely affect the investment results of the Fund. The Fund also invests in securities exempt from registration pursuant to Rule 144A under the 1933 Act, which investment is likely to raise many of the same issues and risks discussed above. It is possible that the Adviser, in its sole discretion, will decline to receive material nonpublic information in respect of a public company in which the Fund has invested that would otherwise be available to it to avoid being restricted from trading in securities issued by such public company or to avoid the Adviser or its affiliates being so restricted on behalf of other funds, vehicles or accounts sponsored, managed or advised by KKR or any of its affiliates. See “Conflicts of Interest.”
Asset-Backed Securities Risk.
The value of ABSs like that of traditional fixed-income instruments, typically increases when interest rates fall and decreases when interest rates rise. However, ABSs differ from traditional fixed-income instruments because of their potential for prepayment. The price paid by the Fund for such securities, the yield the Fund expects to receive from such securities and the average life of such securities are based on a number of factors, including the anticipated rate of prepayment of the underlying assets.

Mortgage-Backed Securities Risk.
In addition to the risks associated with other ABSs as described above, mortgage-backed securities are subject to the general risks associated with investing in real estate securities; that is, they could lose value if the value of the underlying real estate to which a pool of mortgages relates declines. Mortgage-backed securities can be issued by governments or their agencies and instrumentalities, such as, in the United States, the Government National Mortgage Association (“Ginnie Mae”), Fannie Mae and Freddie Mac. They can also be issued by private issuers but represent an interest in or are collateralized by pass-through securities issued or guaranteed by a government or one of its agencies or instrumentalities. In addition, mortgage-backed securities can be issued by private issuers and be collateralized by securities without a government guarantee. Such securities usually have some form of private credit enhancement.
Pools created by private issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments. Notwithstanding that such pools could be supported by various forms of private insurance or guarantees, there can be no assurance that the private insurers or guarantors will be able to meet their obligations under the insurance policies or guarantee arrangements. The Fund will, from time to time, invest in private mortgage pass-through securities without such insurance or guarantees. Any mortgage-backed securities that are issued by private issuers are likely to have some exposure to subprime loans as well as to the mortgage and credit markets generally. In addition, such securities are not subject to the underwriting requirements for the underlying mortgages that would generally apply to securities that have a government or government-sponsored entity guarantee, thereby increasing their credit risk. The risk of non-payment is
greater for mortgage-related securities that are backed by mortgage pools that contain subprime loans, but a level of risk exists for all loans (including through participations, assignments, originations and whole loans). Market factors adversely affecting mortgage loan repayments include a general economic downturn, high unemployment, a general slowdown in the real estate market, a drop in the market prices of real estate, or an increase in interest rates resulting in higher mortgage payments by holders of adjustable rate mortgages.
Structured Products Risk.
Holders of Structured Products, such as credit-linked notes, bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk.
Structured Products are subject to the normal interest rate, default and other risks associated with fixed-income securities and asset-backed securities. Additionally, the risks of an investment in a Structured Product depend largely on the type of the collateral securities and the class of the Structured Product or other asset-backed security in which the Fund invests. The Fund generally has the right to receive payments only from the Structured Product, and generally does not have direct rights against the issuer or the entity that sold the underlying collateral assets. Such collateral could be insufficient to meet payment obligations and the quality of the collateral might decline in value or default. Also, the class of the Structured Product could be subordinate to other classes, values could be volatile, and disputes with the issuer could produce unexpected investment results. While certain Structured Products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in Structured Products generally pay their share of the Structured Product’s administrative and other expenses. Although it is difficult to predict whether the prices of indices and securities underlying Structured Products will rise or fall, these prices (and, therefore, the prices of Structured Products) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a Structured Product uses shorter-term financing to purchase longer term securities, the issuer could be forced to sell its securities at below market prices if it experiences difficulty in obtaining short-term financing, which could adversely affect the value of the Structured Products owned by the Fund.
Structured Products issue classes or “tranches” that offer various maturity, risk and yield characteristics. Losses caused by defaults on underlying assets are borne first by the holders of subordinate tranches. If there are defaults or the Structured Product’s collateral otherwise underperforms, scheduled payments to more senior tranches take precedence over those of subordinate tranches. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the collateral and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche from a Structured Product typically has higher ratings and lower yields than its underlying securities and could be investment grade. Despite the protection from the subordinate tranches, more senior tranches of structured products can experience substantial losses due to actual defaults, downgrades of the underlying collateral by rating agencies, forced liquidation of the collateral pool due to a failure of coverage tests, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults as well as investor aversion to Structured Product securities as a class.
In addition to the general risks associated with debt securities discussed herein, Structured Products carry additional risks, including, but not limited to the risk that: (i) distributions from collateral securities might not be adequate to make interest or other payments; (ii) the collateral could default or decline in value or be downgraded, if rated by a NRSRO; (iii) the Fund is likely to invest in tranches of Structured Products that are subordinate to other tranches; (iv) the structure and complexity of the transaction and the legal documents could lead to disputes among investors regarding the characterization of proceeds; (v) the investment return achieved by the Fund could be significantly different than those predicted by financial models; (vi) there will be no readily available secondary market for Structured Products; (vii) technical defaults, such as coverage test failures, could result in forced liquidation of the collateral pool; and (viii) the Structured Product’s manager could perform poorly.
Typically, Structured Products are privately offered and sold, and thus, are not registered under the securities laws and can be thinly traded or have a limited trading market. As a result, investments in Structured Products could be characterized as illiquid investments and could have limited independent pricing transparency. However, an active dealer market could exist for Structured Products that qualify under the Rule 144A “safe harbor” from the registration requirements of the 1933 Act for resales of certain securities to qualified institutional buyers, and such Structured Products could be characterized by the Fund as liquid investments.
Fixed-Income Instruments Risk.
The Fund invests in loans and other types of fixed-income instruments and securities. Such investments are secured, partially secured or unsecured, can be unrated and, whether or not rated, can have speculative characteristics. The market prices of the Fund’s investments change in response to changes in interest rates and other factors. Generally, when interest rates rise, the values of fixed-income instruments fall and vice versa. In typical interest rate environments, the prices of longer-term fixed-income instruments generally fluctuate more than the prices of shorter-term fixed-income instruments as interest rates change. These risks are more pronounced in a changing interest rate environment. Most high yield investments pay a fixed rate of interest and are therefore vulnerable to inflation risk.
From time to time, the obligor of a fixed-income instrument will not be able or willing to pay interest or to repay principal when due in accordance with the terms of the associated agreement. An obligor’s willingness and ability to pay interest or to repay principal due in a timely manner will be affected by, among other factors, its cash flow. Commercial bank lenders could be able to contest payments to the holders of other debt obligations of the same obligor in the event of default under their commercial bank loan agreements.
Interest Rate Risk.
The Fund’s investments expose the Fund to interest rate risks, meaning that changes in prevailing market interest rates could negatively affect the value of such investments. Factors that can affect market interest rates include, without limitation, inflation, slow or stagnant economic growth or recession, unemployment, money supply, governmental monetary policies, international disorders and instability in U.S. and
non-U.S.
financial markets. The Fund expects that it will periodically experience imbalances in the interest rate sensitivities of its assets and liabilities and the relationships of various interest rates to each other. In a changing interest rate environment, the Adviser might not be able to manage this risk effectively. If the Adviser is unable to manage interest rate risk effectively, the Fund’s performance could be adversely affected
.
Senior Loans Risk.
Senior Loans hold the most senior position in the capital structure of a Borrower. Senior Loans in most circumstances are fully collateralized by assets of the Borrower. Thus, they are generally repaid before unsecured bank loans, corporate bonds, subordinated debt, trade creditors and preferred or common stockholders. Substantial increases in interest rates could cause an increase in loan defaults as Borrowers might lack resources to meet higher debt service requirements. The value of the Fund’s assets could also be affected by other uncertainties such as economic developments affecting the market for senior secured term loans or affecting Borrowers generally. Moreover, the security for the Fund’s investments in secured debt might not be recognized for a variety of reasons, including the failure to make required filings by lenders, trustees or other responsible parties and, as a result, the Fund might not have priority over other creditors as anticipated.
Senior Loans usually include restrictive covenants, which must be maintained by the Borrower. The Fund will, from time to time, have an obligation with respect to certain senior secured term loan investments to make additional loans upon demand by the Borrower. Such instruments, unlike certain bonds, usually do not have call protection. This means that such interests, although having a stated term, can be prepaid, often without penalty. The rate of such prepayments will be affected by, among other things, general business and economic conditions, as well as the financial status of the Borrower. Prepayment would cause the actual duration of a Senior Loan to be shorter than its stated maturity.
Senior Loans typically are secured by pledges of collateral from the Borrower in the form of tangible and intangible assets. In some instances, the Fund invests in Senior Loans that are secured only by stock of the Borrower or its subsidiaries or affiliates. The value of the collateral could decline below the principal amount of the senior secured term loans subsequent to an investment by the Fund.
Senior Loans generally are not registered with the SEC or any state securities commission and are not listed on any national securities exchange. There is less readily available or reliable information about most Senior Loans than is the case for many other types of securities, including securities issued in transactions registered under the 1933 Act or registered under the Exchange Act. No active trading market exists for some Senior Loans, and some Senior Loans are subject to restrictions on resale. A secondary market could be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which could impair the Fund’s ability to realize full value and thus cause a material decline in the Fund’s NAV. In addition, at times, the Fund will not be able to readily dispose of its Senior Loans at prices that approximate those at which the Fund could sell such loans if they were more widely traded and, as a result of such illiquidity, the Fund will, from time to time, have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. During periods of limited supply and liquidity of Senior Loans, the Fund’s yield could be lower. See “Risks—Below Investment Grade Instruments Risk.”
If legislation or government regulations impose additional requirements or restrictions on the ability of financial institutions to make loans, the availability of Senior Loans for investment by the Fund will be adversely affected. In addition, such requirements or restrictions could reduce or eliminate sources of financing for certain Borrowers. This would increase the risk of default.
Credit Risk.
The Fund’s debt investments are subject to the risk of
non-payment
of scheduled interest or principal by the borrowers with respect to such investments. Such non-payment
would likely result in a reduction of income to the Fund and a reduction in the value of the debt investments experiencing non-payment.
The Fund will, from time to time, invest in investments that the Adviser believes are secured by specific collateral, the value of which exceeds the principal amount of the investments at the time of initial investment. There can be no assurance, though, that the liquidation of any such collateral would satisfy the borrower’s obligation in the event of non-payment
of scheduled interest or principal payments with respect to such investment or that such collateral could be readily liquidated. In addition, in the event of bankruptcy of a borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing an investment. Under certain circumstances, collateral securing an investment will be released without the consent of the Fund. The Fund, from time to time, also invests in high yield instruments and other unsecured investments, each of which involves a higher degree of risk than Senior Loans. The Fund’s right to payment and its security interest, if any, could be subordinated to the payment rights and security interests of more senior creditors. Certain of these investments will have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the investment. In this case, a portfolio company’s ability to repay the principal of an investment could be dependent upon a liquidity event or the long-term success of the company, the occurrence of which is uncertain.
Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in the competitive environment or an economic downturn. As a result, companies that the Fund expected to be stable could operate, or expect to operate, at a loss or have significant variations in operating results, could require substantial additional capital to support their operations or maintain their competitive position or could otherwise have a weak financial condition or be experiencing financial distress.
Subordinated and Unsecured or Partially Secured Loans Risk.
The Fund will, from time to time, invest in unsecured loans and secured subordinated loans, including second and lower lien loans. Second lien loans are generally second in line in terms of repayment priority. A second lien loan could have a claim on the same collateral pool as the first lien or it could be secured by a separate set of assets. Second lien loans generally give investors priority over general unsecured creditors in the event of an asset sale. The priority of the collateral claims of third or lower lien loans ranks below holders of second lien loans and so on. Such junior loans are subject to the same general risks inherent to any loan investment, including credit risk, market and liquidity risk and interest rate risk. Due to their lower place in the borrower’s capital structure and possible unsecured or partially secured status, such loans involve a higher degree of overall risk than Senior Loans of the same borrower.
Mezzanine Securities Risk.
The Fund expects most of its mezzanine securities and other investments, if any, to be unsecured and made in companies whose capital structures have significant indebtedness ranking ahead of the investments, all or a significant portion of which could be secured. Although the securities and other investments could benefit from the same or similar financial and other covenants as those enjoyed by the indebtedness ranking ahead of the investments and could benefit from cross-default provisions and security over the portfolio company’s assets, some or all of such terms might not be part of particular investments. Mezzanine securities and other investments generally are subject to various risks including, without limitation: (i) a subsequent characterization of an investment as a “fraudulent conveyance;” (ii) the recovery as a “preference” of liens perfected or payments made on account of a debt in the 90 days before a bankruptcy filing; (iii) equitable subordination claims by other creditors;
(iv) so-called
“lender liability” claims by the issuer of the obligations; and (v) environmental liabilities that arise with respect to collateral securing the obligations.
Risk of Investments in Companies in Regulated Industries.
Certain industries are heavily regulated. To the extent that the Fund makes investments in industries that are subject to greater amounts of regulation than other industries generally, these portfolio companies would pose additional risks relative to investments in other companies. Changes in applicable laws or regulations, or in the interpretations of these laws and regulations, could result in increased compliance costs or the need for additional capital expenditures. If a portfolio company fails to comply with these requirements, it could also be subject to civil or criminal liability and the imposition of fines. Portfolio companies also could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such issuer. Governments have considerable discretion in implementing regulations that could impact a portfolio company’s business, and governments could be influenced by political considerations and make decisions that adversely affect a portfolio company’s business. Additionally, certain portfolio companies could have a unionized workforce or employees who are covered by a collective bargaining agreement, which could subject any such issuer’s activities and labor relations matters to complex laws and regulations relating thereto. Moreover, a portfolio company’s operations and profitability could suffer if
it experiences labor relations problems. Upon the expiration of any such portfolio company’s collective bargaining agreements, it could be unable to negotiate new collective bargaining agreements on terms favorable to it, and its business operations at one or more of its facilities could be interrupted as a result of labor disputes or difficulties and delays in the process of renegotiating its collective bargaining agreements. A work stoppage at one or more of any such portfolio company’s facilities could have a material adverse effect on its business, results of operations and financial condition. Any such problems additionally could bring scrutiny and attention to the Fund itself, which could adversely affect the Fund’s ability to implement its investment objective.
Risk of Investments in the Airline Industry.
The Fund will, from time to time, make equity, debt or hybrid investments in companies that acquire financial and/or hard assets in the airline industry. The airline industry is cyclical and highly competitive. Airlines and related companies could be affected by political or economic instability, terrorist activities, changes in national policy, competitive pressures on certain air carriers, fuel prices and shortages, labor stoppages, insurance costs, recessions, world health issues and other political or economic events adversely affecting world or regional trading. For example, the airline industry was particularly affected by the reduction in travel resulting from the
COVID-19
outbreak and related travel restrictions. Additionally, the airline industry is highly sensitive to general economic trends, and any downturn in the global economy or in the relevant local economy could adversely affect results of operations and financial conditions. The airline industry is subject to significant regulation, including increasing environmental regulations that could lead to increased costs and affect profitability.
Risk of Investments in the Shipping Industry.
The Fund will, from time to time, make equity, debt or hybrid investments in companies that acquire financial and/or hard assets in the shipping industry, which are subject to, among others, the following risks, which might not be insurable: (i) extensive and changing safety, environmental protection and other international, national, state and local governmental laws, regulations, treaties and conventions in force in international waters, the jurisdictional waters of the countries in which a shipping company’s vessels operate, as well as the countries of such vessels’ registration, compliance with which could require ship modifications and changes in operating procedure; (ii) risks associated with
non-U.S.
investments and force majeure risks (for example, international sanctions, embargoes, restrictions, nationalizations, and wars or acts of piracy or terrorist attacks and severe weather and natural disasters; see
“Risks—Non-U.S.
Securities Risk”); (iii) labor-related
risks; (iv) adverse changes in maintenance and other fixed costs and/or capital expenditure requirements; and (v) counterparty risks, including risks of adverse changes affecting chartering agreements from which a shipping company derives income. Additionally, for example, the shipping industry and ports globally were significantly impacted by the global decline in demand for goods that accompanied the
COVID-19
outbreak.
Risk of Investments in Technology Industries.
The Funds could, from time to time, make investments in issuers involved in the technology industry. The technology industry is challenged by various factors, including rapidly changing market conditions and/or participants, new competing products, changing consumer preferences, short product life cycles, services and/or improvements in existing products or services. Any relevant issuer will compete in this volatile environment. There is no assurance that products or services sold by such issuer will not be rendered obsolete or adversely affected by competing products and services or that the issuer will not be adversely affected by other challenges. Moreover, competition can result in significant downward pressure on pricing.
Energy-Related Investments Risk.
The Fund will, from time to time, invest in debt related securities of the energy industry. Electric generation and transmission, as well as oil, natural gas, and coal storage, handling, processing and transportation, are typically regulated to varying degrees. In addition to restrictions imposed by environmental regulators, statutory and regulatory requirements include those imposed by energy, zoning, land use, safety, labor and other regulatory or political authorities. It is possible that changes to applicable regulations or regulatory practice could have adverse consequences for an investment of the Fund.
Ordinary operation or the occurrence of an accident, with respect to an energy asset, could cause major environmental damage, which could result in significant financial distress to such asset. Certain environmental laws and regulations require that an owner or operator of an energy asset address prior environmental contamination, which could involve substantial cost. As a result, certain of the Fund’s investments in the energy sector could be exposed to substantial risk of loss from environmental claims. Furthermore, changes in environmental laws or regulations or the environmental condition of an energy investment could create liabilities that did not exist at the time of the investment by the Fund and that could not have been foreseen. Community and environmental groups might protest about the development or operation of energy assets, which could induce government action to the detriment of the Fund. New and more stringent environmental or health and safety laws, regulations and permit requirements, or stricter interpretations of current laws, regulations or requirements, could impose substantial additional costs on the issuer of a portfolio investment. Some of the most onerous environmental requirements regulate air emissions of pollutants and greenhouse gases; these requirements particularly affect companies in the power and energy industry.
Additionally, for example, the
COVID-19
outbreak and the resulting slowdown in economic activity reduced the demand for various
natural resources, including oil, and increased the price volatility of natural resources and companies within the energy industry. Companies in the energy industry were adversely impacted by the reduced demand and by price competition among key oil producing countries.
Real Estate Investments Risk.
The Fund will, from time to time, make investments for which real estate is a significant portion of the investment’s asset base or value, including real estate investment trusts. Real estate values are affected by a number of factors, including changes in the general economic climate, local conditions (such as an oversupply of or a reduction in demand for real estate), the quality and philosophy of management, competition based on rental rates, attractiveness and location of the properties, financial condition of tenants, buyers and sellers or properties, quality of maintenance, insurance and management services and changes in operating costs. Real estate values are also affected by and sensitive to factors such as government regulations (including those governing usage, improvements, zoning and taxes), interest rate levels, the availability of financing and potential liability under changing environmental and other laws.
Real estate assets generally will be subject to the risks incident to the ownership and operation of real estate and real estate-related assets and/or risks incident to the making of nonrecourse mortgage loans secured by real estate, including risks associated with both the domestic and international general economic climates; local real estate conditions; risks due to dependence on cash flow; risks and operating problems arising out of the absence of certain construction materials; changes in supply of, or demand for, competing properties in an area (as a result, for instance, of overbuilding); the financial condition of tenants, buyers and sellers of properties; changes in availability of debt financing; energy and supply shortages; changes in the tax, real estate, environmental and zoning laws and regulations; various uninsured or uninsurable risks; natural disasters; and the ability of the Fund or third-party borrowers to manage the real properties. The Fund could incur the burdens of ownership of real property, which include the paying of expenses and taxes, maintaining such property and any improvements thereon, and ultimately disposing of such property.
The Fund invests in a real estate asset on a passive basis, giving a third-party operating partner and/or property manager a large degree of authority and responsibility for daily management of the assets and, therefore, will, in large part, be dependent on the ability of third parties to successfully operate the underlying real estate assets. There is no assurance that there will be a ready market for resale of investments because investments in real estate generally are not liquid; holding periods accordingly are difficult to predict, particularly as business plans can be revised to adapt to changing economic, business and financial conditions.
Significant expenditures associated with real estate assets, such as mortgage payments, real estate taxes and maintenance costs, are generally not reduced when circumstances cause a reduction in income from the assets.
The insurance coverage applicable to real estate assets contains policy specifications and insured limits customarily carried for similar properties, business activities and markets. There could be certain losses, including losses from floods and losses from earthquakes, acts of war, acts of terrorism or riots, that are not generally insured against or that are not generally fully insured against because it is not deemed to be economically feasible or prudent to do so. If an uninsured loss or a loss in excess of insured limits occurs with respect to a real estate asset, the Fund could experience a significant loss and could potentially remain obligated under any recourse debt associated with the property.

Under various U.S., state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate could be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, under or in its property. The costs of removal or remediation of such substances could be substantial. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such hazardous substances. The Fund attempts to assess such risks as part of their due diligence activities but cannot give any assurance that such conditions do not exist or might not arise in the future. The presence of such substances on the real estate assets could adversely affect the ability to sell such investments or to borrow using such assets as collateral.
Certain loans acquired or made by the Fund could be secured by real estate. To the extent the Fund needs to foreclose on such loans, the Fund could, directly or indirectly, own such real estate and would be subject to the risks incident to the ownership and operation of real estate.
From time to time, real estate loans or participation interests therein acquired by the Fund will at the time of their acquisition be, or may become after acquisition, non-performing
for a wide variety of reasons. Such
non-performing
real estate loans could require a substantial amount of workout negotiations and/or restructuring, which could entail, among other things, a substantial reduction in the interest rate and a substantial write down of the principal of such loans. However, even if a restructuring were successfully accomplished, a risk exists that upon maturity of such real estate loan, replacement “takeout” financing will not be available. Purchases of participations in real estate loans raise many of the same risks as investments in real estate loans and also carry risks of illiquidity and lack of control.
The foreclosure process varies jurisdiction by jurisdiction and can be lengthy and expensive. Borrowers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses against the holder of a real estate loan including, without limitation, lender liability claims and defenses, even when such assertions have no basis in fact, in an effort to prolong the foreclosure action. In some jurisdictions, foreclosure actions can take up to several years or more to conclude. During the foreclosure proceedings, a borrower could have the ability to file for bankruptcy, potentially staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and could result in disrupting ongoing leasing and management of the property.
Prepayment Risk.
Prepayment risk occurs when a debt investment held by the Fund can be repaid in whole or in part prior to its maturity. The amount of pre-payable
obligations in which the Fund invests from time to time will be affected by general business conditions, market interest rates, borrowers’ financial conditions and competitive conditions among lenders. In a period of declining interest rates, borrowers are more likely to prepay investments more quickly than anticipated, reducing the yield to maturity and the average life of the relevant investment. Moreover, when the Fund reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid. To the extent that the Fund purchases the relevant investment at a premium, prepayments could result in a loss to the extent of the premium paid. If the Fund buys such investments at a discount, both scheduled payments and unscheduled prepayments will increase current and total returns and unscheduled prepayments will also accelerate the recognition of income which could be taxable as ordinary income to Shareholders. In a period of rising interest rates, prepayments of investments could occur at a slower than expected rate, creating maturity extension risk. This particular risk could effectively change an investment that was considered short- or intermediate-term at the time of purchase into a longer-term investment. Because the value of longer-term investments generally fluctuates more widely in response to changes in interest rates than shorter-term investments, maturity extension risk could increase the volatility of the Fund. When interest rates decline, the value of an investment with prepayment features might not increase as much as that of other fixed-income instruments, and, as noted above, changes in market rates of interest could accelerate or delay prepayments and thus affect maturities.
Derivatives Risk.
The Fund’s derivative investments have risks similar to its underlying asset and may have additional risks, including the imperfect correlation between the value of such instruments and the underlying asset, rate or index, which creates the possibility that the loss on such instruments will be greater than the gain in the value of the underlying asset, rate or index in the Fund’s portfolio; the loss of principal, including the potential loss of amounts greater than the initial amount invested in the derivative instrument; the possible default of the other party to the transaction; illiquidity of the derivative investments; risks arising from margin and settlement obligations; and risks arising from mispricing or valuation complexity. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund could experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding or may not recover at all. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative contract would typically be terminated at its fair market value. If the Fund is owed this fair market value in the termination of the derivative contract and its claim is unsecured, the Fund will be treated as a general creditor of such counterparty and will not have any claim with respect to the underlying security. Certain derivatives may give rise to a form of leverage, which magnifies the potential for gain and the risk of loss.
The counterparty risk for cleared derivative transactions is generally lower than for uncleared OTC derivatives because generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that the clearing house, or its members, will satisfy its obligations to the Fund. Exchange trading will generally increase market transparency and liquidity but could cause the Fund to incur increased expenses. In addition, depending on the size of the Fund and other factors, the margin required under the rules of a clearing house and by a clearing member could be in excess of the collateral required to be posted by the Fund to support its obligations under a similar OTC derivative transaction. However, the CFTC, SEC and other applicable regulators have adopted rules imposing certain margin requirements, including minimums, on uncleared OTC derivative transactions which could result in the Fund and its counterparties posting higher margin amounts for uncleared OTC derivative transactions.
Certain of the derivative investments in which the Fund invests will, in certain circumstances, give rise to a form of financial leverage, which may magnify the risk of owning such instruments. The ability to successfully use derivative investments depends on the ability of the Adviser to predict pertinent market movements, which cannot be assured. In addition, amounts paid by the Fund as premiums and cash or other assets held in margin accounts with respect to the Fund’s derivative investments would not be available to the Fund for other investment purposes, which could result in lost opportunities for gain.
OTC derivatives generally are more difficult to purchase, sell or value than other investments. Although both OTC and exchange-traded derivatives markets can experience a lack of liquidity, OTC non-standardized
derivative transactions are generally less liquid than exchange-traded instruments. The illiquidity of the derivatives markets can be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, and technical and operational or system failures. In addition, the liquidity of a secondary market in an exchange-traded derivative contract could be adversely affected by “daily price fluctuation limits” established by the exchanges which limit the amount of fluctuation in an exchange-traded contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open positions. Prices have in the past moved beyond the daily limit on a number of consecutive trading days. If it is not possible to close an open derivative position entered into by the Fund, the Fund would continue to be required to make cash payments of variation (or mark-to-market)
margin in the event of adverse price movements. In such a situation, if the Fund has insufficient cash, it could have to sell portfolio securities to meet settlement obligations and variation margin requirements at a time when it is disadvantageous to do so. The absence of liquidity generally would also make it more difficult for the Fund to ascertain a market value for such instruments. The inability to close derivatives transactions positions also could have an adverse impact on the Fund’s ability to effectively hedge its portfolio. OTC derivatives that are not cleared are also subject to counterparty risk, which is the risk that the other party to the contract will not fulfill its contractual obligation to complete the transaction with the Fund. If a counterparty were to default on its obligations, the Fund’s contractual remedies against such counterparty could be subject to bankruptcy and insolvency laws, which could affect the Fund’s rights as a creditor (e.g., the Fund might not receive the net amount of payments that it is contractually entitled to receive). In addition, the use of certain derivatives could cause the Fund to realize higher amounts of income or short-term capital gains (generally taxed at ordinary income tax rates).
Derivatives transactions also are subject to operational risk, including from documentation issues, settlement issues, system failures, inadequate controls, and human error, and legal risk, including risk of insufficient documentation, insufficient capacity or authority of a counterparty, or legality or enforceability of a contract.
The derivatives markets have become subject to comprehensive statutes, regulations and margin requirements. In particular, in the United States the Dodd-Frank Act regulates the OTC derivatives market by, among other things, requiring many derivative transactions to be cleared and traded on an exchange, expanding entity registration requirements, imposing business conduct requirements on dealers and requiring banks to move some derivatives trading units to a non-guaranteed
affiliate separate from the deposit-taking bank or divest them altogether.
Regulation of the derivatives market presents additional risks to the Fund and may limit the ability of the Fund to use, and the availability or performance, of such instruments. For instance, under Rule
18f-4,
a fund’s derivatives exposure is limited through a
value-at-risk
test and requires the adoption and implementation of a derivatives risk management program for certain derivatives users. However, subject to certain conditions, funds that do not invest heavily in derivatives may be deemed limited derivatives users and would not be subject to the full requirements of Rule
18f-4.
The Fund’s investments in regulated derivatives instruments, such as swaps, futures, forwards and options, are subject to maximum position limits established by the CFTC and U.S. and foreign futures exchanges. All accounts owned or managed by advisers, such as the Adviser, their principals and affiliates are generally combined for purposes of the position limit rules. In order to comply with the position limits established by the CFTC and the relevant exchanges, the Adviser could in the future reduce the size of positions that would otherwise be taken for the Fund or not trade in certain markets on behalf of the Fund in order to avoid exceeding such limits. A violation of position limits by the Adviser could lead to regulatory action resulting in mandatory liquidation of certain positions held by the Adviser on behalf of the Fund. There can be no assurance that the Adviser will liquidate positions held on behalf of all the Adviser’s accounts in a proportionate manner or at favorable prices, which could result in substantial losses to the Fund. Such policies could affect the nature and extent of derivatives use by the Fund.
Repurchase Agreements Risk.
Subject to its investment objective and policies, the Fund will, from time to time, invest in repurchase agreements as a buyer for investment purposes. Repurchase agreements typically involve the acquisition by the Fund of debt securities from a selling financial institution such as a bank, savings and loan association or broker-dealer. The agreement provides that the Fund will sell the securities back to the institution at a fixed time in the future. The Fund does not bear the risk of a decline in the value of the underlying security unless the seller defaults under its repurchase obligation. In the event of the bankruptcy or other default of a seller of a repurchase agreement, the Fund could experience both delays in liquidating the underlying securities and losses, including (i) possible decline in the value of the underlying security during the period in which the Fund seeks to enforce its rights thereto; (ii) possible lack of access to income on the underlying security during this period; and (iii) expenses of enforcing its rights. In addition, the value of the collateral underlying the repurchase agreement will be at least equal to the repurchase price, including any accrued interest earned on the repurchase agreement. In the event of a default or bankruptcy by a selling financial institution, the Fund generally seeks to liquidate such collateral. However, the exercise of the Fund’s right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Fund could suffer a loss.

In December 2023, the SEC adopted rule amendments providing that any covered clearing agency (“CCA”) for U.S. Treasury securities require that every direct participant of the CCA (which generally would be a bank or broker-dealer) submit for clearance and settlement all eligible secondary market transactions in U.S. Treasury securities to which it is a counterparty. The clearing mandate includes in its scope all repurchase or reverse repurchase agreements of such direct participants collateralized by U.S. Treasury securities (collectively, “Treasury repo transactions”) of a type accepted for clearing by a registered CCA, including both bilateral Treasury repo transactions and triparty Treasury repo transactions where a bank agent provides custody, collateral management and settlement services.
The Treasury repo transactions of registered funds with any direct participants of a CCA will be subject to the mandatory clearing requirement. Currently, the Fixed Income Clearing Corporation (“FICC”) is the only CCA for U.S. Treasury securities. FICC currently operates a “Sponsored Program” for clearing of Treasury repo transactions pursuant to which a registered fund may enter into a clearing arrangement with a “sponsoring member” bank or broker-dealer that is a direct participant of FICC as a “sponsored member” of FICC.
Compliance with the clearing mandate for Treasury repo transactions is scheduled to be required by June 30, 2026. The clearing mandate is expected to result in the Fund being required to clear all or substantially all of its Treasury repo transactions as of the compliance date. There are currently substantial regulatory and operational uncertainties associated with the implementation which may affect the cost, terms and/or availability of cleared repo transactions.
Reverse Repurchase Agreements and Dollar Rolls Risk.
The use of reverse repurchase agreements and dollar rolls involve many of the same risks involved in the use of leverage, as the proceeds from reverse repurchase agreements and dollar rolls generally will be invested in additional securities. There is a risk that the market value of the securities acquired in the reverse repurchase agreement or dollar roll will decline below the price of the securities that the Fund has sold but remains obligated to repurchase. In addition, there is a risk that the market value of the securities retained by the Fund will decline. If the buyer of securities under a reverse repurchase agreement or dollar roll were to file for bankruptcy or experience insolvency, the Fund could be adversely affected. Also, in entering into reverse repurchase agreements, the Fund would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the underlying securities. In addition, due to the interest costs associated with reverse repurchase agreements and dollar roll transactions, the Fund’s NAV will decline, and, in some cases, the Fund could be worse off than if it had not used such instruments.
Swap Risk.
The Fund, from time to time, invests in credit default swaps, total return swaps, interest rate swaps and other types of swaps. Such transactions are subject to market risk, leverage risk, liquidity risk, risk of default by the other party to the transaction, known as “counterparty risk,” regulatory risk, operational risk, legal risk, and risk of imperfect correlation between the value of such instruments and the underlying assets and could involve commissions or other costs. See “Risks – Derivatives Risk.” The Fund may pay fees or incur costs each time it enters into, amends or terminates a swap agreement. When buying protection under a credit default swap, the risk of market loss with respect to the swap generally is limited to the net amount of payments that the Fund is contractually obligated to make. However, when selling protection under a swap, the risk of loss is often the notional value of the underlying asset, which can result in a loss substantially greater than the amount invested in the swap itself. As a seller, the Fund would be incurring a form of leverage.
Provisions in the Dodd-Frank Act include capital and margin requirements and the mandatory use of clearinghouse mechanisms for many OTC derivative transactions. The CFTC, SEC and other federal regulators have adopted rules enacting the provisions of the Dodd-Frank Act. New requirements, even if not directly applicable to the Fund, may affect the Fund’s ability to enter into certain swap agreements.
The swap market has matured in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid; however there is no guarantee that the swap market will continue to provide liquidity, and it could be subject to liquidity risk, which exists when a particular swap is difficult to purchase or sell. The absence of liquidity could also make it more difficult for the Fund to ascertain a market value for such instruments. The inability to close derivative positions also could have an adverse impact on the Fund’s ability to effectively hedge its portfolio. If the Adviser is incorrect in its forecasts of market values, interest rates or currency exchange rates, the investment performance of the Fund would be less favorable than it would have been if these investment techniques were not used. In a total return swap, the Fund pays the counterparty a floating short-term interest rate and receives in exchange the total return of underlying loans or debt securities. The Fund bears the risk of default on the underlying loans or debt securities, based on the notional amount of the swap and, therefore, incurs a form of leverage. The Fund would typically have to post collateral to cover this potential obligation.
Options and Futures Risk.
The Fund will, from time to time, use options and futures contracts and so-called
“synthetic” options or other derivatives written by broker-dealers or other permissible financial intermediaries. Options transactions can be effected on exchanges or in the OTC market. When options are purchased OTC, the Fund’s portfolio bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Options can also be illiquid, and in such cases, the Fund could have difficulty closing out its position. OTC options can also include options on baskets of specific securities. Options and futures also are subject to derivatives risks more generally. See “Risks – Derivatives Risk.”
The Fund will, from time to time, purchase call and put options on specific securities and write and sell covered or uncovered call and put options for hedging purposes in pursuing its investment objective. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option for American options or only at expiration for European options. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option. A covered call option is a call option with respect to which the seller of the option owns the underlying security. The sale of such an option exposes the seller during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security that might otherwise have been sold to protect against depreciation in the market price of the security.
The Fund might close out a position when writing options by purchasing an option on the same underlying security with the same exercise price and expiration date as the option that it has previously written on the security. In such a case, the Fund will realize a profit or loss if the amount paid to purchase an option is less or more than the amount received from the sale of the option.
Engaging in transactions in futures contracts and options involves risk of loss to the Fund. No assurance can be given that a liquid market will exist for any particular futures contract or option at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading can be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, preventing prompt liquidation of futures positions and potentially subjecting the Fund to substantial losses.
A market could become unavailable if one or more exchanges were to stop trading options or it could become unavailable with respect to options on a particular underlying security if the exchanges stopped trading options on that security. In addition, a market could become temporarily unavailable if unusual events (e.g., volume exceeds clearing capability) were to interrupt normal exchange operations. If an options market were to become illiquid or otherwise unavailable, an option holder would be able to realize profits or limit losses only by exercising and an options seller or writer would remain obligated until it is assigned an exercise or until the option expires.

If trading is interrupted in an underlying security, the trading of options on that security is usually halted as well. Holders and writers of options will then be unable to close out their positions until options trading resumes, and they could be faced with considerable losses if the security reopens at a substantially different price. Even if options trading is halted, holders of options will generally be able to exercise them. However, if trading has also been halted in the underlying security, option holders face the risk of exercising options without knowing the security’s current market value. If exercises do occur when trading of the underlying security is halted, the party required to deliver the underlying security could be unable to obtain it, which could necessitate a postponed settlement and/or the fixing of cash settlement prices.
Counterparty and Prime Brokerage Risk.
Certain Fund investments will be exposed to the credit risk of the counterparties with which, or the dealers, brokers and exchanges through which, the Fund deals, whether in exchange-traded or OTC transactions. Changes in the credit quality of the companies that serve as the Fund’s prime brokers or counterparties with respect to derivatives or other transactions supported by another party’s credit will affect the value of those instruments. By using derivatives, swaps or other transactions, the Fund assumes the risk that its counterparties could experience similar financial hardships.
The Fund is subject to the risk of loss of Fund assets on deposit or being settled or cleared with a broker in the event of the broker’s insolvency, the insolvency of any clearing broker through which the broker executes and clears transactions on behalf of the Fund, the insolvency of an exchange clearing house or the insolvency of any other counterparty. If a prime broker or counterparty becomes insolvent or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund could experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other insolvency proceeding; if the Fund’s claim is unsecured, the Fund will be treated as a general creditor of such prime broker or counterparty and will not have any claim with respect to the underlying security. In the case of any such insolvency proceeding, the Fund might recover, even in respect of property specifically traceable to the Fund, only a pro rata share of all property available for distribution to all of the counterparty’s customers and counterparties. Such an amount could be less than the amounts owed to the Fund. It is possible that the Fund will obtain only a limited recovery or no recovery in such circumstances. Such events would have an adverse effect on the NAV of the Fund. Certain counterparties have general custody of, or title to, the Fund’s assets (including, without limitation, the Custodian). The failure of any such counterparty could result in adverse consequences to the NAV of the Fund.
Lender Liability Risk.
A number of U.S. judicial decisions have upheld judgments obtained by Borrowers against lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has violated a duty (whether implied or contractual) of good faith, commercial reasonableness and fair dealing, or a similar duty owed to the Borrower or has assumed an excessive degree of control over the Borrower resulting in the creation of a fiduciary duty owed to the Borrower or its other creditors or Shareholders. Because of the nature of its investments, the Fund will, from time to time, be subject to allegations of lender liability.
In addition, under common law principles that in some cases form the basis for lender liability claims, if a lender or bondholder (i) intentionally takes an action that results in the undercapitalization of a Borrower to the detriment of other creditors of such Borrower; (ii) engages in other inequitable conduct to the detriment of such other creditors; (iii) engages in fraud with respect to, or makes misrepresentations to, such other creditors; or (iv) uses its influence as a stockholder to dominate or control a Borrower to the detriment of other creditors of such Borrower, a court might elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.”
Because affiliates of, or persons related to, the Adviser will, at times, hold equity or other interests in obligors of the Fund, the Fund could be exposed to claims for equitable subordination or lender liability or both based on such equity or other holdings.

Borrower Fraud; Covenant-Lite Loans; Breach of Covenant.
The Fund seeks to obtain structural, covenant and other contractual protections with respect to the terms of its investments as determined appropriate under the circumstances. There can be no assurance that such attempts to provide downside protection with respect to its investments will achieve their desired effect and potential investors should regard an investment in the Fund as being speculative and having a high degree of risk. Some of the loans that the Fund originates or acquires could be “covenant-lite” loans, which possess fewer covenants that protect lenders than other loans or no such covenants whatsoever. Investments in covenant-lite loans will be particularly sensitive to the risks associated with loan investments. The Fund can invest without limit in covenant-lite loans. Of paramount concern in originating or acquiring the financing contemplated by the Fund is the possibility of material misrepresentation or omission on the part of borrower or other credit support providers or breach of covenant by such parties. Such inaccuracy or incompleteness or breach of covenants could adversely affect the valuation of the collateral underlying the loans or the ability of the Fund to perfect or effectuate a lien on the collateral securing the loan or otherwise realize on the investment. The Fund relies upon the accuracy and completeness of representations made by borrowers to the extent reasonable but cannot guarantee such accuracy or completeness.
Below Investment Grade Instruments Risk.
The Fund may, from time to time, invest in debt securities and instruments that are rated below
investment grade by recognized rating agencies or will be unrated and face ongoing uncertainties and exposure to adverse business, financial or economic conditions and the issuer’s failure to make timely interest and principal payments. Below investment grade securities (sometimes referred to as “junk” securities) could be considered speculative investments. Such securities and instruments are generally not exchange-traded and, as a result, trade in the OTC marketplace, which is less transparent than the exchange-traded marketplace. Investments in high yield instruments create exposure to a substantial degree of credit risk and interest rate risk. The market values of certain of these lower-rated and unrated debt investments could reflect individual corporate developments to a greater extent and tend to be more sensitive to economic conditions than those of higher-rated investments, which react primarily to fluctuations in the general level of interest rates. Companies that issue such securities are often highly leveraged and might not have available to them more traditional methods of financing. General economic recession or a major decline in the demand for products and services in which the borrower operates would likely have a materially adverse impact on the value of such securities and the ability of the issuers of such securities to repay principal and interest thereon, thereby increasing the incidence of default of such securities. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, could also decrease the value and liquidity of these high yield debt investments.
Rating Agency Risk.
Ratings agencies such as S&P, Fitch, Moody’s or other NRSROs provide ratings on debt securities based on their analyses of information they deem relevant. Ratings are opinions or judgments of the credit quality of an issuer and may prove to be inaccurate. In addition, there may be a delay between events or circumstances adversely affecting the ability of an issuer to pay interest and/or repay principal and an NRSRO’s decision to downgrade a security. Further, a rating agency may have a conflict of interest with respect to a security for which it assigns a particular rating if, for example, the issuer or sponsor of the security pays the rating agency for the analysis of its security, which could affect the reliability of the rating.
Because such credit ratings of the ratings agencies may not always reflect current conditions and events, the Adviser may supplement such credit ratings with its own independent and ongoing review of credit quality. Because of this, the Fund’s performance may depend in part on the Adviser’s own credit analysis.
Stressed and Distressed Investments Risk.
The Fund may, from time to time, invest in securities and other obligations of companies that are in significant financial or business distress, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although such investments could result in significant returns for the Fund, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful investment in distressed assets is unusually high. There is no assurance that the Fund will correctly evaluate the value of the assets collateralizing the Fund’s investments or the prospects for a successful reorganization or similar action in respect of any company. In any reorganization or liquidation proceeding relating to a company in which the Fund invests, the Fund could lose its entire investment, could be required to accept cash or securities with a value less than the Fund’s original investment and/or could be required to accept payment over an extended period of time. Troubled company investments and other distressed asset-based investments require active monitoring.
Risk of Investments in Highly Leveraged Companies.
The Fund’s investments are expected to include investments in issuers whose capital structures have significant leverage (including substantial leverage senior to the Fund’s investments, a considerable portion of which could be secured and/or could be at floating interest rates). Such investments are inherently more sensitive to declines in revenues, competitive pressures and increases in expenses and interest rates. The leveraged capital structure of such issuers will increase their exposure to adverse economic factors, such as downturns in the economy or deterioration in the condition of the issuers or their industries, and such companies could be subject to restrictive financial and operating covenants in more senior debt instruments and contracts that adversely impact the Fund’s investments. This leverage could result in more serious adverse consequences to such companies (including their overall profitability or solvency) in the event these factors or events occur
than would be the case for less leveraged companies. If an issuer of the Fund’s portfolio investments cannot generate adequate cash flow to meet debt obligations, the issuer could default on its loan agreements or be forced into bankruptcy resulting in a restructuring of the company’s capital structure or liquidation of the company. Furthermore, to the extent issuers in which the Fund is invested have become insolvent, the Fund could determine, in cooperation with other debtholders or on its own, to engage, at the Fund’s expense, in whole or in part, counsel and other advisors in connection therewith. In addition to leverage in the capital structure of the issuer, the Fund can incur leverage. See “Risks—Leverage Risk.”
Distressed Debt, Litigation, Bankruptcy and Other Proceedings.
The Fund will, from time to time, be invested in debt securities and other obligations of companies that are experiencing significant financial or business distress. Investments in distressed securities involve a material risk of involving the Fund in a related litigation. Such litigation can be time-consuming and expensive and can frequently lead to unpredicted delays or losses. Litigation expenses, including payments pursuant to settlements or judgments, generally will be borne by the Fund.
From time to time, the Adviser will make investments for the Fund in companies involved in bankruptcy proceedings. There are a number of significant risks when investing in companies involved in bankruptcy proceedings, and many events in a bankruptcy are the product of contested matters and adversary proceedings which are beyond the control of the creditors. A bankruptcy filing could have adverse and permanent effects on a company. Further, if the proceeding is converted to a liquidation, the liquidation value of the company might not equal the liquidation value that was believed to exist at the time of the investment. In addition, the duration of a bankruptcy proceeding is difficult to predict. A creditor’s return on investment can be impacted adversely by delays while the plan of reorganization is being negotiated, approved by the creditors and confirmed by the bankruptcy court, and until it ultimately becomes effective. Certain claims, such as claims for taxes, wages and certain trade claims, could have priority by law over the claims of certain creditors and administrative costs in connection with a bankruptcy proceeding are frequently high and will be paid out of the debtor’s estate prior to any return to creditors.
Certain investments of the Fund could be subject to federal bankruptcy law and state fraudulent transfer laws, which vary from state to state, if the debt obligations relating to such investments were issued with the intent of hindering, delaying or defrauding creditors or, in certain circumstances, if the issuer receives less than reasonably equivalent value or fair consideration in return for issuing such debt obligations. If the debt is used for a buyout of Shareholders, this risk is greater than if the debt proceeds are used for day-to-day
operations or organic growth. If a court were to find that the issuance of the debt obligations was a fraudulent transfer or conveyance, the court could void or otherwise refuse to recognize the payment obligations under the debt obligations or the collateral supporting such obligations, further subordinate the debt obligations or the liens supporting such obligations to other existing and future indebtedness of the issuer or require the Fund to repay any amounts received by it with respect to the debt obligations or collateral. In the event of a finding that a fraudulent transfer or conveyance occurred, the Fund might not receive any repayment on the debt obligations.

Under certain circumstances, payments to the Fund could be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, investments in restructurings could be adversely affected by statutes relating to, among other things, fraudulent conveyances, voidable preferences, lender liability and the court’s discretionary power to disallow, subordinate or disenfranchise particular claims or recharacterize investments made in the form of debt as equity contributions.
Under the Bankruptcy Code, a lender that has inappropriately exercised control of the management and policies of a company that is a debtor under the Bankruptcy Code could have its claims against the company subordinated or disallowed or could be found liable for damages suffered by parties as a result of such actions. Such claims could also be disallowed or subordinated to the claims of other creditors if the lender (e.g., the Fund) (i) is found to have engaged in other inequitable conduct resulting in harm to other parties, (ii) intentionally takes action that results in the undercapitalization of a borrower, (iii) engages in fraud with respect to, or makes misrepresentations to other creditors, or (iv) uses its influence as a Shareholder to dominate or control a borrower to the detriment of other creditors of such borrower. The lender’s investment could also be recharacterized or treated as equity if it is deemed to be a contribution to capital, or if the lender attempts to control the outcome of the business affairs of a company prior to its filing under the Bankruptcy Code. While the Fund attempts to avoid taking the types of action that would lead to the subordination, disallowance and liability described above, there can be no assurance that such claims will not be asserted or that the Fund will be able successfully to defend against them.
From time to time, the Fund seeks to place its representatives on the boards of certain companies in which the Fund has invested. The Fund could also invest in companies in which KKR and/or other KKR clients or accounts will have representatives on the boards of such companies. While such representation could enable the Fund to enhance the sale value of its debt investments in a company, such involvement (and/or an equity stake by the Fund, KKR or other KKR clients or accounts in such company) could also prevent the Fund from freely disposing of its debt investments and could subject the Fund to additional liability or result in recharacterization of the Fund’s debt investments as equity. The Fund attempts to balance the advantages and disadvantages of such representation when deciding whether and how to exercise its rights with respect to such companies, but the exercise of such rights could produce adverse consequences in particular situations.
Insofar as the Fund’s portfolio includes obligations of
non-U.S.
obligors, the laws of certain foreign jurisdictions could provide for avoidance remedies under factual circumstances similar to those described above or under different circumstances, with consequences that might or might not be analogous to those described above under U.S. federal or state laws. Changes in bankruptcy laws (including U.S. federal and state laws and applicable
non-U.S.
laws) could adversely impact the Fund’s securities.
Convertible Securities Risk.
Convertible securities are bonds, debentures, notes, preferred stocks or other securities that can be converted into or exchanged for a specified amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles its holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally (i) have higher yields than common stocks, but lower yields than comparable non-convertible
securities; (ii) are less subject to fluctuation in value than the underlying common stock due to their fixed-income characteristics; and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.
The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also could have an effect on the convertible security’s investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income instrument. Generally, the amount of the premium decreases as the convertible security approaches maturity. Although under normal market conditions longer-term convertible debt securities have greater yields than do shorter-term convertible debt securities of similar quality, they are subject to greater price fluctuations.
Non-Controlling
Equity Investments; Investments in Equity Securities; Investments and Joint Ventures with Third Parties.
While the Fund intends to invest primarily in debt investments, it will, from time to time, also make non-controlling
equity investments and investments in equity and equity-linked securities. The value of equity securities, including common stock, preferred stock and convertible stock, will fluctuate in response to factors affecting the particular company, as well as broader market and economic conditions. Prices of equity securities fluctuate for many reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuer occur. Moreover, in the event of a company’s bankruptcy, claims of certain creditors, including bondholders, will have priority over claims of common stockholders and are likely to have varying types of priority over holders of preferred and convertible stock. These risks could increase fluctuations in the Fund’s NAV. If the Fund’s investments in equity securities are incidental to the Fund’s investments in loans or fixed-income instruments, the Fund frequently could possess material non-public
information about a Borrower or issuer as a result of its ownership of a loan or fixed-income instrument of a Borrower or issuer. Because of prohibitions on trading in securities while in possession of material non-public
information, the Fund might be unable to enter into a transaction in a security of the Borrower or issuer when it would otherwise be advantageous to do so.
The Fund also could be exposed to risks that issuers will not fulfill contractual obligations such as, in the case of convertible instruments or private placements, delivering marketable common stock upon conversions of convertible instruments and registering restricted securities for public resale. With respect to non-controlling
equity investments, the Fund could have a limited ability to protect its position in such investments.
From time to time, the Fund will also
co-invest
with third parties through partnerships, joint ventures or other entities, thereby acquiring jointly-controlled or non-controlling
interests in certain investments in conjunction with participation by one or more third parties in such investment. As a co-investor,
the Fund could have interests or objectives that are inconsistent with those of the third-party partners or co-venturers. Although the Fund might not have full control over these investments and, therefore, could have a limited ability to protect its position therein, the Adviser expects that appropriate rights will be negotiated to protect the Fund’s interests. Nevertheless, such investments can involve risks not present in investments where a third party is not involved, including the possibility that a third-party partner or co-venturer could have financial difficulties resulting in a negative impact on such investment, could have economic or business interests or goals which are inconsistent with those of the Fund, or could be in a position to take (or block) action in a manner contrary to the Fund’s investment objective or the increased possibility of default by, diminished liquidity or insolvency of, the third party, due to a sustained or general economic downturn. Third-party partners or co-venturers could opt to liquidate an investment at a time during which such liquidation is not optimal for the Fund. In addition, the Fund could in certain circumstances be liable for the actions of its third-party partners or co-venturers. In those circumstances where such third parties involve a management group, such third parties could receive compensation arrangements relating to such investments, including incentive compensation arrangements. Additionally, the Fund’s joint venture investments may be held on an unconsolidated basis and at times may be highly leveraged. Such leverage would not count toward the investment limits imposed on the Fund by the 1940 Act.

U.S. Government Debt Securities Risk.
U.S. government debt securities generally do not involve the credit
risks associated with investments in other types of debt securities, although, as a result, the yields available from U.S. government debt securities are generally lower than the yields available from other securities. Like other debt securities, however, the values of U.S. government securities change as interest rates fluctuate. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the Fund’s NAV. Since the magnitude of these fluctuations will generally be greater at times when the Fund’s average maturity is longer, under certain market conditions the Fund will for temporary defensive purposes, accept lower current income from short-term investments rather than investing in higher yielding long-term securities. In 2008, FHFA placed Fannie Mae and Freddie Mac into conservatorship. As conservator, FHFA succeeded to all rights, titles, powers and privileges of Fannie Mae and Freddie Mac and of any stockholder, officer or director of Fannie Mae and Freddie Mac and the assets of Fannie Mae and Freddie Mac. Fannie Mae and Freddie Mac are continuing to operate as going concerns while in conservatorship and each remains liable for all of its respective obligations, including guaranty obligations, associated with its mortgage-backed securities. There is no assurance that the obligations of such entities will be satisfied in full, or that such obligations will not lose value or default. Any Fund investments issued by Federal Home Loan Banks and Fannie Mae could ultimately lose value. Further, the U.S. government and its agencies and instrumentalities do not guarantee the market value of their securities; consequently, the value of such securities will fluctuate. This may be the case especially when there is any controversy or ongoing uncertainty regarding the status of negotiations in the U.S. Congress to increase the statutory debt ceiling. If the U.S. Congress is unable to negotiate an adjustment to the statutory debt ceiling, there is also the risk that the U.S. government may default on payments on certain U.S. government securities, including those held by the Fund, which could have a material negative impact on the Fund.
Non-U.S.
Securities Risk.
The Fund invests in securities or other instruments, including secured loans and unsecured loans, of
non-U.S.
issuers or Borrowers. Such investments involve certain factors not typically associated with investing in the United States or other developed countries, including risks relating to: (i) differences between U.S. and
non-U.S.
securities markets, including potential price volatility in and relative illiquidity of some
non-U.S.
securities markets; the absence of uniform accounting, auditing and financial reporting standards, practices, and disclosure requirements; and less government supervision and regulation; (ii) other differences in law and regulation, including fewer investor protections, less stringent fiduciary duties, less developed bankruptcy laws and difficulty in enforcing contractual obligations; (iii) certain economic and political risks, including potential economic, political or social instability; exchange control regulations; restrictions on foreign investment and repatriation of capital (possibly requiring government approval); expropriation or confiscatory taxation; higher rates of inflation; and reliance on a more limited number of commodity inputs, service providers, and/or distribution mechanisms; and (iv) the possible imposition of foreign taxes on income and gains recognized with respect to securities and other assets. Economic sanctions and other similar governmental actions or developments could, among other things, restrict or eliminate the Fund’s ability to purchase or sell certain
non-U.S.
securities or other instruments, and the Fund may be forced to sell or otherwise dispose of
non-U.S.
securities or other instruments at inopportune times or prices. Because
non-U.S.
securities could trade on days when the Fund’s Shares are not priced, the Fund’s NAV could change at times when Shares cannot be sold.
Foreign Currency Risk.
Investments made by the Fund, and the income received by the Fund with respect to such investments, will, from time to time, be denominated in various
non-U.S.
currencies. However, the books of the Fund are maintained in U.S. dollars. Accordingly, changes in currency values could adversely affect the U.S. dollar value of portfolio investments, interest and other revenue streams received by the Fund, gains and losses realized on the sale of portfolio investments, and the amount of distributions, if any, made by the Fund. In addition, the Fund will incur costs in converting investment proceeds from one currency to another. The Fund will, from time to time, enter into derivative transactions designed to reduce such currency risks. Furthermore, the portfolio companies in which the Fund invests are subject to risks relating to changes in currency values, as described above. If a portfolio company suffers adverse consequences as a result of such changes, the Fund could also be adversely affected as a result.

Eurozone Risk.
The Fund will, from time to time, invest in European companies and companies that have operations that are affected by the Eurozone economy. For example, concerns regarding the sovereign debt of various Eurozone countries and proposals for investors to incur substantial write-downs and reductions in the face value of certain countries’ sovereign debt have given rise to new concerns about sovereign defaults, following the vote by the UK to leave the EU. Sovereign debt defaults and EU and/or Eurozone exits, generally, could have material adverse effects on investments by the Fund in European companies, including but not limited to the availability of credit to support such companies’ financing needs, uncertainty and disruption in relation to financing, customer and supply contracts denominated in the Euro and wider economic disruption in markets served by those companies, while austerity and other measures introduced in order to limit or contain these issues could themselves lead to economic contraction and resulting adverse effects for the Fund. It is possible that a number of the Fund’s securities will be denominated in the Euro. Legal uncertainty about the funding of Euro denominated obligations following any breakup or exits from the Eurozone (particularly in the case of investments in companies in affected countries) could also have material adverse effects on the Fund.
On January 31, 2020, the UK officially withdrew from the EU. The impact of Brexit on the UK, the EU and the broader global economy could be significant, resulting in increased volatility in foreign exchange markets and a sustained weakness in the British pound’s exchange rate against the United States dollar, the euro and other currencies, which may impact Fund returns. The Fund will, from time to time, invest in portfolio companies and other issuers with significant operations and/or assets in the UK and the EU, any of which could be adversely impacted by the legal, tax and regulatory environment following Brexit, whether by increased costs or impediments to the implementation of their business plan. Such events could result from, among other things, increased uncertainty and volatility in financial markets; fluctuations in asset values; fluctuations in exchange rates; decreased liquidity of investments located, traded or listed within the UK, the EU or elsewhere; and/or changes in legal and regulatory regimes to which Fund investments are or become subject.
Brexit also may cause additional member states to contemplate departing from the EU, which would likely perpetuate political and economic instability in the region and cause additional market disruption in global financial markets. The effects on the UK, European and global economies of the exit of the UK (and/or other EU members) from the EU, or the exit of other EU members from the European monetary area and/or the redenomination of financial instruments from the Euro to a different currency, are difficult to predict and to protect fully against. Many of the foregoing risks are outside of the control of the Fund and the Adviser. These risks could affect the Fund, the Adviser and other service providers given economic, political and regulatory uncertainty created by Brexit.
LIBOR Replacement and Floating Rate Benchmark Risk.
The London Interbank Offered Rate (“LIBOR”) was a leading floating rate benchmark used in loans, notes, derivatives and other instruments or investments. As a result of benchmark reforms, publication of all LIBOR settings has ceased. As a result of legislative mechanisms and industry-wide efforts to replace LIBOR with alternative floating-rate benchmarks, LIBOR has been replaced in many loans, notes, derivatives and other instruments or investments.
Although the transition process away from LIBOR has become generally well-defined, there remains uncertainty regarding the nature of alternative floating rate benchmarks, the continued utilization of synthetic LIBOR and the remaining work to be done in connection with the LIBOR transition. LIBOR’s replacement could lead to significant short-term and long-term uncertainty and market instability. Developments around LIBOR’s replacement or the adoption of alternative floating rate benchmarks, including the Secured Overnight Financing Rate (“SOFR”), reference rates based on SOFR, the Euro InterBank Offered Rate (“EURIBOR”), and the Sterling Overnight Index Average (“SONIA”), could negatively impact financial markets in general and present heightened risks, including with respect to the Fund’s investments. No single alternative floating rate benchmark has replaced LIBOR and no alternative floating rate benchmark (including SOFR, reference rates based on SOFR, EURIBOR and SONIA) performs in the same way that LIBOR did, which may further impact the Fund’s investments. As a result of this uncertainty and developments relating to the transition process, the Fund and its investments may be adversely affected.

Legal and Regulatory Risk.
Legal and regulatory changes could occur that would materially adversely affect the Fund. The regulation of the U.S. and
non-U.S.
securities and futures markets and investment funds such as the Fund has undergone substantial change in recent years, and such change could continue. It is unknown in what form, when and in what order significant regulatory initiatives will be implemented or the impact any such implemented regulations will have on the Fund, the markets or instruments in which the Fund invests or the counterparties with which the Fund conducts business. The effect of regulatory change on the Fund, while impossible to predict, could be substantial, adverse and potentially limit or completely restrict the ability of the Fund to implement its investment strategy or increase the costs of using certain instruments or make them less effective. In addition, the practice of short selling has been the subject of numerous temporary restrictions, and similar restrictions could be promulgated at any time. Such restrictions could adversely affect the returns of the Fund.
Event Driven Investing Risk.
The Fund will, from time to time, invest in companies in expectation of a specific event or catalyst, which could be external (e.g., a macro event impacting relevant markets) or an event that is idiosyncratic to the company (e.g., a future capital markets event). Such event-driven investing requires the investor to make predictions about (i) the likelihood that an event will occur and (ii) the impact such event will have on the value of the Fund’s investment in the relevant company. If the event fails to occur or it does not have the effect foreseen, losses can result. For example, the adoption of new business strategies or completion of asset dispositions or debt reduction programs by a company might not be valued as highly by the market as the Adviser had anticipated, resulting in losses. In addition, a company could announce a plan of restructuring which promises to enhance value and fail to implement it, resulting in losses to investors. In liquidations and other forms of corporate reorganization, the risk exists that the reorganization either will be unsuccessful, will be delayed or will result in a distribution of cash or a new security, the value of which will be less than the purchase price to the Fund of the investment in respect of which such distribution was made.
Valuation Risk.
The valuation of the Fund’s investments generally carries more risk than that of common stock. Uncertainties in the conditions of the financial markets, unreliable reference data, lack of transparency and inconsistency of valuation models and processes could lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Fund. As a result, the Fund will, from time to time, be subject to the risk that when an investment is sold in the market, the amount received by the Fund is less than the value of such investment carried on the Fund’s books. In addition, when an investor purchases or tenders shares, the investor may receive fewer or more shares or lower or higher tender proceeds than they would have received if the instruments had not been fair valued or if the Fund had employed an alternative valuation method. It is expected that most of the Fund’s investments will not have readily available market quotations, which will require the Fund to fair value, in accordance with the Fund’s valuation policies, such investments on the valuation date. Fair value pricing is based on subjective judgments. In addition, the Fund may engage third-party valuation agents to assist in valuing certain investments. An investment may not have a readily ascertainable market value and accordingly, could potentially make it difficult to determine a fair value of an investment and may yield an inaccurate valuation. Further, because of the Adviser’s knowledge of the investment, the valuation agent may take into account the Adviser’s input even where such input may not be accurate or the determination thereof involved a conflict of interest.
Liquidity Risk.
The Fund intends to invest without limit in securities that, at the time of investment, are illiquid. The Fund, from time to time, also invests in restricted securities. Investments in restricted securities could have the effect of increasing the amount of the Fund’s assets invested in illiquid securities if qualified institutional buyers are unwilling to purchase these securities.
Illiquid and restricted securities can be difficult to dispose of at a fair price at the times when the Fund believes it is desirable to do so. The market price of illiquid and restricted securities generally is more volatile than that of more liquid securities, which could adversely affect the price that the Fund pays for or recovers upon the sale of such securities. Illiquid and restricted securities are also more difficult to value, especially in challenging markets, and the Adviser’s judgment will play a greater role in the valuation process. Investment of the Fund’s assets in illiquid and restricted securities could restrict the Fund’s ability to take advantage of market opportunities. In order to dispose of an unregistered security, the Fund, where it has contractual rights to do so, could have to cause such security to be registered. A considerable period could elapse between the time the decision is made to sell the security and the time the security is registered, thereby enabling the Fund to sell it. Contractual restrictions on the resale of securities vary in length and scope and are generally the result of a negotiation between the issuer and acquiror of the securities. In either case, the Fund would bear market risks during that period.
Some loans and fixed-income instruments are not readily marketable and could be subject to restrictions on resale. Loans and fixed-income instruments might not be listed on any national securities exchange and no active trading market might exist for certain of the loans and fixed-income instruments in which the Fund invests. Where a secondary market exists, the market for some loans and fixed-income instruments could be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. In addition, events occurring subsequent to an investment by the Fund, including, for example, withdrawals, changes in market, political or other relevant circumstances, could cause some loans and fixed-income instruments that were liquid at the time of acquisition to become illiquid or otherwise cause the Fund’s concentration in illiquid investments to increase.
Inflation/Deflation Risk.
Inflation risk is the risk that the intrinsic value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Shares and distributions on the Shares can decline.
Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation could have an adverse effect on the creditworthiness of issuers and could make issuer defaults more likely, which could result in a decline in the value of the Fund’s portfolio.
Investment Companies Risk.
The Fund will, from time to time, invest in securities of ETFs and other closed-end
funds. Investments in ETFs and
closed-end
funds are subject to a variety of risks, including all of the risks of a direct investment in the underlying securities that the ETF or closed-end
fund holds. ETFs are also subject to certain additional risks, including, without limitation, the risk that their prices might not correlate perfectly with changes in the prices of the underlying securities they are designed to track, and the risk of trading in an ETF halting due to market conditions or other reasons, based on the policies of the exchange upon which the ETF trades. Shares of ETFs and closed-end
funds at times trade at a premium or discount to their NAV because the supply and demand in the market for their shares at any point in time might not be identical to the supply and demand in the market for their underlying securities. Some ETFs and closed-end
funds are highly leveraged and therefore would subject the Fund to the additional risks associated with leverage. See “Risks—Leverage Risk.” In addition, the Fund will bear, along with other Shareholders of an investment company, its pro rata portion of the investment company’s expenses, including management fees. Accordingly, in addition to bearing their proportionate share of the Fund’s expenses, Shareholders also indirectly bear similar expenses of an investment company.
Conflicts of Interest Risk.
The Adviser will experience conflicts of interest in connection with the management of the Fund, relating to the allocation of the Adviser’s time and resources between the Fund and other investment activities; the allocation of investment opportunities by the Adviser and its affiliates; compensation to the Adviser; services provided by the Adviser and its affiliates to issuers in which the Fund invests; investments by the Fund and other clients of the Adviser, subject to the limitations of the 1940 Act; the formation of additional investment funds by the Adviser; differing recommendations given by the Adviser to the Fund versus other clients; and the Adviser’s use of information gained from issuers in the Fund’s portfolio to aid investments by other clients, subject to applicable law.
In addition, the Adviser’s investment professionals will, from time to time, acquire confidential or material, non-public
information concerning an entity in which the Fund has invested, or propose to invest, and the possession of such information generally will limit the Adviser’s ability to buy or sell particular securities of such entity on behalf of the Fund, thereby limiting the investment opportunities or exit strategies available to the Fund. In addition, holdings in the securities of an issuer by the Adviser or its affiliates will affect the ability of the Fund to make certain acquisitions of, or enter into certain transactions with, such issuer. From time to time, broker-dealers and investment advisers affiliated with the Adviser will also acquire confidential or material non-public
information concerning entities in which the Fund has invested or proposes to invest, which could restrict the Adviser’s ability to buy or sell (or otherwise transact in) securities of such entities, thus limiting investment opportunities or exit strategies available to the Fund. See “Conflicts of Interest.”
Uncertain Tax Treatment.
The Fund will, from time to time, invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund will cease to accrue interest, OID or market discount, when and to what extent deductions can be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues are addressed by the Fund to the extent necessary in order to seek to ensure that it distributes sufficient income to ensure that it does not become subject to U.S. federal income or excise tax.
Complex Transactions/Contingent Liabilities/Guarantees and Indemnities.
The Adviser pursues certain complex investment opportunities for the Fund, which could involve substantial business, regulatory or legal complexity. Such complexity presents risks, as such transactions can be more difficult, expensive and time-consuming to finance and execute; it can be more difficult to manage or realize value from the assets acquired in such transactions; and such transactions sometimes entail a higher level of regulatory scrutiny or a greater risk of contingent liabilities. Additionally, in connection with certain transactions, the Fund is required to make representations about the business and financial affairs of a portfolio company, provide guarantees in respect of payments by portfolio companies and other third parties and provide indemnities against losses caused by portfolio companies and other third parties. The Fund will, from time to time, also be required to indemnify the purchasers of such investment to the extent that any such representations are inaccurate. These arrangements could result in the incurrence of contingent liabilities by the Fund, even after the disposition of an investment and ultimately in material losses.
Availability of Investment Opportunities; Competition.
The activity of identifying, completing and realizing the types of investment opportunities
targeted by the Adviser for the Fund is highly competitive and involves a significant degree of uncertainty.
The Fund competes for investment opportunities with other investment companies and private investment vehicles, as well as the public debt markets, individuals and financial institutions, including investment banks, commercial banks and insurance companies, business development companies, strategic industry acquirers, hedge funds and other institutional investors, investing directly or through affiliates. Over the past several years, a number of such investment vehicles have been formed (and many such existing entities have grown in size). Additional entities with similar investment objectives could be formed in the future by other unrelated parties. It is possible that competition for appropriate investment opportunities could increase, thus reducing the number of opportunities available to the Fund. Such supply-side competition could adversely affect the terms upon which investments can be made by the Fund. Moreover, transaction sponsors unaffiliated with the Fund or KKR could be reluctant to present investment opportunities to the Fund because of its affiliation with KKR. There can be no assurance that the Adviser will be able to locate and complete investments which satisfy the Fund’s primary investment objective or to realize upon their values.
Dependence on Key Personnel Risk.
The Adviser depends on the efforts, skills, reputations and business contacts of its key personnel, the information and deal flow they and others generate during the normal course of their activities and the synergies among the diverse fields of expertise and knowledge held by the Adviser’s professionals. The loss of the services of any of them could have a material adverse effect on the Fund and could harm the Adviser’s ability to manage the Fund.

The Adviser’s principals and other key personnel possess substantial experience and expertise and have strong business relationships with members of the business community. The loss of these personnel could jeopardize the Adviser’s relationships with members of the business community and could result in fewer investment opportunities for the Fund. For example, if any of the Adviser’s principals were to join or form a competing firm, the Fund’s results and financial condition could suffer.
Material Risks of Significant Methods of Analysis.
The Adviser seeks to conduct reasonable and appropriate due diligence based on the facts and circumstances applicable to each investment. When conducting due diligence and making an assessment regarding an investment for the Fund, the Adviser relies on available resources, including information provided by the target of the investment and, in some circumstances, third-party investigations. As a result, the due diligence process can at times be subjective with respect to companies for which only limited information is available. Accordingly, the Adviser cannot be certain that due diligence investigations with respect to any investment opportunity for the Fund will reveal or highlight all relevant facts (including fraud) that could be necessary or helpful in evaluating such investment opportunity, or that its due diligence investigations will result in investments for the Fund being successful. There can be no assurance that the projected results of an investment opportunity will be achieved for the Fund, and actual results could vary significantly from the projections. General economic, natural, and other conditions, which are not predictable, can have an adverse impact on the reliability of such projections. Assumptions or projections about asset lives; the stability, growth, or predictability of costs; demand; or revenues generated by an investment or other factors associated therewith could, due to various risks and uncertainties including those described herein, differ materially from actual results.
Market Developments.
Periods of market volatility remain, and could continue to occur in the future, in response to various political, social and economic events both within and outside of the United States. Instability in the credit markets could make it more difficult for a number of issuers of debt securities to obtain financing or refinancing for their investment or lending activities or operations. In particular, because of volatile conditions in the credit markets, issuers of debt securities could be subject to increased cost for debt, tightening underwriting standards and reduced liquidity for loans they make, securities they purchase and securities they issue.
For example, certain Borrowers could, due to macroeconomic conditions, be unable to repay secured loans. A Borrower’s failure to satisfy financial or operating covenants imposed by lenders could lead to defaults and, potentially, termination of the secured loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize the Borrower’s ability to meet its obligations under its debt securities. The Fund will, from time to time, incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting Borrower. In addition, if one of the Borrowers were to commence bankruptcy proceedings, even though the Fund will have structured its interest as senior debt, depending on the facts and circumstances, a bankruptcy court might recharacterize the Fund’s debt holding and subordinate all or a portion of its claim to that of other creditors. Adverse economic conditions also could decrease the value of collateral securing some of the Fund’s loans and the value of its equity investments. A recession could lead to financial losses in our portfolio and a decrease in revenues, net income and the value of the Fund’s assets.
These developments could increase the volatility of the value of securities owned by the Fund. These developments also could make it more difficult for the Fund to accurately value its securities or to sell its securities on a timely basis. These developments also could adversely affect the broader economy, which in turn could adversely affect the ability of issuers of securities owned by the Fund to make payments of principal and interest when due, leading to lower credit ratings of the issuer and increased defaults by the issuer. Such developments could, in turn, reduce the value of securities owned by the Fund and adversely affect the NAV of the Shares.
Market Disruptions from Natural Disasters or Geopolitical Risks.
Political instability, the ongoing epidemics of infectious diseases in certain parts of the world, terrorist attacks in the United States and around the world, natural and environmental disasters, social and political discord, debt crises (such as the Greek crisis), sovereign debt downgrades, or the exit or potential exit of one or more countries from the EU (such as the UK) or the European Economic and Monetary Union, among others, could result in market volatility, could have long term effects on the United States and worldwide financial markets, and could cause further economic uncertainties in the United States and worldwide. The Fund cannot predict the effects of natural disasters or geopolitical events in the future on the economy and securities markets.
Government Intervention in the Financial Markets.
During the global financial crisis, the U.S. government took a number of actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. The U.S. government took certain similar actions during the
COVID-19
outbreak. Federal, state, and other governments, their regulatory agencies or self-regulatory organizations could take additional actions that affect the regulation of the securities or Structured Products in which the Fund invests, or the issuers of such securities or Structured Products, in ways that are unforeseeable. Borrowers under secured loans held by the Fund could seek protection under the bankruptcy laws. Legislation or regulation could also change the way in which the Fund itself is regulated. Such legislation or regulation could limit or preclude the Fund’s ability to achieve its investment objective. The Adviser monitors developments and seeks to manage the Fund’s portfolio in a manner consistent with achieving the Fund’s investment objective, but there can be no assurance that it will be successful in doing so.
Portfolio Turnover Risk.
The Fund’s annual portfolio turnover rate could vary greatly from year to year, as well as within a given year. Portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. High portfolio turnover could result in the realization of net short-term capital gains by the Fund which, when distributed to Shareholders, will be taxable as ordinary income. A high portfolio turnover could increase the Fund’s current and accumulated earnings and profits, resulting in a greater portion of the Fund’s distributions being treated as a dividend to the Shareholders. In addition, a higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund. See “Tax Considerations.”
Duration Risk.
Duration is the sensitivity, expressed in years, of the price of a fixed income security to changes in the general level of interest rates (or yields). Securities with longer durations tend to be more sensitive to interest rate (or yield) changes than securities with shorter durations. Duration differs from maturity in that it considers potential changes to interest rates, a security’s coupon payments, yield, price and par value and call features, in addition to the amount of time until the security matures. The duration of a security will be expected to change over time with changes in market factors and time to maturity.
Risks Relating to Fund’s RIC Status.
To qualify and remain eligible for the special tax treatment accorded to RICs and their shareholders under the Code, the Fund must meet certain source-of-income,
asset diversification and annual distribution requirements. Very generally, in order to qualify as a RIC, the Fund must derive at least 90% of its gross income for each taxable year from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, or other income derived with respect to its business of investing in stock or other securities and currencies. The Fund must also meet certain asset diversification requirements at the end of each quarter of each of its taxable years. Failure to meet these diversification requirements on the last day of a quarter could result in the Fund having to dispose of certain investments quickly in order to prevent the loss of RIC status. Any such dispositions could be made at disadvantageous prices or times and could result in substantial losses to the Fund. In addition, in order to be eligible for the special tax treatment accorded RICs, the Fund must meet the annual distribution requirement, requiring it to distribute with respect to each taxable year at least 90% of the sum of its “investment company taxable income” (generally its taxable ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any) and its net tax-exempt
income (if any) to its Shareholders. If the Fund fails to qualify as a RIC for any reason and becomes subject to corporate tax, the resulting corporate taxes could substantially reduce its net assets, the amount of income available for distribution and the amount of its distributions. Such a failure would have a material adverse effect on the Fund and its Shareholders. In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions in order to re-qualify
as a RIC.

RIC-Related
Risks of Investments Generating
Non-Cash
Taxable Income.
Certain of the Fund’s investments require the Fund to recognize taxable income in a taxable year in excess of the cash generated on those investments during that year. In particular, the Fund invests in loans and other debt obligations that will be treated as having “market discount” and/or OID for U.S. federal income tax purposes. Because the Fund will, from time to time, be required to recognize income in respect of these investments before, or without receiving, cash representing such income, the Fund will have difficulty satisfying the annual distribution requirements applicable to RICs and avoiding Fund-level U.S. federal income and/or excise taxes in such circumstances. Accordingly, the Fund will, from time to time, be required to sell assets, including at potentially disadvantageous times or prices, borrow, raise additional equity capital, make taxable distributions of its Shares or debt securities, or reduce new investments, to obtain the cash needed to make these income distributions. If the Fund liquidates assets to raise cash, the Fund will, from time to time, realize gain or loss on such liquidations; in the event the Fund realizes net capital gains from such liquidation transactions, its Shareholders could receive larger capital gain distributions than they would in the absence of such transactions.
Cybersecurity Risks.
Increased reliance on internet-based programs and applications to conduct transactions and store data creates growing operational and security risks. Targeted cyber-attacks or accidental events can lead to breaches in computer and data systems security, and subsequent unauthorized access to sensitive transactional and personal information held or maintained by KKR, its affiliates, and third-party service providers or counterparties. Any breaches that occur could result in a failure to maintain the security, confidentiality, or privacy of sensitive data, including personal information relating to investors and the beneficial owners of investors, and could lead to theft, data corruption, or overall disruption in operational systems. Criminals could use data taken in breaches in identity theft, obtaining loans or payments under false identities and other crimes that have the potential to affect the value of assets in which the Fund invests. These risks have the potential to disrupt KKR’s ability to engage in transactions, cause direct financial loss and reputational damage or lead to violations of applicable laws related to data and privacy protection and consumer protection. Cybersecurity risks also necessitate ongoing prevention and compliance costs.
Artificial Intelligence and Machine Learning Developments Risk
. Recent technological advances in artificial intelligence and machine learning technology (collectively, “Machine Learning Technology”), including OpenAI’s release of its ChatGPT application, pose risks to KKR, the Fund and the Fund’s portfolio companies. While KKR could utilize Machine Learning Technology in connection with its business activities, including investment activities, KKR continues to evaluate and adjust internal policies governing use of Machine Learning Technology by its personnel. Notwithstanding any such policies, KKR personnel, senior advisors, industry advisors, executives and other associated persons of the KKR group or any KKR affiliates could, unbeknownst to KKR, utilize Machine Learning Technology in contravention of such policies. KKR, the Fund and the Fund’s portfolio companies could be further exposed to the risks of Machine Learning Technology if third-party service providers or any counterparties, whether or not known to KKR, also use Machine Learning Technology in their business activities. KKR will not be in the position to control the manner in which third-party products are developed or maintained or the manner in which third-party services are provided.
Use of Machine Learning Technology by any of the parties described in the previous paragraph could include the input of confidential information (including material non-public
information)—either by third parties in contravention of
non-disclosure
agreements, or by KKR personnel or the aforementioned KKR advisors and affiliates in contravention of KKR’s policies—into Machine Learning Technology applications, resulting in such confidential information becoming part of a dataset that is accessible by other third-party Machine Learning Technology applications and users.
Independent of its context of use, Machine Learning Technology is generally highly reliant on the collection and analysis of large amounts of data, and it is not possible or practicable to incorporate all relevant data into the model that Machine Learning Technology utilizes to operate. Certain data in such models will inevitably contain a degree of inaccuracy and error – potentially materially so – and could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of Machine Learning Technology. To the extent that KKR, the Fund or the Fund’s portfolio companies are exposed to the risks of Machine Learning Technology use, any such inaccuracies or errors could have adverse impacts on KKR, the Fund or the Fund’s portfolio companies.

Machine Learning Technology and its applications, including in the financial sector, continue to develop rapidly, and it is impossible to predict the future risks that may arise from such developments.
Private and Middle Market Companies Risk.
The Fund will, from time to time, acquire loans from issuers, including, but not limited to, private and middle-market companies, which involve a number of particular risks that might not exist in the case of large public companies, including:

•
these companies could have limited financial resources and limited access to additional financing, which could increase the risk of their defaulting on their obligations, leaving creditors dependent on any guarantees or collateral they have obtained;

•
these companies frequently have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

•	there will not be as much information publicly available about these companies as would be available for public companies and such information might not be of the same quality;

•
these companies are more likely to depend on the management talents and efforts of a small group of persons; as a result, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on these companies’ ability to meet their obligations; and

•
the frequency and volume of the trading of these companies generally is substantially less than is typical of larger companies and as such it could be more difficult for the Fund to exit the investment in the company at its then fair value.

Risks Arising from Purchases of Debt on a Secondary Basis.
The Fund will, from time to time, invest in loans and debt securities acquired on a secondary basis. The Fund is unlikely to be able to negotiate the terms of such debt as part of its acquisition and, as a result, these investments might not include some of the covenants and protections the Fund would generally seek. Even if such covenants and protections are included in the investments held by the Fund, the terms of the investments could provide portfolio companies substantial flexibility in determining compliance with such covenants. In addition, the terms on which debt is traded on the secondary market could represent a combination of the general state of the market for such investments and either favorable or unfavorable assessments of particular investments by the sellers thereof.
Zero Coupon and PIK Bonds Risk.
Because investors in zero coupon or PIK bonds receive no cash prior to the maturity or cash payment date applicable thereto, an investment in such securities generally has a greater potential for complete loss of principal and/or return than an investment in debt securities that make periodic interest payments. Such investments are more vulnerable to the creditworthiness of the issuer and any other parties upon which performance relies.
Non-Diversified
Fund Risk
. The Fund is a
“non-diversified”
investment company for purposes of the 1940 Act, which means that the Fund is not subject to limitations under the 1940 Act on the percentage of its assets that may be invested in the securities of any one issuer. The Fund’s NAV may therefore be subject to greater volatility than that of an investment company that is subject to such a limitation on diversification.
Leverage Risk
.
Use of leverage creates an opportunity for increased income and return for Shareholders but, at the same time, creates risks, including the likelihood of greater volatility in the NAV of, and distributions on, the Shares. Increases and decreases in the value of the Fund’s portfolio will be magnified if the Fund uses leverage. Leverage can magnify interest rate risk, which is the risk that the prices of portfolio securities will fall (or rise) if market interest rates for those types of securities rise (or fall). As a result, leverage can cause greater changes in the Fund’s NAV, which will be borne entirely by the Shareholders.
Under the 1940 Act, the Fund generally may not (1) borrow money in an amount greater than 33 1/3% of the Fund’s net assets or (2) issue preferred shares in an amount, when aggregated with any indebtedness outstanding, greater than 50% of the Fund’s net assets.

The Fund may also enter into derivative and similar transactions for hedging or investment purposes that may represent a form of economic leverage and will create risks. The potential loss on derivative instruments can be substantial relative to the initial investment therein. The SEC rule related to the use of derivatives, reverse repurchase agreements and certain other transactions by registered investment companies requires the Fund to trade derivatives and other transactions that create future payment or delivery obligations (except reverse repurchase agreements and similar financing transactions) subject to value-at-risk
(“VaR”) leverage limits and derivatives risk management program and reporting requirements. Generally, these requirements apply unless the Fund satisfies a “limited derivatives users” exception. When the Fund trades reverse repurchase agreements or similar financing transactions, including certain tender option bonds, it needs to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the Fund’s asset coverage ratio as discussed below or treat all such transactions as derivatives transactions. Reverse repurchase agreements or similar financing transactions aggregated with other indebtedness do not need to be included in the calculation of whether a fund satisfies the “limited derivatives users” exception, but for funds subject to the VaR testing requirement, reverse repurchase agreements and similar financing transactions must be included for purposes of such testing whether treated as derivatives transactions or not. SEC guidance in connection with the rule regarding the use of securities lending collateral may limit the Fund’s securities lending activities. In addition, the Fund is permitted to invest in a security on a when-issued or forward-settling basis, or with a non-standard
settlement cycle, and the transaction will be deemed not to involve a senior security, provided that (i) the Fund intends to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). The Fund may otherwise engage in such transactions that do not meet the conditions of the Delayed-Settlement Securities Provision so long as the Fund treats any such transaction as a “derivatives transaction” for purposes of compliance with the rule. Furthermore, under the rule, the Fund will be permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the asset coverage requirements under the 1940 Act, if the Fund reasonably believes, at the time it enters into such agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all such agreements as they come due.
Limitations on Transfer and Liquidity Risks
.
No Shareholder will be permitted to transfer its Shares without the consent of the Fund. The transferability of Shares will be subject to certain restrictions contained in the Declaration of Trust and will be affected by restrictions imposed under applicable securities laws. No market currently exists for the Shares, and the Fund contemplates that one will not develop. Shareholders do not have the right to require the Fund to redeem their Shares during the life of the Fund.
Repurchase Offers Risk.
The Fund is an interval fund and, in order to provide liquidity to Shareholders, the Fund, subject to applicable law, conducts quarterly repurchase offers of 5% to 25% of its outstanding Shares at NAV, subject to approval of the Board. The Fund currently intends to make a repurchase offer for 5% of the Fund’s outstanding Shares each calendar quarter. The Fund believes that these repurchase offers are generally beneficial to the Fund’s Shareholders, and repurchases generally are funded from available cash, cash from the sale of Shares or sales of portfolio securities. However, repurchase offers and the need to fund repurchase obligations affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which could harm the Fund’s investment performance. Moreover, it is possible that diminution in the size of the Fund through repurchases will result in an increased expense ratio for Shareholders who do not tender their Shares for repurchase, will result in untimely sales of portfolio securities (with associated imputed transaction costs, which could be significant) and will limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. The Fund will, from time to time, accumulate cash by holding back (i.e., not reinvesting) payments received in connection with the Fund’s investments and cash from the sale of Shares. The Fund believes that it can meet the maximum potential amount of the Fund’s repurchase obligations. If at any time cash and other liquid assets held by the Fund are not sufficient to meet the Fund’s repurchase obligations, the Fund intends, if necessary, to sell investments. In addition, if the Fund borrows to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their Shares by increasing the Fund’s expenses and reducing any net investment income.

If a repurchase offer is oversubscribed, the Board has authority to increase the amount repurchased by up to 2% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline, but is not obligated to do so. In the event that the Board determines not to repurchase more than the repurchase offer amount, or if Shareholders tender more than the repurchase offer amount plus 2% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline, the Fund will repurchase the Shares tendered on a pro rata basis. In that case, Shareholders will have to wait until the next repurchase offer to make another repurchase request. As a result, Shareholders could be unable to liquidate all or a given percentage of their investment in the Fund during a particular repurchase offer. Some Shareholders, in anticipation of proration, may tender more Shares than they wish to have repurchased in a particular month, thereby increasing the likelihood that proration will occur. Between the Repurchase Request Deadline and the date on which the NAV for tendered Shares is determined, the Fund is subject to market and other risks and the NAV of Shares tendered in a repurchase offer could decline. In addition, the repurchase of Shares by the Fund is generally a taxable event to Shareholders.
Shareholder Default Risk.
As Shareholders will not be required to contribute the full amount of their Commitments to the Fund at the time of their admission and will be required to make incremental contributions pursuant to capital calls issued from time to time by the Fund, there will be a substantial period of time during which Shareholders may be obligated to provide capital without receiving any return and regardless of the performance of the Fund. If a Shareholder fails to pay when due all or any portion of their Commitments or other payment required to be made to the Fund, and the Commitments made by non-defaulting
Shareholders and borrowings by the Fund are inadequate to cover the defaulted amounts, the Fund could be unable to pay its obligations when due. As a result, the Fund could be subjected to significant penalties that could materially adversely affect the returns to all Shareholders (including non-Defaulting
Shareholders).
A Defaulting Shareholder will be subject to substantial consequences, including that the Fund may, with respect to each Default, reduce, as a result of the Default, the Defaulting Shareholder’s investment in the Fund by an amount equal to 50% of the Defaulting Shareholder’s Commitment, and making corresponding reductions to the number of the Defaulting Shareholder’s Shares and in the Defaulting Shareholder’s rights to receive distributions, as well as other consequences described herein. The Fund will have limited recourse in retrieving un-drawn
Commitments in the instance of a Shareholder Default.
While the Adviser may take steps to limit this risk, there is no guarantee that such measures will be sufficient or successful. In seeking to manage the impact of a Shareholder Default on the activities of the Fund, and subject to the Fund’s Declaration of Trust and By-Laws, the Fund is permitted to require an additional funding of Commitments from the non-Defaulting
Shareholders, to the extent of their unused Commitments, to fund the shortfall caused by the Defaulting Shareholders.

PURCHASES OF SHARES
Eligible Investors
An Eligible Investor may be one or more of the following
tax-exempt
or
tax-deferred
investors: (1) pension, profit sharing, or other employee benefit trusts that are exempt from taxation under Section 501(a) of the Code, by reason of qualification under Section 401 of the Code; (2) employee benefit plans or other programs established pursuant to Sections 403(b), 408(k) and 457 of the Code; (3) certain deferred compensation plans established by corporations, partnerships, nonprofit entities or state and local governments, or government sponsored programs; (4) certain foundations, endowments and other exempt organizations under Section 501(c) of the Code (other than organizations exempt under Section 501(c)(1)); (5) IRAs (including regular IRAs, spousal IRAs for a non working spouse, Roth IRAs and rollover IRAs) and 403(b)(7) Plans; (6) state colleges and universities and (7) charitable remainder trusts. An Eligible Investor may also be a non-grantor
charitable lead trust. The Fund is not intended for U.S. taxable investors and/or
non-U.S.
persons.
Each prospective investor in the Fund is required to certify to the Fund that the Shares are being acquired for the account of an “accredited investor” as defined in Regulation D under the 1933 Act (or another category of investor to which offers and sales of securities may be made pursuant to an exemption from the registration provision of the 1933 Act). As stated previously in this Confidential Private Placement Memorandum, investors who are “accredited investors” as defined in Regulation D (or are included in such other category of investor) are referred to in this Confidential Private Placement Memorandum as “Eligible Investors.” Existing Shareholders who purchase additional Shares are required to qualify as Eligible Investors at the time of each additional purchase. Qualifications that must be met in becoming a Shareholder are set out in the subscription agreement that must be completed by each prospective investor.
Purchase Terms and Capital Calls
The minimum initial commitment (“Commitment”) to the Fund is $5,000,000. Additional commitments to the Fund must be made in a minimum amount of $1,000,000. The minimum initial and additional commitments may be reduced or waived by the Fund with respect to certain individual investors or classes of investors (specifically, with respect to employees, officers or Trustees of the Fund, the Adviser or their affiliates) at the discretion of the Adviser.
The Fund may accept initial and additional Commitments at any time. Despite having made a Commitment, the Fund does not issue Shares (and an investor does not transfer purchase proceeds to the Fund or become a Shareholder with respect to such Shares) until the applicable draw down date, i.e., the day on which Commitments are drawn down by the Fund. To be eligible to participate in a particular draw down, an investor must submit a completed application form before the applicable draw down date. If the investor’s completed application form is not received and processed by the Fund within seven days prior to the next applicable draw down date, the investor may not be able to participate until the following draw down date.
Consequently, purchase proceeds do not represent capital of the Fund, and do not become assets of the Fund, until such date. Any amounts received in advance of the initial or subsequent purchases of Shares are placed in a non-interest-bearing
account with the Transfer Agent prior to their investment in the Fund, in accordance with Rule
15c2-4
under the Exchange Act. The Fund reserves the right to reject any purchase of Shares in certain limited circumstances (including, without limitation, when it has reason to believe that a purchase of Shares would be unlawful). Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund will be returned to the prospective investor.
The Fund has not fully identified the potential investments that ultimately will be made with Shareholders’ Commitments. Commitments may be drawn down at any time by the Fund making a capital call generally upon at least ten (10) business days’ prior written notice (including by email) to the Shareholder or the Shareholder’s designee, with a copy to the Shareholder’s financial advisor. There is no set schedule for calling capital.

Commitments are called according to a “first-come, first-served” queue based on the month in which the Commitment was made. That is, Commitments made in Month 1 are called before Commitments made in Month 2 are called. Commitments made in the same month are called together, and if only a portion of a month’s total Commitments is called, the Commitments are called pro-rata
according to the relative amount of the Commitments; provided that the Fund shall retain the right, if determined by the Fund in its sole discretion, to require a Shareholder (i) to fund a drawdown purchase price that is more or less than its pro rata share or (ii) to fund a drawdown purchase price but not require other investors to do so to seek to equalize the percentage of the Shareholder’s total Commitment that has been contributed to the Fund relative to the capital contributions of other Shareholders, or for regulatory, tax or other similar basis for distinguishing among Shareholders, including compliance with a Shareholder’s internal investment guidelines. The Fund may, if determined by the Fund in its sole discretion, from time to time require capital contributions from certain Shareholders and not others. Accordingly, drawdown notices may be issued only to selected Shareholders from time to time and require a purchase of Shares by such Shareholders in amounts determined by the Fund in its sole discretion.
The Fund may determine not to draw the full amount of a Commitment. Shares are issued to Shareholders each time capital is contributed to the Fund by Shareholders at the NAV of the Fund. If a Shareholder does not meet a capital call by the specified date in the written notice, the Shareholder may be charged interest at an annual rate equal to the prime rate plus 5.00% of the amount of the Shareholder’s capital call until the date the Shareholder complies with the capital call.
Each Shareholder understands that by agreeing to invest in the Fund, such Shareholder is making an irrevocable commitment to the Fund of the entire amount of its Commitment, which will be drawn down over time, and that the obligation of such Shareholder to fund its uncalled Commitment is without defense, counterclaim or offset of any kind. Even though not all of a Shareholder’s Commitment will be due immediately, Shareholders are committing to make funds available within the time designated by each capital call.
In the case of a Shareholder Default and fail to cure such Default within two (2) business days after notice, the Fund may, in the Adviser’s sole discretion, charge the Defaulting Shareholder with the expenses and losses incurred by the Fund resulting from the sale of positions due to the Default. In addition, the Fund may, with respect to each Default, in the Adviser’s sole discretion, take other actions with respect to a Defaulting Shareholder, including without limitation, one or more of the following: (i) reducing, as a consequence of the Default, a Defaulting Shareholder’s investment in the Fund by an amount equal to 50% of the Defaulting Shareholder’s total Commitment and making corresponding reductions to the number of the Defaulting Shareholder’s Shares and in the Defaulting Shareholder’s rights to receive distributions; (ii) borrowing funds to cover defaulted capital calls and causing the Defaulting Shareholder to bear the interest at an annual rate equal to the prime rate plus 5.00% and other costs associated with such borrowing until the date the Defaulting Shareholder complies with the capital call; (iii) excluding the Defaulting Shareholder from participating in future capital calls and/or investments made by the Fund; (iv) requiring the Defaulting Shareholder to immediately pay to the Fund the entire amount of the Defaulting Shareholder’s uncalled Commitment; or (v) requiring the Defaulting Shareholder to transfer all or any of its Shares to an Eligible Investor, at a price agreed upon by the Defaulting Shareholder and the transferee, after such amount has been adjusted for any reduction of interest in accordance with (i) above and after such amount has been reduced by the amount of any expenses incurred by the Adviser or the Fund as a result of the Default and the amount of the defaulted capital call. The amount by which a Defaulting Shareholder’s investment in the Fund is reduced pursuant to (i) above shall be retained as assets of the Fund for the benefit of all Shareholders and shall not reduce the Commitment required to be made by such Defaulting Shareholder. While the Adviser, in its sole discretion, may take any actions with respect to a Defaulting Shareholder—including, without limitation, any or all of the actions listed above—the Adviser is not required to do so if it were to determine that no action is in the best interests of the Fund.
If requested, a Defaulting Shareholder shall execute any and all documents as shall have been reasonably requested or that are otherwise required to effectuate the transactions contemplated above. Notwithstanding the immediately preceding sentence, any instrument reflecting the foregoing may be executed on behalf of the applicable Defaulting Shareholder by the Adviser or the Trustees pursuant to the special power of attorney granted by the Shareholder in the Subscription Agreement.

PERIODIC REPURCHASE OFFERS, REDEMPTIONS, AND TRANSFERS OF SHARES
The Fund is an “interval fund,” a type of fund that, in order to provide liquidity to Shareholders, conducts periodic repurchase offers.
Repurchase Offers
As a fundamental policy, which may not be changed without Shareholder approval, the Fund conducts quarterly repurchase offers of 5% to 25% of its outstanding Shares at NAV. The Fund currently intends to make a repurchase offer for 5% of the Fund’s outstanding Shares each calendar quarter. The Fund may not offer to repurchase more than 25% of its outstanding Shares during any offer.
Quarterly repurchases will occur in the months of January, April, July and October. At least 21 calendar days prior to the Repurchase Request Deadline, the Fund will send notice to each Shareholder setting forth (i) the percentage of Shares the Fund will repurchase; (ii) the Repurchase Request Deadline and other terms of the offer to repurchase; and (iii) the procedures for Shareholders to follow to request a repurchase.
The time and dates by which repurchase offers must be received in good order (“Repurchase Request Deadline”) will generally be 4:00 p.m. Eastern time on the first Friday of the month in which the repurchase occurs. Shareholders and financial intermediaries must submit repurchase requests in good order by the Repurchase Request Deadline. “Good order” means your repurchase request includes: (1) the name of the Fund, (2) the number of shares or dollar amount to be redeemed, (3) the account number and (4) signatures by all of the Shareholders whose names appear on the account registration. The Repurchase Request Deadline will be strictly observed. Shareholders and financial intermediaries failing to submit repurchase requests in good order by such deadline will be unable to liquidate Shares until a subsequent repurchase offer.
The repurchase price will be the Fund’s NAV determined on the repurchase pricing date, which will be a date not more than 14 calendar days following the Repurchase Request Deadline (“Repurchase Offer Amount”). Payment for all Shares repurchased pursuant to these offers will be made not later than 7 calendar days after the repurchase pricing date (“Repurchase Payment Deadline”). Under normal circumstances, it is expected that the Repurchase Request Deadline will be the same date as the repurchase pricing date. If the tendered Shares have been purchased immediately prior to the tender, the Fund will not release repurchase proceeds until payment for the tendered Shares has settled. Shareholders can avoid this delay by utilizing the wire purchase option. During the period the offer to repurchase is open, Shareholders may obtain the current NAV by calling toll-free (855)
844-8655.
If more Shares are tendered for repurchase than the Fund has offered to repurchase, the Board may, but is not obligated to, increase the number of Shares to be repurchased by up to 2% of the Shares outstanding on the Repurchase Request Deadline. If there are still more Shares tendered than are offered for repurchase, Shares will be repurchased on a pro rata basis. However, the Fund may determine to alter the pro rata allocation and the Fund may accept all Shares tendered by persons who own, in the aggregate, fewer than 100 Shares and who tender all of their Shares, before prorating Shares tendered by others.
Because of the foregoing, Shareholders may be unable to liquidate all, or a given percentage, of their Shares and some Shareholders may tender more Shares than they wish to have repurchased in order to ensure repurchase of at least a specific number of Shares. Shareholders may withdraw Shares tendered for repurchase at any time prior to the Repurchase Request Deadline.
Repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund’s portfolio to be fully invested, which may reduce returns. Moreover, diminution in the size of the Fund’s portfolio through repurchases without offsetting new sales, may result in untimely sales of portfolio securities and a higher expense ratio, and may limit the ability of the Fund to participate in new investment opportunities. Repurchases resulting in portfolio turnover will result in additional expenses being borne by the Fund. The Fund may also sell portfolio securities to meet repurchase obligations which, in certain circumstances, may adversely affect the market for loans and reduce the Fund’s value. Notwithstanding the foregoing, it is the Adviser’s intention to fund repurchases with the proceeds of borrowings whenever practical. Use of the borrowing facility entails certain risks and costs. See “
Liquidity Requirements
” below.
The repurchase of Shares by the Fund will generally be a taxable event to Shareholders and may be a taxable event to those Shareholders that do not participate in the repurchase. See “
Tax Considerations
” for a general summary of U.S. federal income tax considerations for U.S. Shareholders. Investors should rely on their own tax adviser for advice about the particular federal, state and local tax consequences of investing in the Fund and participating in the Fund’s repurchase offer program.
Suspension or Postponement of a Repurchase Offer
The Fund may suspend or postpone a repurchase offer only: (i) if making or effecting the repurchase offer would cause the Fund to lose its status as a regulated investment company under the Code; (ii) for any period during which the NYSE or any market in which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (iii) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (iv) for such other periods as the SEC may by order permit for the protection of Shareholders of the Fund.
Liquidity Requirements
From the time that the notification is sent to Shareholders until the Repurchase Payment Deadline, the Fund will ensure that a percentage of its net assets equal to at least 100% of the Repurchase Offer Amount consists of assets: (i) that can be sold or disposed of in the ordinary course of business at approximately the price at which the Fund has valued the investment within the time period between the Repurchase Request Deadline and the Repurchase Payment Deadline; or (ii) that mature by the Repurchase Payment Deadline.
The Board has adopted procedures that are reasonably designed to ensure that the Fund’s assets are sufficiently liquid so that the Fund can comply with the repurchase policy and the liquidity requirements described in the previous paragraph.
The Fund intends to finance repurchase offers with cash on hand, cash raised through borrowings or the liquidation of portfolio securities. There is some risk that the need to sell Fund assets to fund repurchase offers may affect the market for those assets. In turn, this could diminish the Fund’s NAV.
No Right of Redemption
The Fund is
a closed-end investment
company, and as such its Shareholders will not have the right to cause the Fund to redeem their Shares. Shareholders have no right to redeem or transfer their Shares, other than limited rights of a Shareholder’s descendants or estate to request a repurchase of shares in the event of such Shareholder’s death. Such repurchase may be made, at the Fund’s discretion, in a manner consistent with the Fund’s quarterly repurchases or in such other manner permitted by the Exchange Act, the 1940 Act and the rules thereunder. Documentation for such repurchase request will be required as necessary to confirm the authority of the descendant or estate to make such request on behalf of the deceased Shareholder.

Mandatory Redemptions
The Fund may redeem Shares without consent or other action by the Shareholder or other person if the Fund determines that:

•
the Shares have been transferred in violation of the Fund’s Declaration of Trust or Bylaws, or has vested in any person other than by operation of law as a result of the death, divorce, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Shareholder;

•
ownership of the Shares by a Shareholder or other person is likely to cause the Fund to be in violation of, or require registration of the Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities, or other laws of the U.S. or any other relevant jurisdiction;

•
continued ownership of the Shares by a Shareholder may be harmful or injurious to the business or reputation of the Fund, the Board, KKR, or any of their affiliates, or may subject the Fund or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

•	any of the representations and warranties made by a Shareholder or other person in connection with the acquisition of Shares were not true when made or has ceased to be true; or

•
with respect to a Shareholder subject to special laws or compliance requirements, such as those imposed by ERISA, the Bank Holding Company Act or certain Federal Communication Commission regulations (collectively, “Special Laws or Regulations”), the Shareholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold any Shares.

Shares are redeemed at the NAV per Share. Mandatory redemptions will be conducted consistent with Rule
23c-2
under the 1940 Act and in accordance with other applicable federal securities laws, including the 1940 Act and the rules thereunder.

NET ASSET VALUE
NAV per Share is determined as of 4:00 p.m. ET on the last business day of each week and at such other times as the Adviser shall determine or as otherwise required under applicable law. The Fund calculates NAV per Share by subtracting liabilities from the total assets of the Fund and dividing the result by the total number of outstanding Shares. The Fund’s assets and liabilities are valued in accordance with the principles set forth herein.
For purposes of calculating NAV, portfolio securities and other assets for which market quotes are readily available are valued at market value. Market value is generally determined on the basis of last reported sales prices, or if no sales are reported, based on quotes obtained from a quotation reporting system, established market makers or pricing services. Short-term investments having a maturity of 60 days or less are generally valued at amortized cost. Securities and other assets for which market quotes are not readily available are valued at fair value using good faith methods. The Board has designated the Adviser as the Fund’s valuation designee pursuant to Rule
2a-5
under the 1940 Act to perform fair valuation determinations for the Fund with respect to all Fund investments and/or other assets. In circumstances where market quotes are not readily available, securities may not be priced on the basis of quotes from the primary market in which they are traded, but rather may be valued at fair value, as determined in good faith, pursuant to procedures adopted by the Board. Fair value pricing may require subjective determinations about the value of a security.
Domestic and foreign fixed-income instruments and
non-exchange
traded derivatives are normally valued on the basis of quotes obtained from brokers and dealers or pricing services using data reflecting the earlier closing of the principal markets for those securities. Bank loans, including Senior Loans, are valued by using readily available market quotations or another commercially reasonable method selected by an independent, third-party pricing services, or, if such independent, third-party valuations are not available, by using broker quotations. Senior secured adjustable, variable or floating rate loans for which an active secondary market exists to a reliable degree will be valued at the mid price in the market for such loans, as provided by a loan pricing service. Directly originated loans are valued on an individual loan level. In doing so, the Adviser may engage an independent, third-party valuation agent, and fair valuation of such loans will be performed using inputs that incorporate borrower level data, including significant events affecting the issuer or collateral and market developments. Prices obtained from independent pricing services use information provided by market makers or estimates of market values obtained from yield data relating to investments or securities with similar characteristics. Exchange traded options, futures and options on futures are valued at the settlement price determined by the relevant exchange. The value of swaps, including credit default swaps, total return swaps and interest rate swaps will be determined by obtaining at least one dealer quotation (including information from counterparties) or valuations from third-party pricing services. If no quotations or valuations are available, or if such quotations or valuations are believed to be unreliable, swaps will be fair valued pursuant to procedures adopted by the Board.
The Fund normally uses pricing data for domestic or foreign equity securities received shortly after the close of the primary securities exchange on which such securities trade and does not normally take into account trading, clearances or settlements that take place after the close of the exchange.
If events materially affecting the price of foreign portfolio securities occur between the time when their price was last determined on such foreign securities exchange or market and the time when the Fund’s NAV was last calculated (for example, movements in certain U.S. securities indices which demonstrate strong correlation to movements in certain foreign securities markets), such securities may be valued at their fair value as determined in good faith in accordance with procedures adopted by the Board. For purposes of calculating NAV, all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at prevailing exchange rates as may be determined in good faith pursuant to procedures adopted by the Board. Although the Fund’s policy is intended to result in a calculation of the Fund’s NAV that fairly reflects security values as of the time of pricing, the Fund cannot ensure that fair values would accurately reflect the price that the Fund could obtain for a security if it were to dispose of that security as of the time of pricing (for instances, in a forced or distressed sale). The prices used by the Fund may differ from the value that would be realized if the securities were sold.

DISTRIBUTIONS
Dividends are generally paid at least quarterly on the Shares in amounts representing substantially all of the net investment income and net capital gains, if any, earned each year. Payments will vary in amount, depending on investment income received and expenses of operation. There can be no assurance the Fund will have substantial income or pay dividends. The Fund is not a suitable investment for any investor who requires regular dividend income.
If the Fund is precluded from making distributions on the common shares because of any applicable asset coverage requirements, the terms of any preferred shares outstanding may provide that any amounts so precluded from being distributed, but required to be distributed for the Fund to meet the distribution requirements for qualification as a RIC for U.S. federal income tax purposes, will be paid to the holders of the preferred shares as a special distribution. This distribution can be expected to decrease the amount that holders of preferred shares would be entitled to receive upon redemption or liquidation of the shares.
If the Fund failed to qualify as a RIC for U.S. federal income tax purposes or failed to satisfy the 90% distribution requirement in any taxable year, the Fund would be subject to U.S. federal income tax at regular corporate rates on its taxable income, including its net capital gain, even if such income were distributed to its Shareholders, and all distributions out of earnings and profits would be taxed to Shareholders as ordinary dividend income. Requalifying as a RIC could subject the Fund to significant tax costs.
The Fund intends to pay dividends representing substantially all of the net capital gains, if any, it earns each year at least annually.
The U.S. federal income tax treatment and characterization of the Fund’s distributions may vary significantly from time to time because of the varied nature of the Fund’s investments. In light of the Fund’s investment policies, the Fund anticipates that the 1940 Act will require it to accompany each quarterly distribution with a statement setting forth the estimated source (as between net income, capital gains and return of capital) of the distribution made. The Fund will indicate the proportion of its capital gains distributions that constitute long-term and short-term gains annually. The ultimate U.S. federal income tax characterization of the Fund’s distributions made in a calendar or fiscal year cannot finally be determined until after the end of that taxable year. As a result, there is a possibility that the Fund may make total distributions during a calendar or taxable year in an amount that exceeds the Fund’s net investment company taxable income and net capital gains for the relevant taxable year. In such situations, if a distribution exceeds the Fund’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), such distribution would generally be treated as a tax-free
return of capital reducing the amount of a Shareholder’s tax basis in such Shareholder’s Shares.
Section 19(b) of the 1940 Act and Rule
19b-1
thereunder generally limit the Fund to one long-term capital gain distribution per year, subject to certain exceptions.

DIVIDEND REINVESTMENT PLAN
Pursuant to the Fund’s Dividend Reinvestment Plan (the “DRIP”), Shareholders may “opt in” to reinvest all or a portion of the income dividends and/or capital gain distributions to Shareholders in additional Shares of the Fund by providing the required enrollment notice to the Transfer Agent (the “DRIP Administrator”). A Shareholder may terminate participation in the DRIP at any time by notifying the DRIP Administrator before the record date of the next distribution through the Internet, by telephone or in writing to the DRIP Administrator. Shareholders whose Shares are held in the name of a broker or other nominee and who wish to have distributions reinvested may do so only if such a service is provided by the broker or other nominee or if the broker or other nominee permits participation in the DRIP. Shareholders whose Shares are held in the name of a broker or other nominee should contact their broker or nominee. All distributions to Shareholders who do not participate in the DRIP, or have elected to terminate their participation in the DRIP, are paid by wire or check mailed directly to the record holder by or under the direction of the DRIP Administrator when the Board declares a distribution.
The DRIP Administrator maintains all Shareholder accounts in the DRIP and furnishes confirmations of all transactions in the account, including information needed by Shareholders for tax records. Shares in the account of each DRIP participant are held by the DRIP Administrator in non-certificated form
in the name of the participant, and each Shareholder’s proxy includes Shares purchased pursuant to the DRIP. The DRIP Administrator will forward all proxy solicitation materials to participants and vote proxies for Shares held under the DRIP in accordance with the instructions of the participants.
There is no charge to participants for reinvesting regular distributions and capital gains distributions; however, the Fund reserves the right to amend the DRIP to include a service charge payable by the participants. Any fees of the DRIP Administrator for handling the reinvestment of regular distributions and capital gains distributions are included in the fee to be paid by the Fund to the DRIP Administrator. There are no brokerage charges with respect to Shares issued directly by the Fund as a result of regular distributions or capital gains distributions payable either in Shares or in cash.
The reinvestment of such dividends or distributions does not relieve participants of any income tax that may be payable on such dividends or distributions. See “Material U.S. Federal Income Tax Considerations” in the SAI.
The Fund reserves the right to amend or terminate the DRIP at any time. Any expenses of the DRIP will be borne by the Fund. All correspondence or questions concerning the DRIP should be directed to the DRIP Administrator.

DESCRIPTION OF THE SECURITIES
The following is a brief description of the terms of the Fund’s Shares and preferred shares. This description does not purport to be complete and is qualified by reference to the Fund’s Declaration of Trust and
By-Laws.
For complete terms of the Shares and preferred shares, please refer to the Fund’s Declaration of Trust and
By-Laws.
Common Shares
The Fund is a
non-diversified
closed-end
management investment company organized as a Delaware statutory trust on February 10, 2023. The Fund is authorized to issue an unlimited number of shares of beneficial interest, par value $0.001 per share, in multiple classes and series thereof as determined from time to time by the Board, which also has the authority without shareholder approval to establish the designations, powers, preferences, voting, conversion and other rights, limitations, qualifications and terms and conditions of each such class and series. Each share within a particular class or series thereof has equal voting, dividend, distribution and liquidation rights. The Board has authorized issuance of an unlimited number of common shares. When issued, in accordance with the terms thereof, the common shares will be fully paid and non-assessable.
All common shares are equal as to distributions, assets and voting privileges. Common shares are not redeemable and have no preemptive, conversion or cumulative voting rights.
In the event of liquidation, each common share is entitled to its proportion of the Fund’s assets after payment of debts and expenses.
Subject to the rights of any preferred shareholders, the Fund’s Shareholders vote as a single class to elect the Fund’s Board and on additional matters with respect to which the 1940 Act, the Fund’s governing documents or resolutions adopted by the Trustees provide for a vote of the Fund’s Shares.
Preferred Shares
The Board may classify an unlimited amount of the Fund’s shares as preferred shares, par value $0.001 per share. The terms of the preferred shares may be fixed by the Board and may materially limit and/or qualify the rights of the holders of the Fund’s common shares.
The Fund has issued 515 shares of Series A Cumulative Preferred Shares, par value $0.001 per share, at an issuance price and liquidation preference of $1,000 per share.
Preferred shares are senior to all other classes and series of common shares of beneficial interest and rank on parity with any other preferred shares. Holders of the preferred shares will not, however, participate in any appreciation in the value of the Fund. The consent of the holders of the preferred shares is not required to authorize or issue any class or series of preferred shares ranking on parity with the preferred shares.
Upon a liquidation, holders of preferred shares will be entitled to receive out of the assets of the Fund available for distribution to shareholders (after payment of claims of the Fund’s creditors but before any distributions with respect to the Fund’s common shares or any other class of shares of the Fund ranking junior to the preferred shares as to liquidation payments) an amount per share equal to such share’s liquidation preference plus any accumulated but unpaid distributions (whether or not earned or declared, excluding interest thereon) to the date of distribution, and such shareholders shall be entitled to no further participation in any distribution or payment in connection with such liquidation. The preferred shares carry one vote per share on all matters on which such shares are entitled to vote. The preferred shares will, upon issuance, be fully paid and non-assessable and
will have no preemptive, exchange or conversion rights. The Board may by resolution classify or reclassify any authorized but unissued capital shares of the Fund from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions or terms or conditions of redemption. The Fund will not issue any class of shares senior to the preferred shares.

Asset Maintenance Requirements.
 The Fund must satisfy asset maintenance requirements under the 1940 Act with respect to its preferred shares. Under the 1940 Act, such debt or preferred shares may be issued only if immediately after such issuance the value of the Fund’s total assets (less ordinary course liabilities) is at least 300% of the amount of any debt outstanding and at least 200% of the amount of any preferred shares and debt outstanding.
Restrictions on Dividends and Other Distributions for the Preferred Shares
So long as any preferred shares are outstanding, the Fund may not pay any dividend or distribution (other than a dividend or distribution paid in common shares or in options, warrants or rights to subscribe for or purchase common shares) in respect of the common shares or call for redemption, redeem, purchase or otherwise acquire for consideration any common shares (except by conversion into or exchange for shares of the Fund ranking junior to the preferred shares as to the payment of dividends or distributions and the distribution of assets upon liquidation), unless:

•
the Fund has declared and paid (or provided to the relevant dividend paying agent) all cumulative distributions on the Fund’s outstanding preferred shares due on or prior to the date of such common shares dividend or distribution;

•	the Fund has redeemed the full number of preferred shares to be redeemed pursuant to any mandatory redemption provision in the Fund’s governing documents; and

•	after making the distribution, the Fund meets applicable asset coverage requirements.
No full distribution will be declared or made on any series of preferred shares for any dividend period, or part thereof, unless full cumulative distributions due through the most recent dividend payment dates therefor for all outstanding series of preferred shares of the Fund ranking on a parity with such series as to distributions have been or contemporaneously are declared and made. If full cumulative distributions due have not been made on all outstanding preferred shares of the Fund ranking on a parity with such series of preferred shares as to the payment of distributions, any distributions being paid on the preferred shares will be paid as nearly pro rata as possible in proportion to the respective amounts of distributions accumulated but unpaid on each such series of preferred shares on the relevant dividend payment date. The Fund’s obligation to make distributions on the preferred shares is subordinate to its obligations to pay interest and principal, when due, on any senior securities representing debt.
Liquidation Preference
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, the holders of preferred shares then outstanding will be entitled to receive a preferential liquidating distribution, which is expected to equal the original purchase price per preferred share plus accumulated and unpaid dividends, whether or not declared, before any distribution of assets is made to holders of common shares. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of preferred shares will not be entitled to any further participation in any distribution of assets by the Fund.
Voting Rights
Except as otherwise stated in this prospectus, specified in the Fund’s governing documents or resolved by the Board or as otherwise required by applicable law, holders of preferred shares are entitled to one vote per share held on each matter submitted to a vote of the shareholders of the Fund and vote together with holders of common shares and of any other preferred shares then outstanding as a single class. In connection with the election of the Fund’s Trustees, holders of the outstanding preferred shares, voting together as a single class, are entitled at all times to elect two of the Fund’s Trustees, and the remaining Trustees are elected by holders of common shares and holders of preferred shares, voting together as a single class. In addition, if (i) at any time dividends and distributions on outstanding preferred shares are unpaid in an amount equal to at least two full years’ dividends and distributions thereon and sufficient cash or specified securities have not been deposited with the applicable paying agent for the payment of such accumulated dividends and distributions or (ii) at any time holders of any other series of preferred shares are entitled to elect a majority of the Trustees of the Fund under the 1940 Act or the applicable statement of preferences creating such shares, then the number of Trustees constituting the Board will be adjusted such that, when added to the two Trustees elected exclusively by the holders of preferred shares as described above, would then constitute a simple majority of the Board as so adjusted. Such additional Trustees will be elected by the holders of the outstanding preferred shares, voting together as a single class, at a special meeting of shareholders. The terms of office of the persons who are Trustees at the time of that election will continue. If the Fund thereafter pays, or declares and sets apart for payment in full, all dividends and distributions payable on all outstanding preferred shares for all past dividend periods or the holders of other series of preferred shares are no longer entitled to elect such additional Trustees, the additional voting rights of the holders of the preferred shares as described above will cease, and the terms of office of all of the additional Trustees elected by the holders of the preferred shares (but not of the Trustees with respect to whose election the holders of common shares were entitled to vote or the two Trustees the holders of preferred shares have the right to elect as a separate class in any event) will terminate at the earliest time permitted by law.
So long as any preferred shares are outstanding, the Fund will not, without the affirmative vote of the holders of a majority (as defined in the 1940 Act) of the preferred shares outstanding at the time, and present and voting on such matter, voting separately as one class, amend, alter or repeal the provisions of the applicable statement of preferences, so as to in the aggregate adversely affect any of the rights and preferences set forth in any statement of preferences with respect to such preferred shares. Also, to the extent permitted under the 1940 Act, in the event shares of more than one series of preferred shares are outstanding, the Fund will not approve any of the actions set forth in the preceding sentence which in the aggregate adversely affect the rights and preferences expressly set forth in the applicable statement of preferences with respect to such shares of a series of preferred shares differently than those of a holder of shares of any other series of preferred shares without the affirmative vote of the holders of at least a majority of the preferred shares of each series adversely affected and outstanding at such time (each such adversely affected series voting separately as a class to the extent its rights are affected differently). Unless a higher percentage is required under the Fund’s governing documents or applicable provisions of the Delaware Statutory Trust Act or the 1940 Act, the affirmative vote of a majority of the votes entitled to be cast by holders of outstanding preferred shares, voting together as a single class, will be required to approve any plan of reorganization adversely affecting the preferred shares or any action requiring a vote of security holders under Section 13(a) of the 1940 Act, including, among other things, changes in the Fund’s sub-classification
as
a closed-end investment
company to
an open-end company
or changes in its fundamental investment restrictions. As a result of these voting rights, the Fund’s ability to take any such actions may be impeded to the extent that there are any preferred shares outstanding. The Board presently intends that, except as otherwise indicated in this prospectus and except as otherwise required by applicable law, holders of preferred shares will have equal voting rights with holders of common shares (one vote per share, unless otherwise required by the 1940 Act) and will vote together with holders of common shares as a single class. The phrase “vote of the holders of a majority of the outstanding preferred shares” (or any like phrase) means, in accordance with Section 2(a)(42) of the 1940 Act, the vote, at the annual or a special meeting of the shareholders of the Fund duly called (i) of 67% or more of the preferred shares present at such meeting, if the holders of more than 50% of the outstanding preferred shares are present or represented by proxy, or (ii) more than 50% of the outstanding preferred shares, whichever is less. The class vote of holders of preferred shares described above in each case will be in addition to a separate vote of the requisite percentage of common shares, and any other preferred shares, voting together as a single class, that may be necessary to authorize the action in question. An increase in the number of authorized preferred shares pursuant to the Fund’s governing documents or the issuance of additional shares of any series of preferred shares pursuant to the Fund’s governing documents shall not in and of itself be considered to adversely affect the rights and preferences of the preferred shares.
The applicable statement of preferences, including the calculation of the elements and definitions of certain terms of the rating agency guidelines, may be modified by action of the Board without further action by the shareholders if the Board determines that such modification is necessary to prevent a reduction in, or the withdrawal of, a rating of the preferred shares by any rating agency then rating the preferred shares at the request of the Fund, as the case may be, and are in the aggregate in the best interests of the holders of preferred shares.
The foregoing voting provisions will not apply to any preferred shares if, at or prior to the time when the act with respect to which such vote otherwise would be required will be effected, such shares will have been redeemed or called for redemption and sufficient cash or cash equivalents provided to the applicable paying agent to effect such redemption. The holders of preferred shares will have no preemptive rights or rights to cumulative voting.
Limitation on Issuance of Preferred Shares
So long as the Fund has preferred shares outstanding, subject to receipt of approval from the rating agencies of such preferred shares outstanding, and subject to compliance with the Fund’s investment objective, policies and restrictions, the Fund may issue and sell shares of additional preferred shares provided that the Fund will, immediately after giving effect to the issuance of such additional preferred shares and to its receipt and application of the proceeds thereof (including, without limitation, to the redemption of preferred shares to be redeemed out of such proceeds), have an “asset coverage” for all senior securities of the Fund which are shares, as defined in the 1940 Act, of at least 200% of the sum of the liquidation preference of the preferred shares of the Fund then outstanding and all indebtedness of the Fund constituting senior securities and no such additional preferred shares will have any preference or priority over any other preferred shares of the Fund upon the distribution of the assets of the Fund or in respect of the payment of dividends or distributions.

CONFLICTS OF INTEREST
The Adviser will experience conflicts of interest in connection with the management of the Fund, including, but not limited to, those discussed below. Dealing with conflicts of interest is complex and difficult, and new and different types of conflicts may subsequently arise.

•
The members, officers and other personnel of the Adviser allocate their time, resources and other services between the Fund and other investment and business activities in which they are involved, including other funds, investment vehicles and accounts managed by KKR. The Adviser intends to devote such time as shall be necessary to conduct the Fund’s business affairs in an appropriate manner. However, the Adviser will continue to devote the time, resources and other services necessary to managing its other investment and business activities, and the Adviser is not precluded from conducting activities unrelated to the Fund. Substantial time will be spent by such members, officers and personnel monitoring the investments of other funds, investment vehicles and accounts managed by KKR.

•
The Adviser will, at times, compete with certain of its affiliates, including other entities it manages, for investments for the Fund, subjecting the Adviser to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending acquisitions on the Fund’s behalf. The Adviser will receive advisory and other fees from the other entities it manages, and due to fee-offset
provisions contained in the management agreements for such entities, the fees, at times, will not be proportionate to such entities’ investment accounts for any given transaction and the Adviser will have an incentive to favor entities from which it receives higher fees.

•
The Fund has adopted the Adviser’s allocation policy, which is designed to fairly and equitably distribute investment opportunities over time among funds or pools of capital managed by the Adviser, which may include proprietary accounts, including investment or co-investment
vehicles established for personnel of KKR or its affiliates. The Adviser’s allocation policy provides that once an investment has been approved and is deemed to be in the Fund’s best interest, the Fund will receive a pro rata share of the investment based on capital available for investment in the asset class being allocated. Determinations as to the amount of capital available for investment are based on such factors as: the amount of cash on-hand,
existing commitments and reserves, the targeted leverage level, the targeted asset mix and diversification requirements, other investment policies and restrictions and limitations imposed by applicable laws, rules, regulations or interpretations. The outcome of this determination will result in the allocation of all, some or none of an investment opportunity to the Fund. In addition, subject to applicable law, affiliates of the Adviser will, from time to time, invest in one of the Fund’s portfolio companies and hold a different class of securities than the Fund. To the extent that an affiliate of the Adviser holds a different class of securities than the Fund, its interests might not be aligned with the Fund’s. Notwithstanding the foregoing, the Adviser will act in the best interest of the Fund in accordance with its fiduciary duty to the Fund.

•
The appropriate allocation among the Fund and other KKR funds and accounts of expenses and fees generated in the course of evaluating and making investments often will not be clear, especially where more than one KKR fund or account participates. The Adviser will determine, in its sole discretion, the appropriate allocation of investment-related expenses, including broken deal expenses incurred in respect of unconsummated investments and expenses more generally relating to a particular investment strategy, among the funds and accounts participating or that would have participated in such investments or that otherwise participate in the relevant investment strategy, as applicable, which could result in the Fund bearing more or less of these expenses than other participants or potential participants in the relevant investments.

•
The compensation payable by the Fund to the Adviser will be approved by the Board consistent with the exercise of the requisite standard of care applicable to trustees under state law. Such compensation is payable, in most cases, regardless of the quality of the assets acquired, the services provided to the Fund or whether the Fund makes distributions to Shareholders.

•
The Adviser and its affiliates will, at times, provide a broad range of financial services to companies in which the Fund invests, in compliance with applicable law, and will generally be paid fees for such services. In addition, affiliates of the Adviser could act as an underwriter or placement agent in connection with an offering of securities by one of the companies in the Fund’s portfolio. Any compensation received by the Adviser and its affiliates for providing these services will not be shared with the Fund and could be received before the Fund realizes a return on its investment. The Adviser will face conflicts of interest with respect to services performed for these companies, on the one hand, and investments recommended to the Fund, on the other hand.

•
KKR engages in a broad range of business activities and invests in portfolio companies and other issuers whose operations could be substantially similar to the issuers of the Fund’s portfolio investments. The performance and operation of such competing businesses could conflict with and adversely affect the performance and operation of the issuers of the Fund’s portfolio investments and could adversely affect the prices and availability of business opportunities or transactions available to these issuers.

•
From time to time, to the extent consistent with the 1940 Act and the rules and regulations promulgated thereunder, or with exemptive relief the Fund receives from the SEC, if any, the Fund and other clients for which the Adviser provides investment management services or carries on investment activities (including, among others, clients that are employee benefit plans subject to ERISA and related regulations) will make investments at different levels of an investment entity’s capital structure or otherwise in different classes of an issuer’s securities. These investments inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities held by the Fund and such other clients, including in the case of financial distress of the investment entity.

•
KKR and the Adviser sponsor and advise, and expect in the future to sponsor and advise, a broad range of investment funds, vehicles and other accounts, including proprietary vehicles, that make investments worldwide. KKR will, from time to time, also make investments for its own account, including, for example, through investment and co-investment
vehicles established for KKR personnel and associates. The Adviser and its affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships (including, among others, relationships with clients that are employee benefit plans subject to ERISA and related regulations) or from engaging in other business activities, even to the extent such activities are in competition with the Fund and/or involve substantial time and resources of the Adviser. For example, the Adviser could invest, on behalf of an affiliated fund, in a company that is a competitor of one of the Fund’s portfolio companies or that is a service provider, supplier, customer or other counterparty with respect to one of the Fund’s portfolio companies or the Adviser could, on behalf of other entities it manages, acquire assets originated by, or provide financing to, portfolio companies and other issuers in which the Fund invests. In providing advice and recommendations to, or with respect to, such investments and in dealing in such investments on behalf of such other affiliated fund, to the extent permitted by law, the Adviser or its affiliates will not take into consideration the interests of the Fund and its portfolio investments and issuers thereof. Accordingly, such advice, recommendations and dealings will result in conflicts of interest for the Adviser. In addition, the Adviser’s ability to effectively implement the Fund’s investment strategies will be limited to the extent that contractual obligations relating to these permitted activities restrict the Adviser’s ability to engage in transactions that it would otherwise be interested in pursuing. Affiliates of the Adviser, whose primary business includes the origination of investments, engage in investment advisory business with accounts that compete with the Fund.

•
The Adviser and its affiliates will, from time to time, give advice and recommend securities to other clients that differs from, or is contrary to, advice given to or securities recommended or bought for the Fund even though their investment objectives are similar to the Fund’s.

•
To the extent not restricted by confidentiality requirements or applicable law, the Adviser will, from time to time, apply experience and information gained in providing services to the Fund’s portfolio companies in providing services to competing companies invested in by affiliates’ other clients, which could have adverse consequences for the Fund or its portfolio investments. In addition, in providing services in respect of such portfolio companies and other issuers of portfolio investments, the Adviser or its affiliates will, from time to time, come into possession of information that it is prohibited from acting on (including on behalf of the Fund) or disclosing as a result of applicable confidentiality requirements or applicable law, even though such action or disclosure would be in the interests of the Fund.

•
As a registered investment company, the Fund will be limited in its ability to invest in any investment in which the Adviser or its affiliates’ other clients have an investment. The Fund will also be limited in its ability to co-invest
with the Adviser or one or more of its affiliates. Some of these co-investments
would only be permitted pursuant to an exemptive order from the SEC. On January 5, 2021, the SEC issued an exemptive order granting exemptive relief that expanded the Fund’s ability to co-invest
with certain of its affiliates in privately negotiated transactions subject to the conditions specified in the exemptive order.

•
Global Atlantic Financial Group Limited (“Global Atlantic”), a retirement and life insurance company, is wholly-owned by KKR, and operates as a KKR subsidiary and standalone business. KKR, including the Adviser, serves as Global Atlantic’s investment manager. KKR, including the Adviser, generally expects to treat any Global Atlantic account as a client account for the purposes of allocating investment opportunities and related fees and expenses. Certain Global Atlantic accounts may co-invest
alongside the Fund in some or all investments in the Fund’s Private Credit Strategy. Due to the limited nature of many Private Credit investment opportunities, the Adviser expects that participation by Global Atlantic accounts in co-investment
transactions will generally reduce the allocations otherwise available to other co-investing
accounts, including the Fund. The establishment of Global Atlantic accounts investing directly in the Private Credit Strategy investments will create a conflict of interest in that KKR will be incentivized to allocate more attractive investments and scarce investment opportunities to these proprietary entities and accounts rather than to the Fund. To mitigate this conflict, KKR will allocate investment opportunities in a manner that is consistent with an allocation methodology established by KKR and its affiliates (including the Adviser), as described above, in a manner designed to ensure allocations of such opportunities are made on a fair and equitable basis over time.

•
The Fund depends to a significant extent on the Adviser’s access to the investment professionals and senior management of KKR and the information and deal flow generated by the KKR investment professionals and senior management during the normal course of their investment and portfolio management activities. The senior management and the investment professionals of the Adviser source, evaluate, analyze and monitor the Fund’s investments. The Fund’s future success will depend on the continued service of the senior management team and investment professionals of the Adviser.

•
The Adviser’s relationship with other advisory clients and with KKR could create a conflict of interest to the extent the Adviser becomes aware of inside information concerning investments or potential investment targets. KKR has adopted information-sharing policies and procedures which address both (i) the handling of confidential information and (ii) the information barrier that exists between the public and private sides of KKR. KKR has compliance functions to administer KKR’s information-sharing policies and procedures and monitor potential conflicts of interest. The Fund cannot assure its investors, however, that these procedures and practices will be effective. Although the Fund plans to leverage KKR’s firm-wide resources to help source, conduct due diligence on, structure, syndicate and create value for the Fund’s investments (to the extent permitted by applicable law), KKR’s information-sharing policies and procedures referenced above, as well as certain legal, contractual and tax constraints, could significantly limit KKR’s ability to do so. For example, from time to time KKR’s personnel will be in possession of material non-public
information with respect to the Fund’s investments or potential investments, and as a result, such professionals will be restricted by KKR’s information-sharing policies or by law or contract, from sharing such information with the KKR professionals responsible for making the Fund’s investment decisions, even where the disclosure of such information would be in the best interest of the Fund or would otherwise influence the decisions taken by such investment professionals with respect to such investment or potential investment. In addition, this conflict and these procedures and practices could limit the freedom of the Adviser to enter into or exit from potentially profitable investments for the Fund which could have an adverse effect on the Fund’s results of operations. Conversely, the Adviser could pursue investments for the Fund without obtaining access to confidential information otherwise in its or KKR’s possession, which information, if reviewed, might otherwise impact the Adviser’s judgment with respect to such investments. Accordingly, as a result of such restrictions, the investment activities of KKR’s other businesses will differ from, or be inconsistent with, the interests of and activities that are undertaken for the Fund and there can be no assurance that the Fund will be able to fully leverage all of the available resources and industry expertise of KKR’s other businesses. Additionally, there will be circumstances in which one or more individuals associated with the Adviser will be precluded from providing services to the Fund because of certain confidential information available to those individuals or to other parts of KKR.

•
The nature of the Adviser’s businesses and the participation by its employees in creditors’ committees, steering committees or boards of directors of portfolio companies will, from time to time, result in the Adviser receiving material non-public
information from time to time with respect to publicly held companies or otherwise becoming an “insider” with respect to such companies. With limited exceptions, KKR does not establish information barriers between its internal investment teams. Trading by KKR on the basis of such information, or improperly disclosing such information, could be restricted pursuant to applicable law and/or internal policies and procedures adopted by KKR to promote compliance with applicable law. Accordingly, the possession of “inside information” or “insider” status with respect to such an issuer by KKR or KKR personnel could, including where an appropriate information barrier does not exist between the relevant investment professionals or has been “crossed” by such professionals, significantly restrict the ability of the Adviser to deal in the securities of that issuer on behalf of the Fund, which could adversely impact the Fund, including by preventing the execution of an otherwise advisable purchase or sale transaction in a particular security until such information ceases to be regarded as material non-public
information, which could have an adverse effect on the overall performance of such investment. In addition, affiliates of KKR in possession of such information could be prevented from disclosing such information to the Adviser, even where the disclosure of such information would be in the interests of the Fund. From time to time, the Adviser will also be subject to contractual “stand-still” obligations and/or confidentiality obligations that restrict its ability to trade in certain securities on behalf of the Fund. In certain circumstances, the Fund or the Adviser will engage an independent agent to dispose of securities of issuers in which KKR could be deemed to have material non-public
information on behalf of the Fund. Such independent agent could dispose of the relevant securities for a price that is lower than the Adviser’s valuation of such securities which could take into account the material non-public
information known to KKR in respect of the relevant issuer.

•
The Adviser could develop new businesses such as providing investment banking, advisory and other services to corporations, financial sponsors, management or other persons. Such services could relate to transactions that could give rise to investment opportunities that are suitable for the Fund. In such case, the Adviser’s client would typically require the Adviser to act exclusively on its behalf, thereby precluding the Fund from participating in such investment opportunities. The Adviser would not be obligated to decline any such engagements in order to make an investment opportunity available to the Fund. In addition, the Adviser could come into the possession of information through these new businesses that limits the Fund’s ability to engage in potential transactions.

•
The 1940 Act limits the Fund’s ability to invest in, or hold securities of, companies that are controlled by funds managed by KKR. Any such investments could create conflicts of interest between the Fund, the Adviser and KKR. The Adviser will also have, or enter into, advisory relationships with other advisory clients (including, among others, employee benefit plans subject to ERISA and related regulations) that could lead to circumstances in which a conflict of interest between the Adviser’s advisory clients could exist or develop. In addition, to the extent that another client of the Adviser or KKR holds a different class of securities than the Fund, the interest of such client and the Fund might not be aligned. As a result of these conflicts and restrictions, the Adviser could be unable to implement the Fund’s investment strategies as effectively as it could have in the absence of such conflicts or restrictions. In order to avoid these conflicts and restrictions, the Adviser could choose to exit these investments prematurely and, as a result, the Fund would forgo any future positive returns associated with such investments.

•
Certain other KKR client accounts or proprietary accounts have investment objectives, programs, strategies and positions that are similar to, or conflict with, those of the Fund, or compete with, or have interests adverse to, the Fund. This type of conflict could affect the prices and availability of the securities or interests in which the Fund invests. KKR will, from time to time, give advice or take action with respect to the investments held by, and transactions of, other KKR client accounts or proprietary accounts that could be different from or otherwise inconsistent with the advice given or timing or nature of any action taken with respect to the investments held by, and timing or nature of any action taken with respect to the investments held by, and transactions of, the Fund. Such different advice and/or inconsistent actions could be due to a variety of reasons, including, without limitation, the differences between the investment objective, program, strategy and tax treatment of the other KKR client accounts or proprietary accounts and the Fund or the regulatory status of other KKR client accounts and any related restrictions or obligations imposed on KKR as a fiduciary thereof. Such advice and actions could adversely impact the Fund.

•
KKR, for its own account or for the account of other KKR clients, could enter into real estate-related transactions with Fund portfolio companies. Such transactions could include, for example, buying or selling real estate assets, acquiring or entering into leasing arrangements or amending such arrangements or transferring options or rights of first refusal to acquire real estate assets. Such transactions, which do not involve securities, are not governed by restrictions on principal transactions and cross transactions but are subject to specific policies and procedures established by KKR to manage related conflicts.

•
The 1940 Act prohibits the Fund from participating in certain transactions with certain of its affiliates including an Adviser-affiliated broker-dealer. The Fund generally is prohibited, for example, from buying or selling any securities from or to another client of the Adviser or of KKR. The 1940 Act also prohibits certain “joint” transactions with certain of the Fund’s affiliates, which in certain circumstances could include investments in the same portfolio company (whether at the same or different times to the extent the transaction involves jointness) or transactions in which a broker-dealer affiliated with the Adviser participates as principal with the Fund. If a person acquires more than 25% of the Fund’s voting securities, the Fund will generally be prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons. Similar restrictions limit the Fund’s ability to transact business with its officers or trustees or their affiliates. The SEC has interpreted the 1940 Act rules governing transactions with affiliates to prohibit certain “joint transactions” involving entities that share a common investment adviser. As a result of these restrictions, the scope of investment opportunities that would otherwise be available to the Fund will be limited. These investment opportunities will generally be made available to other funds, vehicles and accounts advised by the Adviser that are not subject to similar restrictions under the 1940 Act.

•
The Fund’s Shareholders are based in a wide variety of jurisdictions and take a wide variety of forms. Accordingly, they could have conflicting regulatory, legal, investment, tax and other interests with respect to their investments in the Fund. The conflicting interests of individual Shareholders relate to or arise from, among other things, the nature of investments made by the Fund, the selection, structuring, acquisition and management of investments, the timing of disposition of investments, internal investment policies of the Shareholders and their target risk/return profiles. As a consequence, conflicts of interest could arise in connection with decisions made by the Adviser, including with respect to the nature or structuring of investments, which could be more beneficial for one Shareholder than for another Shareholder, especially with respect to Shareholders’ individual tax situations. In addition, the Fund could make investments that have a negative impact on related investments made by the Fund in separate transactions. In selecting and structuring investments appropriate for the Fund, the Adviser will consider the investment and tax objectives of the Fund and its Shareholders as a whole, not the investment, tax or other objectives of any Shareholder individually.

Each of the Adviser and the other investment advisers and/or investment managers affiliated with KKR will deal with conflicts of interest using its best judgment, but in its sole discretion. When conflicts arise between the Fund and another affiliated fund, the Adviser will represent the interests of the Fund and the other participating affiliated adviser will represent the interests of the affiliated fund it sponsors, manages or advises. In resolving conflicts, the Adviser and the other affiliated advisers will consider various factors, including applicable restrictions under the 1940 Act, the interests of the funds and accounts they advise in the context of both the immediate issue at hand and the longer term course of dealing among the Fund and the other affiliated fund. As with all conflicts involving the Fund, the Adviser’s determination as to which factors are relevant and the resolution of such conflicts will be made in the Adviser’s sole discretion except as required by the 1940 Act or by the governing documents of the Fund. Although the Adviser has established procedures and policies addressing conflicts of interest, there can be no assurance that the Adviser will be able to resolve all conflicts in a manner that is favorable to the Fund.

INVESTMENT RESTRICTIONS
Fundamental Restrictions
The following are fundamental investment restrictions of the Fund and may not be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities (which for this purpose and under the 1940 Act, means the lesser of (i) 67% or more of the Fund’s voting securities present at a meeting at which more than 50% of the Fund’s outstanding voting securities are present or represented by proxy or (ii) more than 50% of the Fund’s outstanding voting securities). Except as otherwise noted, all percentage limitations set forth below apply immediately after a purchase and any subsequent change in any applicable percentage resulting from market fluctuations does not require any action. With respect to the limitations on the issuance of senior securities and in the case of borrowings, the percentage limitations apply at the time of issuance and on an ongoing basis. The Fund’s fundamental policies are as follows:

1.
Borrowing Money
. The Fund will not borrow money, except to the extent permitted under the 1940 Act, as such may be interpreted or modified by regulatory authorities having jurisdiction, from time to time.

2.
Senior Securities
. The Fund will not issue senior securities, except to the extent permitted under the 1940 Act, as such may be interpreted or modified by regulatory authorities having jurisdiction, from time to time.

3.
Underwriting
. The Fund will not act as an underwriter of securities within the meaning of the 1933 Act, except to the extent permitted under the 1940 Act, as such may be interpreted or modified by regulatory authorities having jurisdiction, from time to time.

4.
Concentration
. The Fund will not “concentrate” its investments in an industry, except to the extent permitted under the 1940 Act, as such may be interpreted or modified by regulatory authorities having jurisdiction, from time to time.

5.
Real Estate
. The Fund will not purchase or sell real estate, except to the extent permitted under the 1940 Act, as such may be interpreted or modified by regulatory authorities having jurisdiction, from time to time.

6.
Commodities
. The Fund will not purchase or sell commodities, except to the extent permitted under the 1940 Act, as such may be interpreted or modified by regulatory authorities having jurisdiction, from time to time.

7.
Loans
. The Fund will not make loans to other persons, except to the extent permitted under the 1940 Act, as such may be interpreted or modified by regulatory authorities having jurisdiction, from time to time.

The following are interpretations of the fundamental investment policies of the Funds and may be revised without approval of the Fund’s Shareholders, consistent with current laws and regulations as such may be interpreted or modified by regulatory authorities having jurisdiction, from time to time:
Borrowing Money
. Under current law as interpreted by the SEC and its staff, the Fund may borrow from: (a) a bank, provided that immediately after such borrowing there is an asset coverage of 300% for all borrowings of the Fund; or (b) a bank or other persons for temporary purposes only, provided that such temporary borrowings are in an amount not exceeding 5% of the Fund’s total assets at the time when the borrowing is made. This limitation does not preclude the Fund from entering into reverse repurchase transactions, provided that the Fund has an asset coverage of 300% for all borrowings and repurchase commitments of the Fund pursuant to reverse repurchase transactions.
Senior Securities
. Senior securities may include any obligation or instrument issued by an investment company evidencing indebtedness. The Fund’s limitation with respect to issuing senior securities is not applicable to activities that may be deemed to involve the issuance or sale of a senior security by the Fund, provided that the Fund’s engagement in such activities is consistent with or permitted by the 1940 Act, the rules and regulations promulgated thereunder or interpretations of the SEC or its staff.

Underwriting
. Under the 1940 Act, underwriting securities generally involves an investment company purchasing securities directly from an issuer for the purpose of selling (distributing) them or participating in any such activity either directly or indirectly. The Fund’s limitation with respect to underwriting securities is not applicable to the extent that, in connection with the disposition of portfolio securities (including restricted securities), the Fund may be deemed an underwriter under certain federal securities laws.
Concentration
. Under current SEC and SEC staff interpretation, the Fund would “concentrate” its investments if more than 25% of the Fund’s total assets would be invested in securities of issuers conducting their principal business activities in the same industry. For purposes of this limitation, there is no limit on: (1) investments in securities issued or guaranteed by the U.S. government and its agencies and instrumentalities or securities of state and municipal governments or their political subdivisions, in repurchase agreements collateralized by U.S. Government securities, or in tax-exempt
securities issued by the states, territories, or possessions of the United States (“municipal securities”), excluding private activity municipal securities whose principal and interest payments are derived principally from the assets and revenues of a non-governmental
entity (which will be subject to restriction 4) or (2) investments in issuers domiciled in a single jurisdiction provided that the Fund does not invest greater than 25% in a particular industry. Notwithstanding anything to the contrary, to the extent permitted by the 1940 Act, the Fund may invest in one or more investment companies; provided that, except to the extent the Fund invests in other investment companies pursuant to Section 12(d)(1)(A) or (F) of the 1940 Act, the Fund treats the assets of the investment companies in which it invests as its own for purposes of this policy.
Real Estate
. The 1940 Act does not directly restrict an investment company’s ability to invest in real estate but does require that every investment company have a fundamental investment policy governing such investments. The Fund’s limitation with respect to investing in real estate is not applicable to investments in securities or mortgages or loans that are secured by or represent interests in real estate. This limitation does not preclude the Fund from purchasing or selling mortgage-related securities or securities of companies engaged in the real estate business or that have a significant portion of their assets in real estate (including real estate investment trusts).
Commodities
. The 1940 Act does not directly restrict an investment company’s ability to invest in commodities but does require that every investment company have a fundamental investment policy governing such investments. The Fund may hold commodities acquired as a result of ownership of securities or other investments. This limitation does not preclude the Fund from purchasing or selling options or futures contracts, from investing in securities or other instruments backed by commodities or from investing in companies that are engaged in a commodities business or have a significant portion of their assets in commodities.
Loans
. Under current law as interpreted by the SEC and its staff, the Fund may not lend any security or make any other loan if, as a result, more than 33 1/3% of its total assets would be lent to other parties (this restriction does not apply to purchases of debt securities or repurchase agreements). Subject to this limitation, the Fund may make loans, for example: (a) by loaning portfolio securities; (b) by engaging in repurchase agreements; (c) by making loans secured by real estate; (d) by making loans to affiliated funds as permitted by the SEC; or (e) by purchasing non-publicly
offered debt securities. For purposes of this limitation, the term “loans” shall not include the purchase of a portion of an issue of publicly distributed bonds, debentures or other securities.
Portions of the Fund’s fundamental investment restrictions (i.e., the references to “except to the extent permitted under the 1940 Act, as such may be interpreted or modified by regulatory authorities having jurisdiction, from time to time”) provide the Fund with flexibility to change its limitations in connection with changes in applicable law, rules, regulations or exemptive relief. The language used in these restrictions provides the necessary flexibility to allow the Board to respond efficiently to these kinds of developments without the delay and expense of a Shareholder meeting.

Repurchase Offer Fundamental Policy
The Board has adopted a repurchase offer fundamental policy resolution setting forth the Fund’s fundamental policy that it will conduct quarterly repurchase offers. This fundamental policy may be changed only with the approval of a majority of the Fund’s outstanding voting securities, voting in the aggregate. The Fund is required to offer to repurchase between 5% and 25% of its outstanding Shares with each repurchase offer.
Non-Fundamental
Restrictions
The Fund’s investment objective and investment strategies are not fundamental and may be changed by the Board without Shareholder approval.

MANAGEMENT OF THE FUND
Board of Trustees
Below is a list of the Fund’s Trustees and their present positions and principal occupations during the past five years. Trustees who are not deemed to be “interested persons” of the Fund as defined in the 1940 Act are referred to as “Independent Trustees.” Trustees who are deemed to be “interested persons” of the Fund are referred to as “Interested Trustees.” The term “Fund Complex” includes the registered investment companies advised by the Adviser or its affiliates as of the date of this Confidential Private Placement Memorandum.
Trustees of the Fund

Name, Year of Birth and Address 1	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Registered Investment Companies in Fund Complex Overseen by Trustee 2	Other Directorships Held by Trustee 3
Interested Trustee

Ryan L.G. Wilson (1977)	Trustee and Chair	Indefinite term; Since 2023	Managing Director, KKR (since 2006).	2	KKR Enhanced US Direct Lending Fund-L Inc.

Independent Trustees

Catherine B. Sidamon-Eristoff (1964)	Trustee	Indefinite term; Since 2023	Treasurer and Board Member, C-Change Conversations (non-profit organization) (since 2017); Board Member, FlexPaths LLC (workplace strategy and consulting firm) (since 2008).	4	KKR Enhanced US Direct Lending Fund-L Inc.

James H. Kropp (1949)	Trustee	Indefinite term; Since 2023	Trustee, AMH (formerly American Homes 4 Rent) (since 2012); Director, FS KKR Capital Corp. (since 2018); Director, KKR Real Estate Select Trust Inc. (since 2020); Director, PS Business Parks (1998 – 2021).	3	AMH (formerly American Homes 4 Rent); PS Business Parks, Inc.; FS KKR Capital Corp.; KKR FS Income Trust; KKR FS Income

Name, Year of Birth and Address 1	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Registered Investment Companies in Fund Complex Overseen by Trustee 2	Other Directorships Held by Trustee 3
					Trust Select; KKR Enhanced US Direct Lending Fund-L Inc.

Elizabeth J. Sandler (1970)	Trustee	Indefinite term; Since 2023	CEO, Echo Juliette LLC (since 2019); NED, essensys PLC (since 2020); Board Member, Scholars of Finance (since 2020).	2	FS KKR Capital Corp.; KKR FS Income Trust; KKR FS Income Trust Select; KKR Enhanced US Direct Lending Fund-L Inc.

1	Each Trustee may be contacted by writing to the Trustee, c/o KKR Credit Advisors (US) LLC, 555 California Street, 50th Floor, San Francisco, California 94104, Attn: General Counsel.
2	The Fund Complex is comprised of the Fund, KKR Real Estate Select Trust Inc., KKR Credit Opportunities Portfolio, KKR Income Opportunities Fund, and KKR US Direct Lending Fund-U Inc.
3
This column includes only directorships of companies required to report to the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i.e., “public companies”) or other investment companies registered under the 1940 Act.

Experience of Trustees
The Board has concluded, based on experience, qualifications and attributes, that the Trustee should serve as a Trustee. Following is a brief summary of the information that led to and/or supports this conclusion.
Ryan L.G. Wilson
, an Interested Trustee, joined KKR Credit Advisors (US) LLC in 2006 and is a Managing Director of KKR, Chief Operating Officer of KKR Private Credit, and
Co-Chief
Operating Officer of FS KKR Capital Corp (“FSK”). Mr. Wilson served as Corporate Capital Trust’s Chief Operating Officer prior to its merger with FS KKR Capital Corp. and has held various senior roles across KKR Credit Advisors (US) LLC. Prior to KKR, Mr. Wilson was with PricewaterhouseCoopers, serving a variety of clients across industries. Mr. Wilson holds a B.A. in Economics with honors from Wilfrid Laurier University and a MAcc in Accounting from the University of Waterloo. He also is a CFA Charterholder, Chartered Professional Accountant and a Chartered Accountant.

Catherine B.
Sidamon
-Eristoff
, an Independent Trustee, is an independent trustee on the board of directors of the KKR Income Opportunities Fund (“KIO”) and KKR Credit Opportunities Portfolio (“KCOP”). She has served on the board of directors of KKR US Direct Lending
Fund-U
Inc. (“USDL”), and KKR Enhanced US Direct Lending
Fund-L
Inc. since 2023 and 2024, respectively. She is a Board Member of FlexPaths LLC, a workplace strategy and consulting firm. She is Treasurer and a Board Member of
C-Change
Conversations, a
non-profit
organization promoting
non-partisan
dialogue on climate change and energy. Previously, Ms. Sidamon-Eristoff was a Managing Director of Constellation Wealth Advisors from 2007 until its sale in 2015 to First Republic Bank. She started her career in 1987 at Morgan Stanley, spending most of it in Private Wealth Management, first as a fixed income portfolio manager, then as a Managing Director and head of the New York and other offices. She retired in 2005 as an Advisory Director. Ms. Sidamon-Eristoff has served on the boards of numerous non-profit
organizations in New York and New Jersey. She holds a B.A. in Political Science from Duke University and an M.B.A. from the Fuqua School of Business at Duke University.
James H.
Kropp
, an Independent Trustee, has served on the board of directors for FSK since 2018, served on the board of trustees for KKR FS Income Trust and KKR FS Income Trust Select since 2022 and 2023, respectively, served as an independent director of Corporate Capital Trust, Inc. (“CCT”) from 2011 until the merger of FSK and CCT in 2018, and served as an independent trustee for Corporate Capital Trust II from 2015 until its merger with FS KKR Capital Corp. II (“FSKR”) in 2019. Mr. Kropp was also a member of the board of directors of FSKR until the merger. Mr. Kropp has served as lead independent director of KKR Real Estate Select Trust since its founding in 2021. He has served on the board of directors of USDL since 2023 and on the board of directors of KKR Enhanced US Direct Lending
Fund-L
Inc. since 2024. Mr. Kropp previously served as chief investment officer of SLKW Investments LLC, a position he held from 2009 until his retirement in 2019 and was chief financial officer of Microproperties LLC from 2012 to 2019. From 1998 to 2021, Mr. Kropp was a director, chair of the Compensation committee, and a member of the Nominating/Corporate Governance committee of PS Business Parks, Inc., a public real estate investment trust whose shares were listed on the New York Stock Exchange (“NYSE”), until its acquisition. Mr. Kropp became an independent trustee of NYSE-listed American Homes 4 Rent and chairman of its audit committee at its founding in November 2012. Mr. Kropp has served as lead independent director of KKR Real Estate Select Trust since its founding in 2021. Mr. Kropp was also a member of the board of directors of FSKR until the merger. Mr. Kropp received a B.B.A. Finance from St. Francis College and completed the MBA/CPA preparation program from New York University. Mr. Kropp has, in the past, been licensed to serve in a variety of supervisory positions (including financial, options and compliance principal) by the National Association of Securities Dealers. He is a member of the American Institute of CPAs and a Board Leadership Fellow for the National Association of Corporate Directors.
Elizabeth J. Sandler
, an Independent Trustee, has served on the board of directors for FSK since 2019, served on the board of trustees for KKR FS Income Trust and KKR FS Income Trust Select since 2022 and 2023, respectively, and is the founder and has served as the chief executive officer of Echo Juliette, a consultant and adviser on workplace investments spanning executive coaching, employee productivity and physical space, since January 2019. She has served on the board of directors of USDL since 2023 and on the board of directors of KKR Enhanced US Direct Lending
Fund-L
Inc. since 2024. Prior to founding Echo Juliette, Ms. Sandler served as managing director of The Blackstone Group and Chief Operating Officer of its Blackstone Real Estate Debt Strategies business from September 2016 to August 2018. Prior to joining The Blackstone Group, she worked at Deutsche Bank from November 2000 to August 2016, including serving at different times as a managing director and global chief operating officer of the Risk Division, Structure Finance business and Commercial Real Estate business, among other roles. Prior to joining Deutsche Bank, she worked at a number of companies in the financial services industry. Ms. Sandler was also a member of the board of directors of FSKR until the merger with Corporate Capital Trust II. Ms. Sandler received a B.A. from Duke University and an M.B.A. from The Wharton School of the University of Pennsylvania.

Trustee Beneficial Ownership of Fund Shares
The following table shows the dollar range of equity securities beneficially owned
1
by the Trustees in the Fund and the Fund Complex as of December 31, 2024.

Name	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies 2
Interested Trustee
Ryan L.G. Wilson	None	Over $	100,000
Independent Trustees
Catherine B. Sidamon-Eristoff	None	Over $	100,000
James H. Kropp	None	Over $	100,000
Elizabeth J. Sandler	None		None

1	“Beneficial Ownership” is determined in accordance with Section 16a-1(a)(2) under the Exchange Act.
2	The term “Family of Investment Companies” refers to all registered investment companies advised by the Adviser or an affiliate board.
Compensation of Trustees
The Fund’s Independent Trustees will be compensated by an annual retainer. The following is the compensation paid to the Trustees for the fiscal year ended December 31, 2024.

Name of Trustee	Aggregate Compensation From the Fund	Total Compensation From Fund Complex Paid to Trustees
Interested Trustee 1
Ryan L.G. Wilson	$0	$0
Independent Trustees
Catherine B. Sidamon-Eristoff	$28,125	$127,500
James H. Kropp	$28,125	$206,250
Elizabeth J. Sandler	$28,125	$56,250

1	The Interested Trustee is not compensated by the Fund or the Fund Complex for his services.
The Board met four times during the fiscal year ended December 31, 2024.
Board Committees
In addition to serving on the Board, the Independent Trustees also serve on the following committees, which have been established by the Board to handle certain designated responsibilities. The Board has designated a chair of each committee. The Board may establish additional committees, change the membership of any committee, fill all vacancies and designate alternate members to replace any absent or disqualified member of any committee or to dissolve any committee as it deems necessary and in the Fund’s best interest.
Audit Committee.
 The members of the Fund’s Audit Committee (the “Audit Committee”) are Catherine B. Sidamon-Eristoff, James H. Kropp and Elizabeth J. Sandler, each of whom meets the independence standards established by the SEC for audit committees and is independent for purposes of the 1940 Act. James H. Kropp serves as chair of the Audit Committee. The Board has determined that Mr. Kropp is an “audit committee financial expert” as that term is defined under Item 407
of Regulation S-K of
the Exchange Act. The Audit Committee operates pursuant to a written charter and meets periodically as necessary. The Audit Committee is responsible for selecting, engaging and discharging the Fund’s independent registered public accounting firm, reviewing the plans, scope and results of the audit engagement with the Fund’s independent registered public accounting firm, approving professional services provided by the Fund’s independent registered public accounting firm (including compensation therefor), reviewing the independence of the Fund’s independent registered public accounting firm and reviewing the adequacy of the Fund’s internal controls over financial reporting. No member of the Audit Committee is an “interested person” of the Fund.
The Audit Committee met three times during the fiscal year ended December 31, 2024.
Nominating Committee.
 The members of the Fund’s Nominating Committee (the “Nominating Committee”) are Catherine B. Sidamon-Eristoff, James H. Kropp and Elizabeth J. Sandler, each of whom meets the independence standards established by the SEC for governance committees and is independent for purposes of the 1940 Act. Elizabeth J. Sandler serves as chair of the Nominating Committee. The Nominating Committee operates pursuant to a written charter and meets periodically as necessary. The Nominating Committee is responsible for selecting, researching, and nominating trustees for election by Shareholders, periodically reviewing the composition of the Board in light of the current needs of the Board and the Fund, and determining whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience. The Nominating Committee will consider proposed nominations for trustees by Shareholders who have sent nominations (which include the biographical information and the qualifications of the proposed nominee) to President of the Fund, as the Nominating Committee deems appropriate. No member of the Nominating Committee is an “interested person” of the Fund.
The Nominating Committee did not meet during the fiscal year ended December 31, 2024.
Board Leadership Structure
The Board is currently composed of four Trustees, three of whom are Independent Trustees. The Fund’s business and affairs are managed under the direction of its Board. Among other things, the Board sets broad policies for the Fund and approves the appointment of the Fund’s Administrator and officers. The role of the Board, and of any individual Trustee, is one of oversight and not of management of the
Fund’s day-to-day affairs.
Under the Fund’s Bylaws, the Board may designate one of the Trustees as chair to preside over meetings of the Board and meetings of Shareholders, and to perform such other duties as may be assigned to him or her by the Board. Presently, Ryan L.G. Wilson serves as Chair of the Board and is an Interested Trustee by virtue of his employment relationship with an affiliate of the Adviser. The Board believes that it is in the best interests of the Fund and its Shareholders for Mr. Wilson to serve as Chair of the Board because of his significant experience in matters of relevance to the Fund’s business. James H. Kropp presently serves as the lead Independent Trustee, which the Board believes is an appropriate means to seek to address any potential conflicts of interest that may arise from the Chair’s status as an Interested Trustee. The Board believes that flexibility to determine its Chair and to recognize its leadership structure is in the best interests of the Fund and its Shareholders at this time.
All of the Independent Trustees play an active role on the Board. The Independent Trustees compose a majority of the Board and will be closely involved in all material deliberations related to the Fund. The Board believes that, with these practices, each Independent Trustee has an equal involvement in the actions and oversight role of the Board and equal accountability to the Fund and its Shareholders. The Independent Trustees are expected to meet separately (i) as part of each regular Board meeting and (ii) with the Fund’s Chief Compliance Officer, as part of at least one Board meeting each year.
The Board believes that its leadership structure is the optimal structure for the Fund at this time. The Board, which will review its leadership structure periodically as part of its annual self-assessment process, further believes that its structure is presently appropriate to enable it to exercise its oversight of the Fund.

Board Role in Risk Oversight
The Trustees meet periodically throughout the year to discuss and consider matters concerning the Fund and to oversee the Fund’s activities, including its investment performance, compliance program and risks associated with its activities. Risk management is a broad concept comprising many disparate elements (for example, investment risk, issuer and counterparty risk, compliance risk, operational risk and business continuity risk). The Board implements its risk oversight function both as a whole and through its committees. The Board has adopted, and periodically reviews, policies and procedures designed to address risks associated with the Fund’s activities. In the course of providing oversight, the Board and its committees will receive reports on the Fund’s and the Adviser’s activities, including reports regarding the Fund’s investment portfolio and financial accounting and reporting. The Board also receives a quarterly report from the Fund’s chief compliance officer, who reports on the Fund’s compliance with the federal and state securities laws and its internal compliance policies and procedures as well as those of the Adviser, and the Fund’s Administrator. The Audit Committee’s meetings with the Fund’s independent registered public accounting firm also contribute to its oversight of certain internal control risks. In addition, the Board meets periodically with the Adviser to receive reports regarding the Fund’s operations, including reports on certain investment and operational risks, and the Independent Trustees are encouraged to communicate directly with senior members of Fund management.
The Board believes that this role in risk oversight is appropriate. The Board believes that the Fund has robust internal processes in place and a strong internal control environment to identify and manage risks. However, not all risks that may affect the Fund can be identified or processes and controls developed to eliminate or mitigate their occurrence or effects, and some risks are beyond the control of the Fund, the Adviser and the Fund’s other service providers.
Adviser
KKR Credit Advisors (US) LLC serves as the Adviser, subject to the ultimate oversight of, and any policies established by, the Board, pursuant to the terms of an investment advisory agreement with the Fund. Pursuant to the investment advisory agreement, the Adviser manages the Fund’s investment portfolio, directs purchases and sales of portfolio securities and reports thereon to the Fund’s officers and trustees regularly. The Adviser or its parent also provides the office space, facilities, equipment and personnel necessary to perform the following services for the Fund: SEC compliance, including record keeping, reporting requirements and registration statements and proxies; supervision of Fund operations, including coordination of functions of the transfer agent, custodian, accountants, counsel and other parties performing services or operational functions for the Fund; and certain administrative and clerical services, including certain accounting services and maintenance of certain books and records.
Launched in 2004, the Adviser is a subsidiary of KKR & Co. Inc., a leading global investment firm with an over
47-year
history of leadership, innovation and investment excellence. The Adviser is a leading manager of non-investment
grade debt and public equities. The Adviser was formed as a limited liability company under the laws of the State of Delaware on June 24, 2004 and is a registered investment adviser under the 1940 Act. The Adviser currently serves as an investment adviser of certain unregistered private investment companies and registered investment companies and may in the future serve as an investment adviser of other registered and unregistered investment companies. The Adviser is located at 555 California Street, 50th Floor, San Francisco, CA 94104, and its telephone number is (415)
315-3620.
About KKR
KKR operates with a single culture that rewards investment discipline, creativity, determination and patience and the sharing of information, resources, expertise and best practices across offices and asset classes, subject to well-defined information sharing policies and compliance procedures. Its investment professionals provide access to an established platform for evaluating investments, managing risk and focusing on opportunities that seek to generate attractive returns with appropriate levels of risk. This platform allows for intensive due diligence to filter investment opportunities and help select investments that offer the most favorable risk/reward characteristics. Because KKR believes that deep industry knowledge is integral to sourcing deals and creating value for investors, KKR’s investment professionals are organized in industry and/or sector-specific teams. These teams conduct their own primary research, develop views on industry/sector themes and trends and proactively work to identify opportunities in which to invest, often on an exclusive basis. KKR believes this approach allows investment teams to become experts within their sectors and build strong relationships with borrowers or originators needing capital.
Founded in 1976, KKR is a leading global investment firm with approximately 4,834 people, including approximately 941 investment professionals. It operates an integrated global platform for sourcing and executing investments across multiple industries, asset classes and geographies. KKR is a long-term fundamental investor focused on producing attractive risk-adjusted returns for its clients. As of December 31, 2024, KKR had approximately $638 billion in AUM.
Investment Management Team
The Fund is positioned, under the management of the Adviser, to take advantage of the full resources of KKR’s global network. With over 480 employees in its business, including approximately 170 dedicated investment professionals, the Adviser’s investment teams seek to leverage KKR’s private equity experience and extensive industry relationships in making strong investment choices on behalf of its clients. The investment professionals of the Adviser who have primary responsibility for day-to-day
management and oversight of the Fund are Daniel Pietrzak, Avi Korn and Chris Mellia.
Daniel Pietrzak
(New York) joined KKR in 2016 and is a Partner and serves as the Global Head of Private Credit and a portfolio manager for KKR’s private credit funds and portfolios. Mr. Pietrzak is Chief Investment Officer of the KKR / FS Investments joint venture and
Co-President
and Chief Investment Officer for FS KKR Capital Corp. (FSK), which trades on the NYSE. He also serves on the board of directors of FSK and several KKR Credit portfolio companies, including Oodle Car Finance, Pepper and Toorak Capital Partners. Prior to joining KKR, Mr. Pietrzak was a managing director and the co-head
of Deutsche Bank’s structured finance business across the Americas and Europe. Previously, Mr. Pietrzak held various roles in the credit businesses of Societe Generale and CIBC World Markets. Mr. Pietrzak started his career at Price Waterhouse in New York. Mr. Pietrzak holds an M.B.A. in Finance from The Wharton School of the University of Pennsylvania and a B.S. in Accounting from Lehigh University. Mr. Pietrzak serves on the Dean’s Advisory Council for the Lehigh University College of Business, is a member of the Advisory Board of the Scholars of Finance and serves on the Board of Directors of First Tee – Metropolitan New York
Avi Korn
(New York) joined KKR in 2018 and
co-heads
the Asset Based Finance group within the firm’s Credit business. The Asset-Based Finance group focuses on non-corporate,
private credit investments which are backed by financial or hard assets. Prior to joining KKR, Mr. Korn was a portfolio manager at BlueMountain Capital Management where he focused on debt and equity investments within asset-based finance. Previously, Mr. Korn was a vice president at J.P. Morgan on the asset-backed security principal investment management team. Mr. Korn holds a B.S. in Economics from the Wharton School at the University of Pennsylvania.
Chris Mellia
(New York) joined KKR in 2021 and
co-heads
the global Asset-Based Finance group within the firm’s Credit business. The Asset-Based Finance team focuses on non-corporate,
private credit investments which are backed by financial or hard assets. Prior to joining KKR, Mr. Mellia was head of structured products at Global Atlantic Financial Group, where he focused on residential, consumer, and renewable assets. Previously, Mr. Mellia worked in fixed income research at Credit Suisse and in asset finance at Lehman Brothers. Mr. Mellia holds a B.A. in Mathematics and Statistics from Columbia University.
The investment professionals who have
day-to-day
responsibility for the Fund are supported not only by personnel of the Adviser, but also by having access to the global platform of KKR, which has approximately 941 investment professionals across public and private markets. KKR’s investment professionals provide access to an established platform for evaluating investments, managing risk and focusing on opportunities and are organized in industry-specific teams that conduct their own primary research and develop views on industry themes and trends. These investment professionals are also supported by an Investment Committee comprised of senior personnel that exercises oversight over, and provides insight to, the investment activities of the Fund.
Portfolio Managers
The portfolio managers primarily responsible for the
day-to-day
management of the Fund also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated below. The following table identifies, as of December 31, 2024: (i) the number of other registered investment companies, pooled investment vehicles and other accounts managed by the portfolio manager and (ii) the total AUM of such companies, vehicles and accounts, and the number and total AUM of such companies, vehicles and accounts with respect to which the advisory fee is based on performance.
Daniel Pietrzak

	Number of Accounts	Assets of Accounts (in millions)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee (in millions)
Registered Investment Companies	2	$2,062	0	$0
Pooled Investment Vehicles Other Than Registered Investment Companies	18	$82,149	16	$19,852
Other Accounts	22	$4,718	16	$4,018
Avi Korn

	Number of Accounts	Assets of Accounts (in millions)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee (in millions)
Registered Investment Companies	0	$0	0	$0
Pooled Investment Vehicles Other Than Registered Investment Companies	1	$62,297	0	$0
Other Accounts	4	$1,867	0	$0
Chris Mellia

	Number of Accounts	Assets of Accounts (in millions)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee (in millions)
Registered Investment Companies	0	$0	0	$0
Pooled Investment Vehicles Other Than Registered Investment Companies	1	$62,297	0	$0
Other Accounts	4	$1,867	0	$0
Portfolio Manager Compensation
Consistent with KKR’s global, integrated culture, KKR has one firm-wide compensation and incentive structure based on a global profit and loss statement, which covers each of the portfolio managers. KKR’s compensation structure is designed to align the interests of the investment personnel serving the Fund with those of the Fund’s Shareholders and to give everyone a direct financial incentive to ensure that all of KKR’s resources, knowledge and relationships around the world are utilized to maximize risk-adjusted returns for each strategy.
Each of KKR’s senior executives, including the portfolio manager responsible for the day-to-day
management of the Fund, receives a base salary and is eligible for a cash bonus and equity compensation, as well as additional incentives including “dollars at work” in KKR fund investments (other than the Fund) and equity compensation. The cash bonus, equity compensation and “dollars at work” are discretionary, and “dollars at work” and equity awards are typically subject to a vesting period of several years.
All final compensation and other longer-term incentive award decisions are made by the KKR Management Committee based on input from managers. Compensation and other incentives are not formulaic, but rather are judgment and merit driven, and are determined based on a combination of overall firm performance, individual contribution and performance, business unit performance, and relevant market and competitive compensation practices for other businesses and the individual roles/responsibilities within each of the businesses.
Securities Ownership of Portfolio Managers
As of December 31, 2024, the portfolio managers of the Fund beneficially owned the following amounts of common shares of the Fund:

Portfolio Manager	Dollar Range of Equity Securities Owned*

Daniel Pietrzak	None
Avi Korn	None
Chris Mellia	None

*	Ranges (None, $1-$10,000, $10,001-$50,000, $50,001-$100,000, $100,001-$500,000, $500,001-$1,000,000 or over $1,000,000).
Investment Advisory Agreement
Pursuant to an investment advisory agreement, the Adviser receives an annual fee, payable monthly by the Fund, in an amount equal to 0.50% of the Fund’s month end net assets. The Management Fee is an expense paid out of the Fund’s assets. The Management Fee is paid monthly in arrears within 30 days of the calculation of the Fund’s month end net assets.
The Adviser has agreed to temporarily reduce its Management Fee to an annual rate of 0.35% of the Fund’s month end net assets until the Fund’s aggregate net assets are equal to or greater than $1 billion. When the Fund’s aggregate net assets are equal to or greater than $1 billion, the Adviser’s agreement to temporarily reduce its Management Fee will terminate, and the Adviser will receive a Management Fee at an annual rate of 0.50% of the Fund’s month end net assets. The aforementioned reduction to the fee may be extended, terminated or modified by the Adviser in its sole discretion and at any time.
A discussion regarding the basis for the approval of the investment advisory agreement by the Board is available in the Fund’s report to Shareholders for the period ended June 30, 2023. The basis for any subsequent continuation of the Fund’s investment advisory agreement will be provided in the annual or semi-annual reports to Shareholders for the periods during which such continuations occur.
In addition to the fees paid to the Adviser, the Fund pays all fees, costs and expenses fairly allocable to the Fund, related to the activities, business, operations or actual or potential investments of the Fund, including without limitation: (a) fees, costs and expenses of outside counsel, accountants, auditors, appraisers, valuation experts, rating agencies, consultants, administrators, custodians, depositaries, trustees and other similar outside advisors and service providers (including servicing companies in which KKR or its affiliates or eligible partners, members, managing directors, directors, officers or employees of KKR, the Adviser or their respective affiliates (collectively, “KKR Personnel”) have an interest) with respect to the Fund and its potential and actual investments (including allocable compensation and expenses of senior advisors, executive advisors, industry advisors and technical consultants and allocable fees and expenses of all or any of KKR Capstone Americas LLC, KKR Capstone EMEA LLP, KKR Capstone EMEA (International) LLP, KKR Capstone Asia Limited and their Capstone-branded subsidiaries, which employ operating professionals dedicated to supporting KKR deal teams and portfolio companies (collectively, “Capstone”) related to the Fund’s activities), and including the cost of any valuation of, or any fairness opinion relating to, any investment or other asset or liability or potential transaction, of the Fund; (b) fees, costs and expenses of identifying, sourcing, investigating (and conducting diligence with respect to), evaluating, structuring, consummating, registering, holding, rating, monitoring or disposing potential and actual portfolio investments, including (i) brokerage commissions, clearing and settlement charges, investment banking fees, bank charges, custodial fees, placement, syndication and solicitation fees, arranger fees, expenses relating to short sales, sales commissions, and other investment, execution, closing and administrative fees, costs and expenses, (ii) any travel-related costs and expenses incurred in connection therewith (including costs and expenses of accommodations and meals, costs and expenses related to attending trade association meetings, conferences or similar meetings for purposes of evaluating actual or potential investment opportunities, and with respect to travel on non-commercial
aircraft, costs of travel at a comparable business class commercial airline rate) including any such expenses incurred in connection with attendance at meetings of relevant investment committees and portfolio management committees, (iii) expenses associated with portfolio and risk management including hedging transactions and related costs, (iv) fees, costs and expenses incurred in the organization, operation, administration, restructuring or dissolution, liquidation and termination of any entities through which the Fund makes investments (including costs associated with establishing and maintaining a permanent residence in certain jurisdictions, such as employee compensation and benefits, allocable rent and other overhead of entities established to manage or administer such entities including entities in which KKR or its affiliates have an interest); and (v) fees, costs and expenses of outside counsel, accountants, auditors, consultants (including Capstone) and other similar advisors and service providers incurred in connection with designing, implementing and monitoring participation by portfolio companies or other issuers in compliance and operational “best practices” programs and initiatives; (c) any taxes, fees or other governmental charges levied against the Fund or on its income or assets or in connection with its business or operations including the business or operations of any entities through which the Fund invests and preparation expenses in connection with such governmental charges (which includes the preparation and filing of any forms, schedules, filings, information or other documents necessary to avoid the imposition of withholding or other taxes pursuant to any applicable tax reporting obligation and report of foreign bank and financial accounts) or to otherwise comply with applicable tax reporting obligations; (d) fees, costs and expenses incurred in connection with any audit, examination, investigation or other proceeding by any taxing authority or incurred in connection with any governmental or regulatory inquiry, investigation or proceeding, in each case, involving or otherwise applicable to the Fund, including the amount of any judgments, settlements, remediation or fines paid in connection therewith, excluding, for the avoidance of doubt, any fine or penalty paid by the Adviser or its affiliates to a governmental body of competent jurisdiction on the basis of a finding that the Adviser or such affiliate has breached a fiduciary duty to the Fund (for the avoidance of doubt, the foregoing does not include any fine or penalty related to activities taken by the Adviser or its affiliates on behalf of the Fund); (e) expenses of the Board and its members (including (i) travel, accommodation, meal, event, entertainment and other similar fees, costs and expenses in connection with any meetings of the Board and (ii) the fees, costs and expenses of any legal counsel or other advisors retained by, or at the direction or for the benefit of, the Board); (f) fees, costs and expenses of holding any annual or other shareholder meeting; (g) the portion fairly allocable to the Fund of fees, costs and expenses incurred in connection with legal, regulatory and tax services provided on behalf of the Fund, its investments and portfolio companies and compliance with U.S. federal, state, or local law, or other
non-U.S.
law or other law and regulation relating to the Fund’s activities (including expenses relating to the preparation and filing of regulatory filings of the Fund); and expenses and fees incurred in connection with establishing, implementing, monitoring and/or measuring the impact of any sustainability-related policies and programs, including all fees, costs, and expenses incurred in connection with reporting on such sustainability-related policies and programs or otherwise evaluating the Fund’s or its portfolio investments’ or prospective portfolio investments’ achievement of any sustainability-related objectives; (h) fees, costs and expenses associated with the Fund’s administration, including in relation to receiving capital from and making distributions to shareholders, the administration of assets, financial planning and treasury activities, the representation of the Fund, the preparation and delivery of all Fund financial statements, tax returns, capital calls, distribution notices, other reports and notices and other required or requested information provided to shareholders (including the fees, costs and expenses of any other third-party administrator that provides accounting and administrative services to the Fund), fees, costs and expenses incurred to audit such reports, provide access to such reports or information (including through a website or other portal) and any other operational, secretarial or postage expenses relating thereto or arising in connection with the distribution thereof (and including, in each case, technology development and support with respect to such activities and other administrative support therefor), and allocable compensation and overhead of KKR Personnel engaged in the aforementioned activities and KKR Personnel providing oversight of any third party administrator engaged in the aforementioned activities; (i) principal, interest on and fees, costs and expenses relating to or arising out of all borrowings made by the Fund, including fees, costs and expenses incurred in connection with the negotiation and establishment of the relevant credit facility, other indebtedness, guarantee, line of credit, loan commitment, letter of credit, equity commitment letter, hedging guarantee or similar credit support or other indebtedness involving the Fund or any investment or relevant arrangements with respect to such borrowings or related to securing the same by mortgage, pledge, or other encumbrance and the fees, costs and expense of any amendments or modifications of such arrangements, and other fees, costs and expenses in respect of derivative contracts (including any payments under, and any margin expenses relating to, such derivative contracts or any posting of margin or collateral with respect to such derivative contracts); (j) fees, costs and expenses relating to a Default (but only to the extent not paid or otherwise borne by the Defaulting Shareholder); (k) fees, costs and expenses relating to a transfer of a shares (but only to the extent not paid or otherwise borne by the relevant transferring shareholder and/or the transferee); (l) fees, costs and expenses related to procuring, developing, implementing or maintaining information technology, data subscription and license-based services, research publications, materials, equipment and services, computer software or hardware and electronic equipment used in connection with providing services to the Fund (including reporting as described herein), in connection with identifying, investigating (and conducting diligence with respect to) or evaluating, structuring, consummating (including license fees and maintenance costs for workflow technology that facilitates the closing of investments by, among other things, managing allocations, conflicts of interest and compliance with law, all in accordance with policies and procedures established by KKR and its affiliates), holding, monitoring, or disposing of potential and actual investments, or in connection with obtaining or performing research related to potential or actual investments, industries, sectors, geographies or other relevant market, economic, geopolitical or similar data or trends, including risk analysis software; (m) premiums and fees for insurance for the benefit of, or allocated to, the Fund (including directors’ and officers’ liability, errors and omissions or other similar insurance policies, and any other insurance for coverage of liabilities incurred in connection with the activities of, or on behalf of, the Fund) including an allocable portion of the premiums and fees for one or more “umbrella” policies that cover the Fund and, to the extent applicable, costs of ERISA fidelity bonds, if applicable; (n) expenses of any actual or potential litigation or other dispute related to the Fund or any actual or potential investment or portfolio company (including expenses incurred in connection with the investigation, prosecution, defense, judgment or settlement of litigation and the appointment of any agent for service of process on behalf of the Fund or the shareholders) and other extraordinary expenses related to the Fund or actual or potential investment or portfolio company (including fees, costs and expenses that are classified as extraordinary expenses under generally accepted accounting principles in the United States (or such other accounting standards as are otherwise required)) excluding for the avoidance of doubt, any expenses with respect to which an indemnitee would not be entitled to indemnification or advancement; (o) fees, costs and expenses required under or otherwise related to the Fund’s indemnification obligations, including advancement of any such fees, costs or expenses to persons entitled to such indemnification, or other matters that are the subject of indemnification or contribution; (p) fees, costs and expenses incurred in connection with dissolving, liquidating and terminating the Fund; (q) all other costs and expenses of the Fund in connection with the activities, business or operation of the Fund and its potential and actual investments; (r) in the case of each of the foregoing items in this definition, all similar items in connection with any other investor fund vehicle, feeder fund, portfolio companies or entities through which the Fund makes any investment, to the extent not otherwise paid or borne by such other fund vehicle, feeder fund, portfolio companies or entities; and (s) all other costs and expenses of the Fund in connection with the business or operation of the Fund and its investments, including organizational and offering expenses. For the avoidance of doubt, fund expenses may include any of the fees, costs, expenses and other liabilities described above incurred in connection with services provided, or other activities engaged in, by the Adviser and its affiliates, in addition to third parties. In determining the amount of fund expenses that may be fairly allocable to the Fund and to any other fund advised by the Adviser or its affiliates that participate in investments with the Fund, the Adviser will allocate such fund expenses in a manner that is consistent with an allocation methodology established by the Adviser and its affiliates.
Officers of the Fund
Below is a list of the officers of the Fund and their present positions and principal occupations during the past five years. Officers are annually elected by the Trustees.

Name, Year of Birth and Address 1	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Christopher Mellia (1982)	President	Since Inception	Managing Director, KKR Credit Advisors (US) LLC (since 2021).

Thomas Murphy (1966)	Treasurer, Chief Financial Officer and Chief Accounting Officer	Since August 2023	Managing Director, (Finance & Accounting), KKR Credit Advisors (US) LLC (since 2012); Chief Financial Officer, KKR Financial Holdings LLC (since 2009).

Michael Nguyen (1982)	Chief Compliance Officer	Since Inception	Director, KKR Credit Advisors (US) LLC (since 2013); Secretary and Vice President, KKR Credit Opportunities Portfolio (2019-2022).

Lori Hoffman (1988)	Secretary and Vice President	Since Inception	Director, KKR Credit Advisors (US) LLC (since 2020); Associate, Dechert LLP (2013-2020).

1	Each Officer may be contacted by writing to the officer, c/o KKR Credit Advisors (US) LLC, 555 California Street, 50th Floor, San Francisco, California 94104, Attn: General Counsel.
The Fund’s officers do not receive compensation from the Fund.
Control Persons and Principal Holders of Securities
A control person is a person who beneficially owns more than 25% of the voting securities of a company. As of April 1, other than as shown in the following table, no Shareholder, to the knowledge of the Fund, owned beneficially or of record more than 5% of the Shares. Information as to beneficial ownership of common shares, including percentage of common shares beneficially owned, is based on, among other things, reports filed with the SEC by such shareholders.

Shareholder	Class of Shares	Percentage Owned
General Electric Pension Trust	Common Shares	41.2%
Raytheon Technologies Corporation Master Retirement Trust	Common Shares	58.8%
As of April 1, 2025, the trustees and officers of the Fund as a group beneficially owned less than one percent of the Fund’s Shares.

TAX CONSIDERATIONS
The discussion below provides general tax information related to an investment in Shares of the Fund. Because tax laws are complex and often change, Shareholders should consult their tax advisors about the tax consequences of an investment in the Fund. Unless otherwise noted, the following tax discussion applies only to U.S. Shareholders that hold the Shares as capital assets. A U.S. Shareholder is an individual who is a citizen or resident of the United States, a U.S. corporation, a trust if it (a) is subject to the primary supervision of a court in the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has made a valid election to be treated as a U.S. person, or any estate the income of which is subject to U.S. federal income tax regardless of its source.
The Fund elects to be treated, and intends to qualify each taxable year, as a regulated investment company (a “RIC”) under Subchapter M of the Code. To qualify under Subchapter M for the favorable tax treatment accorded to RICs, the Fund must, among other things: (1) distribute to its Shareholders in each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code, but without regard to the deduction for dividends paid) and its net tax-exempt
income; (2) derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currencies; and (b) net income derived from interests in certain publicly traded partnerships that are treated as partnerships for U.S. federal income tax purposes and that derive less than 90% of their gross income from the items described in (a) above (each, a “Qualified Publicly Traded Partnership”); and (3) diversify its holdings so that, at the end of each quarter of each taxable year of the Fund (a) at least 50% of the value of the Fund’s total assets is represented by cash, cash items (including receivables), U.S. government securities and securities of other RICs, and other securities, with these other securities limited, with respect to any one issuer, to an amount not greater in value than 5% of the value of the Fund’s total assets, and to not more than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of the Fund’s total assets is represented by the securities (other than U.S. government securities or securities of other RICs) of (I) any one issuer, (II) any two or more issuers that the Fund controls and that are determined to be engaged in the same or similar trades or businesses or related trades or businesses or (III) any one or more Qualified Publicly Traded Partnerships. As a RIC, the Fund generally is not subject to U.S. federal income tax on its investment company taxable income and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that it distributes in each taxable year to its Shareholders. Dividends on the Shares in amounts representing substantially all of the net investment income, if any, earned each year will be paid at least annually at the Fund’s discretion. The Fund intends to pay dividends representing substantially all of the net capital gains, if any, it earns each year at least annually.
The Fund’s investment in
non-U.S.
securities may be subject to withholding and other taxes imposed by countries outside the United States. In that case, the Fund’s yield on those securities would be decreased. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.
If the Fund failed to qualify for the favorable tax treatment accorded to RICs in any taxable year, the Fund is subject to U.S. federal income tax at regular corporate rates on its taxable income (including distributions of net capital gain), even if such income were distributed to its Shareholders, and all distributions out of earnings and profits would be taxed to Shareholders as ordinary dividend income. Such distributions generally would be eligible (i) to be treated as “qualified dividend income” in the case of individual and other non-corporate
Shareholders and (ii) for the dividends received deduction in the case of corporate Shareholders. In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges) before requalifying for taxation as a RIC.
A RIC that fails to distribute, by the close of each calendar year, an amount at least equal to the sum of 98% of its ordinary taxable income for such calendar year and 98.2% of its capital gain net income (adjusted for certain ordinary losses) for the
one-year
period ending on October 31 of such calendar year, plus any shortfalls from any prior year’s required distribution, is liable for a 4% excise tax on the portion of the undistributed amounts of such income that are less than the required distributions. For these purposes, the Fund is deemed to have distributed any income or gain on which it paid U.S. federal income tax.
Certain of the Fund’s investments are expected to be subject to special U.S. federal income tax provisions that may, among other things, (1) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (2) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (3) convert an ordinary loss or a deduction into a capital loss, the deductibility of which is more limited, (4) adversely affect when a purchase or sale of stock or securities is deemed to occur, (5) adversely alter the intended characterization of certain complex financial transactions, and (6) cause the Fund to recognize income or gain without a corresponding receipt of cash (referred to as “phantom income”). For example, with respect to phantom income, if the Fund holds debt obligations that are treated under applicable tax rules as having OID (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or issued with equity or warrants) or debt obligations that are acquired with market discount in respect of which an election has been made to accrue such market discount on a current basis, the Fund must include in income each taxable year a portion of the OID or market discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by the Fund in the same taxable year. The Fund may also have to include in income other amounts that it has not yet received in cash, such as PIK interest and deferred loan origination fees that are paid after origination of the loan or are paid in non-cash
compensation such as equity or warrants. Because any OID or other amounts accrued will be included in the Fund’s investment company taxable income for the year of accrual, the Fund may be required to make a distribution to its Shareholders in order to satisfy the annual distribution requirement, even though it will not have received any corresponding cash amount. Moreover, there may be uncertainty as to the appropriate treatment of certain of the Fund’s investments for U.S. federal income tax purposes. In particular, the U.S. federal income tax treatment of investments in debt securities that are rated below investment grade is uncertain in various respects.
Distributions to Shareholders by the Fund of ordinary income (including “market discount” realized by the Fund on the sale of debt securities), and of net short-term capital gains, if any, realized by the Fund are generally taxable to Shareholders as ordinary income to the extent such distributions are paid out of the Fund’s current or accumulated earnings and profits. Distributions, if any, of net capital gains properly reported as “capital gain dividends” are taxable as long-term capital gains, regardless of the length of time the Shareholder has owned Shares of the Fund. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated by a Shareholder as a return of capital which will be applied against and reduce the Shareholder’s basis in his or her Shares. To the extent that the amount of any such distribution exceeds the Shareholder’s basis in his or her Shares, the excess will be treated by the Shareholder as gain from a sale or exchange of the Shares. Distributions paid by the Fund generally are not eligible for the dividends received deduction allowed to corporations or for the reduced rates applicable to certain qualified dividend income received by non-corporate
Shareholders.
Under applicable Treasury regulations, certain distributions reported by a Fund as section 163(j) interest dividends may be treated as interest income by Shareholders for purposes of the tax rules applicable to interest expense limitations under Code section 163(j). Such treatment by the Shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that a Fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Fund’s business interest income over the sum of the Fund’s (i) business interest expense and (ii) other deductions properly allocable to the Fund’s business interest income.
Distributions are treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional Shares of the Fund pursuant to the DRIP. Shareholders receiving distributions in the form of additional Shares of the Fund are treated as receiving a distribution in the amount of cash that they would have received if they had elected to receive the distribution in cash, unless the Fund issues additional Shares with a fair market value equal to or greater than NAV, in which case, such Shareholders will be treated as receiving a distribution in the amount of the fair market value of the distributed Shares. The additional Shares received by a Shareholder pursuant to the DRIP have a new holding period commencing on the day following the day on which the Shares were credited to the Shareholder’s account.
Although dividends generally are treated as distributed when paid, dividends declared in October, November or December, payable to Shareholders of record on a specified date in one of those months, and paid during the following January, are treated as having been distributed by the Fund (and received by Shareholders) on December 31 of the year in which declared.
For any period that the Fund does not qualify as a “publicly offered regulated investment company,” as defined in the Code, Shareholders are taxed as though they received a distribution of some of the Fund’s expenses. A “publicly offered regulated investment company” is a RIC whose shares are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by or for at least 500 persons at all times during the taxable year. If the Fund is not a publicly offered regulated investment company for any period, a non-corporate
U.S. Shareholder’s allocable portion of its affected expenses, including the management fees, will be treated as an additional distribution to the Shareholder and will be deductible by such Shareholder only to the extent permitted under the limitations described below. The ability of non-corporate
taxpayers to deduct such expenses, referred to as miscellaneous itemized deductions, is subject to significant limitations. In particular, for taxable years beginning before January 1, 2026, non-corporate
Shareholders, including individuals, trusts, and estates generally will not be entitled to a deduction for such expenses, and for taxable years beginning after December 31, 2025, these expenses will be deductible to non-corporate
taxpayers only to the extent they exceed 2% of such Shareholder’s adjusted gross income.
In general, the sale or other disposition of Shares (except pursuant to a repurchase by the Fund, as described below) results in capital gain or loss to Shareholders. A holder’s gain or loss is generally a long-term capital gain or loss if the Shares have been held for more than one year. Present law taxes both long- and short-term capital gains of corporations at the rates applicable to ordinary income. For non-corporate
taxpayers, however, long-term capital gains are currently eligible for reduced rates of taxation. Losses realized by a holder on the sale or exchange of Shares held for six months or less are treated as long-term capital losses to the extent of any distribution of long-term capital gain received (or amounts designated as undistributed capital gains) with respect to such Shares. In addition, no loss will be allowed on the sale or other disposition of Shares if the owner acquires (including pursuant to the DRIP) or enters into a contract or option to acquire securities that are substantially identical to such Shares within 30 days before or after the disposition. In such case, the basis of the securities acquired will be adjusted to reflect the disallowed loss.
From time to time, the Fund may offer to repurchase its outstanding Shares. Shareholders who tender all Shares held, or considered to be held, by them will be treated as having sold their Shares and generally will realize a capital gain or loss. If a Shareholder tenders fewer than all of its Shares or fewer than all Shares tendered are repurchased, such Shareholder may be treated as having received a taxable dividend upon the tender of its Shares. In such a case, there is a risk that non-tendering
Shareholders, and Shareholders who tender some but not all of their Shares or fewer than all of whose Shares are repurchased, in each case whose percentage interests in the Fund increase as a result of such tender, will be treated as having received a taxable distribution from the Fund. The extent of such risk will vary depending upon the particular circumstances of the tender offer, and in particular whether such offer is a single and isolated event or is part of a plan for periodically redeeming Shares of the Fund.
The Fund may be required to withhold from all distributions and redemption proceeds payable to U.S. Shareholders who fail to provide the Fund with their correct taxpayer identification numbers or to make required certifications, or who have been notified by the Internal Revenue Service that they are subject to backup withholding. Certain Shareholders specified in the Code generally are exempt from such backup withholding. This backup withholding is not an additional tax. Any amounts withheld may be refunded or credited against the Shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.
If a Shareholder (other than a partnership) is not a U.S. Shareholder (other than such a Shareholder whose ownership of Shares is effectively connected with a U.S. trade or business), certain dividends received by such Shareholder from the Fund may be subject to U.S. federal withholding tax. In addition, dividend reinvestments will be made net of any applicable U.S. withholding taxes. To the extent that Fund distributions consist of ordinary dividends that are subject to withholding, the applicable withholding agent will generally be required to withhold U.S. federal income tax at the rate of 30% (or such lower rate as may be determined in accordance with any applicable treaty). However, dividends paid by the Fund that are “interest-related dividends” or “short-term capital gain dividends” are generally exempt from such withholding, in each case to the extent the Fund properly reports such dividends to Shareholders. For these purposes, interest-related dividends and short-term capital gain dividends generally represent distributions of interest or short-term capital gains that would not have been subject to U.S. federal withholding tax at the source if they had been received directly by a
non-U.S.
Shareholder, and that satisfy certain other requirements. No assurance can be given as to what percentage of the Fund’s distributions are eligible for this exemption from withholding of U.S. federal income tax or, if eligible, will be reported as such by the Fund. In the case of stock held through an intermediary, the intermediary may withhold U.S. federal income tax even if the Fund reports the payment as an interest-related dividend or short-term capital gain dividend. To qualify for this exemption from withholding, a
non-U.S.
Shareholder must comply with applicable certification requirements relating to its
non-U.S.
tax residency status (including, in general, furnishing an IRS Form
W-8BEN,
IRS Form
W-8BEN-E,
IRS Form
W-8ECI,
IRS Form
W-8IMY
(and any required attachments) or IRS Form
W-8EXP,
or an acceptable substitute or successor form). In such a scenario, tax withheld by the intermediary would generally be refundable, but would require the
non-U.S.
Shareholder to file a U.S. income tax return to claim the refund. Net capital gain dividends (that is, distributions of the excess of net long-term capital gain over net short-term capital loss) distributed by the Fund to a
non-U.S.
Shareholder will not be subject to U.S. federal withholding tax.
The Fund may be required to withhold from distributions to a
non-U.S.
Shareholder that are otherwise exempt from U.S. federal withholding tax (or taxable at a reduced treaty rate) unless the
non-U.S.
Shareholder certifies his or her foreign status under penalties of perjury or otherwise establishes an exemption.
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any ordinary dividends and other distributions that the Fund pays to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its “United States account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a non-financial
foreign entity, whether such
non-financial
foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each such substantial United States owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial
foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. In addition, foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Shareholders should consult their own tax advisor regarding FATCA and whether it may be relevant to their ownership and disposition of Shares.
The foregoing tax discussion is for general information only. The provisions of the Code and Treasury regulations thereunder presently in effect as they directly govern the taxation of the Fund and its Shareholders are subject to change by legislative or administrative action, and any such change may be retroactive with respect to the Fund’s transactions. The foregoing does not represent a detailed description of the U.S. federal income tax considerations relevant to special classes of taxpayers including, without limitation, financial institutions, insurance companies, investors in pass-through entities, U.S. Shareholders whose “functional currency” is not the U.S. dollar, tax-exempt
organizations, dealers in securities or currencies, traders in securities or commodities that elect mark to market treatment, or persons that will hold Shares as a position in a “straddle,” “hedge” or as part of a “constructive sale” for U.S. federal income tax purposes. In addition, this discussion does not address the application of the Medicare tax on net investment income or the U.S. federal alternative minimum tax.
Shareholders are advised to consult with their own tax advisors for more detailed information concerning federal income tax matters.

ERISA CONSIDERATIONS
Persons or any other arrangements subject to ERISA who are fiduciaries with respect to an employee benefit plan, IRA, Keogh plan, or other ERISA Plan or the Code (collectively “Plan”) should consider, among other things, the matters described below before determining whether to invest in the Fund. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, prohibited transactions, and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, Department of Labor (“DOL”) regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan’s purposes, an examination of the risk and return factors, the portfolio’s composition with regard to diversification, the liquidity and current total return of the portfolio relative to the anticipated cash flow needs of the ERISA Plan and the proposed investment in the Fund, the income taxes of the investment, and the projected return of the Fund relative to the ERISA Plan’s funding objectives. Before investing the assets of an ERISA Plan in the Fund, an ERISA Plan fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. If a fiduciary with respect to any such ERISA Plan breaches his or her responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held personally liable for losses incurred by the ERISA Plan as a result of such breach. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund should not be considered to be “plan assets” of the ERISA Plans investing in the Fund for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules. Thus, the Adviser will not be a fiduciary within the meaning of ERISA with respect to the assets of any ERISA Plan that becomes a Shareholder of the Fund, solely as a result of the ERISA Plan’s investment in the Fund.
The Board requires an ERISA Plan proposing to invest in the Fund to represent that it, and any fiduciaries responsible for the ERISA Plan’s investments, are aware of and understand the Fund’s investment objective, policies, and strategies; that the decision to invest plan assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the ERISA Plan; and that the decision to invest plan assets in the Fund is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA.
Certain prospective Plan investors may currently maintain relationships with the Adviser or one or more Portfolio Managers, or with other entities that are affiliated with the Adviser or such Portfolio Managers. Each of such persons may be deemed to be a party in interest to and/or a fiduciary of any Plan to which it provides investment management, investment advisory, or other services. ERISA and Code Section 4975 prohibit plan assets to be used for the benefit of a party in interest and also prohibit a Plan fiduciary from using its position to cause the Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. Plan investors should consult with legal counsel to determine if participation in the Fund is a transaction that is prohibited by ERISA or the Code. Plan fiduciaries of a Plan should not permit an investment in the Fund with plan assets if the Adviser or any of its affiliates has discretionary authority or renders investment advice with respect to such assets if the investment would constitute a non-exempt
prohibited transaction under Title I of ERISA or Code Section 4975. In addition, it is possible that the Fund may be owned by a “party in interest” under Section 3(14) of ERISA or a “disqualified person” under Section 4975 of the Code in a way that could make the Fund itself a “party in interest” or “disqualified person,” such that transactions with the Fund could give rise to prohibited transactions requiring an exemption. Plan investors should consult with their legal advisers to determine the extent to which the purchase, holding or other transaction in respect of the Fund’s interests would require such an exemption from Section 406 of ERISA or Section 4975 of the Code. Each Plan investor will be deemed to have represented and warranted that its purchase of any interests in the Fund and any other transactions with the Fund will not result in a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.
The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult with their legal advisers regarding the consequences under ERISA of the acquisition and ownership of Shares.
Each prospective investor that is a Plan will be required to represent and warrant that the acquisition and holding of Shares does not and will not constitute or result in a non-exempt
prohibited transaction under Title I of ERISA or Code Section 4975.

ADMINISTRATOR
KKR Credit Advisors (US) LLC also serves as administrator to the Fund (the “Administrator”). Under the administration agreement, the Administrator is responsible for generally managing the administrative affairs of the Fund. The Administrator has also entered into a sub-administration
agreement with The Bank of New York Mellon.
DISTRIBUTOR
KKR Capital Markets LLC is the principal underwriter and distributor of the Shares. The Distributor, located at 30 Hudson Yards, New York, NY 10001, is a broker-dealer registered with the SEC and is a member of FINRA.
CUSTODIAN AND TRANSFER AGENT
The Fund has engaged The Bank of New York Mellon (the “Custodian”) as the Fund’s custodian. The Custodian will hold cash, securities, and other assets of the Fund as required by the 1940 Act. The Fund has engaged BNY Mellon Investment Servicing (US) Inc. (the “Transfer Agent”) as the Fund’s transfer agent.
LEGAL MATTERS
Certain legal matters in connection with the offering of the Fund’s securities will be passed on for the Fund by Dechert LLP.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP serves as the independent registered public accounting firm of the Fund and audits the financial statements of the Fund. Deloitte & Touche LLP is located at 555 Mission Street, San Francisco, California 94105.

PORTFOLIO TRANSACTIONS AND BROKERAGE
The Adviser has responsibility for decisions to buy and sell securities and other instruments for the Fund, the selection of brokers and dealers to effect the transactions and the negotiation of prices and any brokerage commissions on such transactions. Although the Adviser will be primarily responsible for the placement of the Fund’s portfolio business, the policies and practices in this regard are subject to review by the Board.
With respect to interests in Senior Loans, the Fund generally engages in privately negotiated transactions for purchase or sale in which the Adviser negotiates on behalf of the Fund (although a more developed market may exist for certain Senior Loans). The Fund will, from time to time, be required to pay fees, or give up a portion of interest and any fees payable to the Fund, to the lender selling participations or assignments to the Fund. The Adviser will determine the lenders from whom the Fund will purchase assignments and participations by considering their professional ability, level of service, relationship with a borrower, financial condition, credit standards and quality of management. The illiquidity of many Senior Loans may restrict the ability of the Adviser to locate in a timely manner persons willing to purchase the Fund’s interests in Senior Loans at a fair price should the Fund desire to sell such interests. See “Risks—Senior Loans Risk” in the prospectus. Affiliates of the Adviser may participate in the primary and secondary market for Senior Loans. Because of certain limitations imposed by the 1940 Act, this may restrict the Fund’s ability to acquire some Senior Loans. The Adviser does not believe that this will have a material effect on the Fund’s ability to acquire Senior Loans consistent with its investment policies.
As most transactions made by the Fund are principal transactions at net prices, the Fund generally incurs little or no brokerage costs. The portfolio securities in which the Fund invests are normally purchased directly from the issuer or in the over-the-counter
(“OTC”) market from an underwriter or market maker for the securities. Purchases from underwriters of portfolio securities include a commission or concession paid by the issuer to the underwriter and purchases from dealers serving as market makers include a spread or markup to the dealer between the bid and asked price. Sales to dealers are effected at bid prices.
The Fund will, from time to time, also purchase certain money market instruments directly from an issuer, in which case no commissions or discounts are paid (although the Fund could indirectly bear fees and expenses of any money market funds in which it invests), or could purchase and sell listed securities on an exchange, which are effected through brokers who charge a commission for their services.
In effecting securities transactions, the Adviser seeks to obtain the best execution of orders. Commission rates are a component of price and are considered along with other relevant factors. In determining the broker or dealer to be used and the commission rates to be paid, the Adviser considers the utility and reliability of brokerage services, including execution capability and performance, financial responsibility, investment information, market insights, other research provided by such brokers, and access to analysts, management and idea generation. Accordingly, the commissions charged by any such broker may be greater than the amount another firm might charge if the Adviser determines in good faith that the amount of such commissions is reasonable in relation to the value of the brokerage services and research information provided by such brokers. Consistent with the requirements of best execution, brokerage commissions on accounts may be directed to brokers in recognition of investment research and information furnished as well as for services rendered in execution of orders by such brokers. By allocating transactions in this manner, the Adviser may be able to supplement its research and analysis with the views and information of brokerage firms. The Adviser may also allocate a portion of its brokerage business to firms whose employees participate as brokers in the introduction of investors to the Adviser or who agree to bear the expense of capital introduction, marketing or related services by third parties. Eligible research or brokerage services provided by brokers through which portfolio transactions for the Adviser are executed may include research reports on particular industries and companies, economic surveys and analyses, recommendations as to specific securities, online quotations, news and research services, financial publications and other products and services (e.g., software based applications for market quotes and news, database programs providing investment and industry data) providing lawful and appropriate assistance to the portfolio managers and their designees in the performance of their investment decision-making responsibilities on behalf of the Adviser and other accounts which their affiliates manage (collectively, “Soft Dollar Items”). The Adviser and its affiliates generally use such products and services (if any) for the benefit of all of their accounts. Soft Dollar Items may be provided directly by brokers, by third parties at the direction of brokers or purchased on behalf of the Fund and its affiliates with credits or rebates provided by brokers. Any Soft Dollar Items obtained in connection with portfolio transactions for the Fund are intended to fall within the “safe harbor” of Section 28(e) of the Exchange Act. As noted above, because most of the Fund’s transactions will likely be principal transactions, the Fund will likely not incur significant brokerage commissions (although it will be subject to mark-ups
and mark-downs imposed by dealers). Section 28(e) generally only applies with respect to brokerage commissions; as such, the Fund does not expect to benefit from any significant amount of Soft Dollar Items.
The Adviser may also place portfolio transactions, to the extent permitted by law, with brokerage firms affiliated with the Fund or the Adviser if they reasonably believe that the quality of execution and the commission are comparable to those available from other qualified firms. Similarly, to the extent permitted by law and subject to the same considerations on quality of execution and comparable commission rates, the Adviser may direct an executing broker to pay a portion or all of any commissions, concessions or discounts to a firm supplying research or other services.
The Adviser may place portfolio transactions at or about the same time for other advisory accounts, including other investment companies. The Adviser seeks to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities for the Fund and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities available to the Fund. In making such allocations among the Fund and other advisory accounts, the main factors considered by the Adviser are the respective sizes of the Fund and other advisory accounts, the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held and opinions of the persons responsible for recommending the investment. See “Conflicts of Interest.”
The placing and execution of orders for the Fund also is subject to restrictions under U.S. securities laws, including certain prohibitions against trading among the Fund and its affiliates (including the Adviser or its affiliates). Certain broker-dealers, through which the Fund may effect securities transactions, may be affiliated persons (as defined in the 1940 Act) of the Fund or affiliated persons of such affiliates. The Board has adopted certain policies incorporating the standards of Rule
17e-1
issued by the SEC under the 1940 Act which require that the commissions paid to affiliates of the Fund be reasonable and fair compared to the commissions, fees or other remuneration received or to be received by other brokers in connection with comparable transactions involving similar securities during a comparable period of time. The rule and procedures also contain review requirements and require the Adviser to furnish reports to the trustees and to maintain records in connection with such reviews. In addition, the Fund will, from time to time, purchase securities in a placement for which affiliates of the Adviser have acted as agent to or for issuers, consistent with applicable rules adopted by the SEC or regulatory authorization, if necessary. The Fund will not purchase securities from or sell securities to any affiliate of the Adviser acting as principal. The Adviser is prohibited from directing brokerage transactions on the basis of the referral of clients or the sale of shares of advised investment companies.
Portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. Because it is difficult to predict accurately portfolio turnover rates, actual turnover may be higher or lower than expected. Higher portfolio turnover results in increased Fund costs, including brokerage commissions, dealer mark-ups
and other transaction costs on the sale of securities and on the reinvestment in other securities.

PROXY VOTING POLICY AND PROXY VOTING RECORD
The Board has delegated the
day-to-day
responsibility to the Adviser to vote the Fund’s proxies. The Adviser votes proxies according to the proxy voting policies and procedures (“Proxy Policy”) currently in effect as of the date of this Confidential Private Placement Memorandum, a copy of which appears below. These guidelines are reviewed periodically by the Adviser as well as the Board, and, accordingly, are subject to change.
Proxy Policies
The Adviser has the responsibility of voting proxies and corporate actions that it receives on behalf of the Fund. Proxy proposals received by the Adviser and designated in its Proxy Policy as “For” or “Against” are voted by the Adviser in accordance with the Proxy Policy. Proxy proposals received by the Adviser and designated in the Proxy Policy as “Case by Case” (or not addressed in the Proxy Policy) and all corporate actions are reviewed by the Adviser and voted in the best interest of the Fund. Notwithstanding the foregoing, the Adviser may vote a proxy contrary to the Proxy Policy if the Adviser, with the assistance of the analyst who is in charge of the issuer, determines that such action is in the best interest of the Fund. In the event that the Adviser votes contrary to the Proxy Policy or with respect to “Case by Case” issues, the Adviser, with the assistance of the analyst who is in charge of the issuer, will document the basis for the Adviser’s decision.
In addition, the Adviser may choose not to vote proxies or corporate actions in certain situations, such as: (i) where the Fund has informed the Adviser that it wishes to retain the right to vote the proxy or corporate action; (ii) where the Adviser deems the cost of voting would exceed any anticipated benefit to the Fund; or (iii) where a proxy or corporate action is received by the Adviser for a security it no longer manages on behalf of the Fund. The Adviser with the assistance of the analyst who is in charge of the issuer will document for the basis of the Adviser’s decision not to vote.
The Adviser may occasionally be subject to conflicts of interest in the voting of proxies due to business or personal relationships it maintains with persons having an interest in the outcome of certain votes. The Adviser, its affiliates and/or its employees may also occasionally have business or personal relationships with the proponents of proxy proposals, participants in proxy contests, corporate directors and officers or candidates for directorships. If at any time, the Adviser becomes aware of an existing or potential conflict of interest relating to a particular proxy proposal, the Adviser’s Conflicts Committee (“Conflicts Committee”), or its designee, must be notified. Provided the Conflicts Committee has determined that a conflict or potential for a conflict exists, the proxy must be voted in alignment with the recommendation set forth by Institutional Shareholder Services Inc. Appropriate documentation are maintained by the Conflicts Committee.
Proxy Voting Records
Information on how the Fund voted proxies (if any) relating to portfolio securities during the most recent
12-month
period are available without charge by calling toll-free (855)
844-8655
or on the SEC’s website at http://www.sec.gov.

CODES OF ETHICS
The Fund and the Adviser have each adopted codes of ethics pursuant to
Rule 17j-1 under
the 1940 Act that establish procedures for personal investments and restrict certain personal securities transactions. Personnel subject to these codes may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Fund, so long as such investments are made in accordance with the code’s requirements. In addition, the code of ethics is available on the EDGAR Database on the SEC’s website at http://www.sec.gov. You may also obtain copies of each code of ethics, after paying a duplicating fee, by electronic request at the following e-mail address:
publicinfo@sec.gov.
FINANCIAL STATEMENTS
The Fund’s financial statements as of and for the period ended December 31, 2024, including accompanying notes thereto and the report of the Fund’s independent registered public accounting firm thereon, are incorporated by reference from the Fund’s annual report on Form N-CSR for the fiscal year ended December 31, 2024.
ADDITIONAL INFORMATION
A Registration Statement on
Form N-2, including
any amendments thereto, relating to the shares offered hereby, has been filed by the Fund with the SEC, Washington, D.C. This Confidential Private Placement Memorandum does not contain all of the information set forth in the Registration Statement, such as the exhibits and schedules thereto. For further information with respect to the Fund and the Shares, reference is made to the Registration Statement. Statements contained this Confidential Private Placement Memorandum as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement may be obtained from the SEC upon the payment of certain fees prescribed by the SEC.

PART C: OTHER INFORMATION

Item 25. Financial Statements and Exhibits

(1)	Financial Statements: Incorporated by reference to the Registrant’s Annual Report for the fiscal year ended December 31, 2024 (File No. 811-23871), as filed with the U.S. Securities and Exchange Commission on March 7, 2025 (Accession No. 0001193125-25-049100)

(2)	Exhibits:

	(a)	(1) Certificate of Trust*

(2) Declaration of Trust*

	(b)	By-Laws*

	(c)	Not applicable

	(d)	See Items 25(2)(a)(2) and 25(2)(b)

	(e)	Dividend Reinvestment Plan*

	(f)	Not applicable

	(g)	Investment Advisory Agreement between the Registrant and KKR Credit Advisors (US) LLC*

	(h)	Not applicable

	(i)	Not applicable

	(j)	Custody Agreement between the Registrant and The Bank of New York Mellon*

	(k)	(1) Administration Agreement between the Registrant and KKR Credit Advisors (US) LLC*

(2) Form of Expense Limitation and Reimbursement Agreement between the Registrant and KKR Credit Advisors (US) LLC*

1

(3) Distribution Agreement between the Registrant and KKR Capital Markets LLC*

(4) Transfer Agency and Shareholder Services Agreement between the Registrant and BNY Mellon Investment Servicing (US) Inc.*

(l)	Not applicable

(m)	Not applicable

(n)	Not applicable

(o)	Not applicable

(p)	Subscription Agreement*

(q)	Not applicable

(r)	(1) Code of Ethics of the Registrant**

(2) Code of Ethics of KKR Credit Advisors (US) LLC*

(3) Code of Ethics of KKR Capital Markets LLC*

(s)	Not applicable

*	Incorporated by reference to the Registrant’s registration statement on Form N-2, Investment Company Act File No. 811-23871, filed April 25, 2023.
**	Incorporated by reference to Amendment No. 1 to the Registrant’s registration statement on Form N-2, Investment Company Act File No. 811-23871, filed August 9, 2023.

Item 26. Marketing Arrangements

Reference is made to the Distribution Agreement incorporated by reference to the Registrant’s registration statement on Form N-2, Investment Company Act File No. 811-23871, filed April 25, 2023.

Item 27. Other Expenses of Issuance or Distribution

Not applicable.

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Item 28. Persons Controlled by or Under Common Control with the Registrant

None.

Item 29. Number of Holder of Securities

As of May 31, 2025:

Title of Class	Number of Record Holders
Common Shares	2
Series A Cumulative Preferred Shares	515

Item 30. Indemnification

Reference is made to Article V of Registrant’s Declaration of Trust incorporated by reference to the Registrant’s registration statement on Form N-2, Investment Company Act File No. 811-23871, filed April 25, 2023.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to the trustees, officers and controlling persons of Registrant pursuant to the foregoing provisions or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by the trustees, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by the trustees, officer or controlling person, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 31. Business and Other Connections of Investment Adviser

The descriptions of KKR Credit Advisors (US) LLC under the caption “Management of the Fund” in the private placement memorandum of this registration statement are incorporated by reference herein. Information as to the directors and officers of KKR Credit Advisors (US) LLC together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of KKR Credit Advisors (US) LLC in the last two years is incorporated by reference to the information contained in the Form ADV of the KKR Credit Advisors (US) LLC filed with the SEC pursuant to the 1940 Act (SEC No. 801-69633, IARD/CRD# 146629). The Adviser’s principal business address is 555 California Street, 50th Floor, San Francisco, CA 94104.

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Item 32. Location of Accounts and Records

The books, accounts and other documents required by Section 31(a) under the Investment Company Act of 1940, as amended, and the rules promulgated thereunder will be maintained at the offices of:

(1)	KKR Asset-Based Income Fund, 555 California Street, 50th Floor, San Francisco, CA 94104; and

(2)	KKR Credit Advisors (US) LLC, 555 California Street, 50th Floor, San Francisco, CA 94104.

Item 33. Management Services

Not applicable.

Item 34. Undertakings

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, and the State of New York, on the 2nd day of July, 2025.

KKR ASSET-BASED INCOME FUND (A Delaware statutory trust)

By:	/s/ Christopher Mellia
Christopher Mellia
President

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